As filed with the Securities and Exchange Commission on April 29, 2022
Registration Nos.
333-259797
and
333-257440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM
S-4
ON FORM
S-1
and
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rocket Lab USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4522	98-1550340
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
Rocket Lab USA, Inc.
3881 McGowen Street
Long Beach, CA 90808
(714)
465-5737
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter Beck
Rocket Lab USA, Inc.
President, Chief Executive Officer and Chairman
3881 McGowen Street
Long Beach, CA 90808
(714)
465-5737
(Name, address, including zip code, and telephone number, including area code, of agent for service

Copies of all communications, including communications sent to agent for service, should be sent to:

W. Stuart Ogg	Arjun Kampani
Goodwin Procter LLP	Senior Vice President, General Counsel and Secretary
601 Marshall Street	Rocket Lab USA, Inc.
Redwood City, CA 94063	3881 McGowen Street
(650) 752-3100	Long Beach, CA 90808
(714) 465-5737

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
STATEMENT PURSUANT TO RULE 429
The Registrant is filing a single prospectus as part of this registration statement, pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”). The prospectus is a combined prospectus relating to an aggregate of 343,252,087 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) that are currently registered and remain unsold under the Prior Registration Statements (as defined below).
Pursuant to Rule 429 under the Securities Act, this registration statement on
Form S-1,
upon effectiveness, will serve as a post-effective amendment to each of the prior registration statements filed by the Registrant (Registration Statement on Form
S-4,
as amended, (File
No. 333-257440)
that was originally declared effective by the Securities and Exchange Commission on July 21, 2021, and Registration Statement on Form
S-1,
as amended, (File No. 333-259797) that was originally declared effective by the Securities and Exchange Commission on October 7, 2021) (the “Prior Registration Statements”) with respect to the offerings of such unsold shares thereunder.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Rocket Lab USA, Inc., a Delaware corporation, filed a registration statement on Form
S-1
(File
No. 333-259797)
on September 24, 2021, which was declared effective on October 7, 2021 (as amended and supplemented, the “October Registration Statement”). In addition, pursuant to Rule 429 under the Securities Act (as defined below), the prospectus included in the October Registration Statement was a combined prospectus which also related to the registration statement on Form
S-4
(File
No. 333-257440),
which was originally declared effective on July 21, 2021, and pursuant to Rule 429(b), was automatically amended by Post-Effective Amendment No. 1 which became effective concurrently with the effectiveness of the October Registration Statement, (the “July Registration Statement” and together with the October Registration Statement, the “Prior Registration Statements”).
This Post-Effective Amendment (this “Post-Effective Amendment”) to each of the Prior Registration Statements is being filed (i) pursuant to Rule 429 under the Securities Act of 1933, as amended, to combine the prospectuses included in the October Registration Statement and the July Registration Statement, (ii) to serve as a Section 10(a)(3) update to the Prior Registration Statements and to make certain other updates to the prospectus that forms a part of this Post-Effective Amendment, (iii) to remove from registration by means of this Post-Effective Amendment certain shares of common stock and private placement warrants described below and (iv) to update the section titled “Selling Securityholders” contained in the prospectus included herein to reflect, among other things, earlier sales or dispositions of common stock and private placement warrants made by certain of the named selling stockholders.
On March 24, 2022, Rocket Lab USA, Inc., filed its Annual Report on Form
10-K
for fiscal year ended December 31, 2021 (the “Annual Report”). Interested parties should refer to such Annual Report for more information.
We have terminated the issuance by us of shares of our common stock issuable upon exercise of the public warrants and private placement warrants as a result of the redemption by us, on January 31, 2022, of all the unexercised public warrants then outstanding in accordance with their terms. In connection with such redemption, the Nasdaq Stock Market LLC (“Nasdaq”), filed an application on Form 25 with the SEC to delist the public warrants on January 31, 2022. The private placement warrants were exercised in full in January 2022. The registration statement is hereby amended to remove and withdraw from registration (i) all unissued shares of our common stock underlying the public warrants and the private placement warrants and (ii) the resale of the private placement warrants. The registration statement is hereby amended to also remove and withdraw from registration all Earnout Shares (as defined herein) which did not become issuable in accordance with the terms of the Merger Agreement (as defined herein).
The form of prospectus included in this Post-Effective Amendment may be used in one or more offerings by one or more selling stockholders identified in the prospectus contained herein with one or more of the underwriters named therein and with different types and amounts of securities offered.
No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Prior Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS                             SUBJECT TO COMPLETION-DATED April 29, 2022
Rocket Lab USA, Inc.
343,252,087 Shares of Common Stock by the Selling Securityholders

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 343,252,087 shares of common stock, consisting of (i) up to 19,089,189 shares of common stock (the “PIPE shares”) issued in a private placement pursuant to Subscription Agreements (as defined below) entered into on March 1, 2021 (the “PIPE Financing”); (ii) up to 8,903,359 shares attributable to restricted stock units and stock options of Legacy Rocket Lab (defined below) prior to the Business Combination; (iii) up to 8,000,000 shares of common stock (the “founder shares”) issued upon consummation of the Business Combination (defined below), in exchange for shares of our Class B ordinary shares originally issued in a private placement to Vector’s initial shareholders; (iii) up to 1,592,080 shares of common stock issued upon cashless exercise of the private placement warrants (defined below) and (iv) up to 305,667,459 shares of common stock issued to former equity holders of Legacy Rocket Lab pursuant to the Business Combination .
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See “
Plan of Distribution
” beginning on page 111 of this prospectus.
Our common stock is listed on the Nasdaq (as defined below) under the symbol “RKLB”. On April 28, 2022, the last reported sales price of our common stock was $7.51 per share.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April                , 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “
Plan of Distribution
” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “
Where You Can Find More Information.
”
Unless the context otherwise requires, references in this prospectus to the “Company,” “Rocket Lab,” “we,” “us” or “our” refers to Rocket Lab USA, Inc, a Delaware corporation, prior to the consummation of the Business Combination (the “Closing,” and such date of the consummation of the Business Combination, the “Closing Date”) and to Rocket Lab and its consolidated subsidiaries following the Business Combination. References to “Vector” refer to our predecessor company prior to the consummation of the Business Combination.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, the following terms shall have the following meanings:

•	“ Board ” means the board of directors of Rocket Lab;

•	“ Business Combinatio n ” means the transactions completed under the Merger Agreement, including the Domestication, the Mergers and the PIPE Financing;

•	“ Bylaws ” means our bylaws;

•	“ Certificate of Incorporation ” means our certificate of incorporation;

•	“ Charter Amendment ” means the amended and restated certificate of incorporation of Rocket Lab entered into concurrently with the Domestication;

•
“
Class
 B ordinary shares
” or “
founder shares
” means the 8,000,000 Class B ordinary shares, par value $0.0001 per share, of Vector outstanding that were initially issued to our Sponsor (a portion of which were subsequently transferred to the other initial shareholders, John Herr, and David Kennedy) in a private placement prior to Vector’s initial public offering, and, in connection with the Domestication, which automatically converted into an equal number of shares of common stock;

•	“ Closing ” means the closing of the Business Combination;

•	“ Closing Date ” means August 25, 2021;

•	“ DGCL ” means Delaware General Corporation Law;

•
“
Domestication
” means the transfer by way of continuation and deregistration of Vector from the Cayman Islands and the continuation and domestication of Vector as a corporation incorporated in the State of Delaware;

•
“
Earnout Shares
” means up to 32,150,757 shares of common stock issuable to the Rocket Lab Holders as earn-out
consideration if the closing price of New Rocket Lab common stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, which in the aggregate equal the product obtained by multiplying (i) the Aggregate Share Consideration (computed without the deduction for the Management Redemption Shares/Options) by (ii) 8%;

•	“ Equity Incentive Plan ” means the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan adopted by the stockholders;

•	“ ESPP ” means the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan adopted by the stockholders;

•
“
Exchange Ratio
” means (i) each issued and outstanding share of preferred stock, par value $0.0001 per share, of Rocket Lab converted into Rocket Lab common stock, in accordance with the terms thereof; (ii) each issued and outstanding share of New Rocket Lab common stock (after giving effect to the conversion contemplated by clause (i)) converted automatically into a number of shares of Rocket Lab common stock equal to the Exchange Ratio, which was 9.059659; and (iii) corresponding adjustments were made to the outstanding options, warrants, restricted stock units and other rights to acquire stock of Rocket Lab;

•	“ initial public offering ” means Vector’s initial public offering that was consummated on September 29, 2020;

•	“ Legacy Rocket Lab ” means Rocket Lab USA, Inc., a Delaware corporation, prior to the consummation of the Business Combination;

•
“
Management Redemption Agreement
” means that certain management redemption agreement, dated as of June 17, 2021, among Rocket Lab and certain members of its management pursuant to which Rocket Lab agreed to redeem from such individuals the Management Redemption Shares/ Options for the Management Redemption Amount;

•	“ Management Redemption Amount ” means $40,000,000, the aggregate purchase price for the redemptions of Management Redemption Shares/Options;

•
“
Management Redemption Shares/Options
” means the shares of Legacy Rocket Lab common stock and options to purchase shares of Legacy Rocket Lab common stock held by certain members of Rocket Lab’s management that were redeemed prior to the Closing;

•
“
Merger Agreement
” means that certain Agreement and Plan of Merger, dated as of March 1, 2021, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2, thereto dated June 25, 2021 (as may be further amended, supplemented or otherwise modified from time to time), by and among Vector, Rocket Lab and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rocket Lab;

•	“ Mergers ” means the First Merger and the Second Merger under the Merger Agreement;

•	“ New Rocket Lab ” means the surviving corporation of the Second Merger, which was Vector following the Domestication and, in connection with the Second Merger, was renamed “Rocket Lab USA, Inc.”;

•	“ PIPE Investors ” means the investors who agreed to participate in the PIPE Financing and entered into the Subscription Agreements;

•	“ public warrants ” means the previously outstanding 10,666,666 redeemable warrants to purchase common stock that were issued by Vector in its initial public offering;

•
“
private placement warrants
” means the previously outstanding 5,600,000 private placement warrants that were issued to the Sponsor as part of the initial public offering, which are substantially identical to the public warrants sold as part of the units in the initial public offering, subject to certain limited exceptions;

•
“
Rocket Lab Holders
” means the holders of (i) common stock of Legacy Rocket Lab, (ii) preferred stock of Legacy Rocket Lab, and (iii) any other securities of Legacy Rocket Lab that provided the holder thereof the right to acquire shares of common stock of Rocket Lab in connection with the Business Combination, including equity awards of Legacy Rocket Lab, in each case, held immediately prior to the effectiveness of the First Merger;

•	“ Securities Act ” means the Securities Act of 1933, as amended;

•	“ Sponsor ” means Vector Acquisition Partners, L.P., a Cayman Islands exempted limited partnership;

•	“ Subscription Agreements ” means the subscription agreements, entered into by Vector and each of the PIPE Investors in connection with the PIPE Financing;

•
“
units
” means the former units of Vector, each unit consisting of one Class A ordinary share and one-third
of one warrant, with such whole warrant representing the right to acquire one Class A ordinary share, that were offered and sold by Vector in its initial public offering;

•	“ U.S. GAAP ” means the United States of America generally accepted accounting principles, consistently applied;

•	“ Vector ” means Vector Acquisition Corporation, a Cayman Islands exempted company, prior to giving effect to the Domestication; and

•	“ warrants ” means the public warrants and the private placement warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus has been provided by us and our management, and such forward-looking statements include statements relating to the expectations, hopes, beliefs, intentions or strategies regarding the future of Rocket Lab and its management team. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on Rocket Lab. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described below and under the heading “Risk Factors.”

•	Our ability to effectively manage future growth and achieve operational efficiencies;

•
changes in the competitive and highly regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the combined capital structure;

•	changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;

•
loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;

•	changes in applicable laws or regulations;

•
success in retaining or recruiting, or changes required in, officers, key employees or directors, and our ability to attract and retain key personnel, including Peter Beck, our President, Chief Executive Officer and Chairman;

•	any inability of us to operate our Electron Launch Vehicle (“Electron”) at its anticipated launch rate could adversely impact our business, financial condition and results of operations;

•
defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;

•	inability or failure to protect intellectual property;

•	disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials;

•	fluctuations in foreign exchange rates;

•	the ability to implement our business plans, forecasts and other expectations, and identify and realize additional opportunities;

•	the risk of downturns in the commercial launch services and spacecraft industry;

v

•	our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;

•	macroeconomic conditions resulting from the global pandemic related to the novel coronavirus (“COVID-19”);

•	the inability to develop and maintain effective internal controls;

•
the diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•
any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;

•
the effect of the
COVID-19
pandemic on the foregoing, including potential delays in the timing of launches due to government lock-downs, including travel restrictions or other factors impacting travel; and

•	other factors detailed under the section of this prospectus entitled “ Risk Factors .”
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
outbreak and there may be additional risks that we currently consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are qualified in their entirety by this cautionary statement.
You should also note that we may announce material business and financial information to our investors using our website (including at https://investors.rocketlabusa.com), filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, as well as our official corporate accounts on social media outlets such as Twitter, Facebook, LinkedIn and YouTube, to broadcast our launches and other significant events, and to communicate with the public about our company, our products, and other matters. It is possible that the information that we make available may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website and through our other official social media channels. The information contained on, or that can be accessed through, our website or our social media channels is not a part of this prospectus.

PROSPECTUS SUMMARY
The following summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock or warrants. You should carefully consider, among other things, our financial statements and related notes and the sections titled “
Risk Factors
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Rocket Lab following the Closing.
Company Overview
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit
management solutions that make it faster, easier and more affordable to access space.
Corporate Information
We were incorporated on July 28, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name Vector Acquisition Corporation. On September 29, 2020, Vector completed its initial public offering. On the Closing Date, Vector consummated the Business Combination with Rocket Lab pursuant to the Merger Agreement. In connection with the Business Combination, Vector changed its name to Rocket Lab USA, Inc.
Our address is 3881 McGowen Street, Long Beach, CA 90808. Our telephone number is (714)
465-5737.
Our website address is www.rocketlabusa.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Summary of Risks Related to Rocket Lab’s Business
You should carefully read the risks described below, this prospectus and especially consider the factors discussed in the section entitled “
Risk
Factor
s
.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•
We have experienced rapid growth in recent periods and those growth rates may not be indicative of our future growth. If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed.

•	We have a limited operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.

•	We have a history of losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if ever achieved, maintain profitability.

•
Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.

•	Our business with various governmental entities is subject to the policies, priorities, regulations,

mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto.

•
Our business with various governmental entities is concentrated in a small number of primary contracts. The loss or reduction in scope of any one of our primary contracts would materially reduce our revenue.

•
We derive a substantial amount of our revenues from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog.

•	Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition.

•	We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.

•	We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.

•	Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

•	Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

•
We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

•
Launch vehicles are subject to manufacturing delays, damage or destruction during pre-launch
operations, and launch failures, the occurrence of which can materially and adversely affect our operations.

•
Spacecraft are subject to manufacturing and launch delays, damage or destruction during pre-launch
operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations.

•	If our launch vehicles and spacecraft fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.

•	Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner.

•	Any inability to operate Electron at our anticipated launch rate could adversely impact our business, financial condition and results of operations.

•	If our spacecraft fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.

•	The expansion of our operations subjects us to additional risks that can adversely affect our operating results.

•	Acquisitions or divestitures could result in adverse impacts on our operations.

•
Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other extreme space weather events and potential collision with space debris or another spacecraft, which could adversely affect our launch vehicle and spacecraft performance.

•
Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots.

•	Our business involves significant risks and uncertainties that may not be covered by insurance.

•
Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

•
Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

•
We are unable to predict the extent to which epidemics, pandemics and similar outbreaks, including the global
COVID-19
pandemic, may adversely impact our business operations, across our global footprint, financial performance, results of operations and stock price.

•
The U.S. presidential executive order concerning mandatory
COVID-19
vaccination of U.S.-based employees of companies that work on or in support of federal contracts could have a material adverse impact on our business and results of operations.

•	If we cannot successfully protect our intellectual property, our business could suffer.

•	Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.

•	We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman, and if we are unable to retain Mr. Beck, our ability to compete could be harmed.

•	Our inability to hire or retain key personnel could adversely affect our business, operating results and financial condition.

•	Labor-related matters, including labor disputes, may adversely affect our operations.

•	Given the relative contribution and materiality of our New Zealand operations, fluctuations in foreign exchange rates or future hedging activities could have a negative impact on our business.

•	We may require additional capital to support business growth, and this capital might not be available or may be available only by diluting existing stockholders.

•
As a private company, prior to the Business Combination, we were not required to document and test our internal controls over financial reporting nor had our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

•	A significant portion of our management team has limited experience managing a public company.

Recent Developments
Business Combinations
Merger with Vector Acquisition Corporation
On the Closing Date we consummated the previously announced merger pursuant to the Merger Agreement. Vector filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, the Certificate of Incorporation and the Charter Amendment evidencing the Domestication, changing its name to “Vector Acquisition Delaware Corporation” (“Vector Delaware”). As contemplated by the Merger Agreement, Merger Sub merged with and into Vector Delaware, with the separate corporate existence of Merger Sub ceasing and Vector Delaware being the surviving corporation and a wholly owned subsidiary of Legacy Rocket Lab (the “First Merger”) and immediately following the First Merger, we entered into the Business Combination. The Business Combination was unanimously approved by the boards of directors of each of Vector and Legacy Rocket Lab.
In connection with the Closing, we changed our name from Vector Acquisition Corporation to Rocket Lab USA, Inc. The “Post Combination Company” following the Business Combination is Rocket Lab USA, Inc.
Acquisition of ASI
On October 12, 2021, we entered into a membership interest purchase agreement (the “ASI Purchase Agreement”) with ASI Aerospace LLC (“ASI”), Willis Vern Holdings, Inc., the shareholders of ASI, and John A. Cuseo, as shareholder representative, pursuant to which we agreed to purchase 100% of the issued and outstanding equity interests of ASI for aggregate consideration of $40 million, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts placed in escrow. The ASI Purchase Agreement also includes an additional potential earn out payment of up to $5.5 million based on achievement of certain performance metrics for the business in its fiscal year ending December 31, 2021. The ASI Purchase Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the acquisition, we entered into customary offer letters and non-competition
and
non-solicitation
agreements with certain key employees of ASI. The transactions contemplated by the ASI Purchase Agreement closed on October 12, 2021.
Acquisition of PSC
On November 15, 2021, we entered into an Agreement and Plan of Merger (the “PSC Merger Agreement”), by and among us, Platinum Merger Sub, Inc. (“PSC Merger Sub”), Planetary Systems Corporation (“PSC”), and Michael Whalen as shareholder representative, which provides for, among other things, the merger of PSC Merger Sub with and into PSC, with PSC being the surviving corporation of the merger and a direct, wholly owned subsidiary of us. Pursuant to the terms of the PSC Merger Agreement, all of the issued and outstanding shares of PSC were cancelled in exchange for aggregate consideration of up to approximately $42 million in cash, 1,720,841 shares of the Company’s common stock, and up to 956,023 shares of our common stock that are subject to a performance based earn-out,
subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by us (the “PSC Acquisition”). The PSC Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the PSC Acquisition, we entered into customary offer letters or employment agreements with certain key employees of PSC. We have also agreed to file a resale registration statement with respect to the common stock issued or issuable in the PSC Acquisition prior to the six-month
anniversary of the date of the PSC Merger Agreement. The transactions contemplated by the PSC Merger Agreement closed on November 30, 2021.

Acquisition of SolAero
On December 10, 2021, we entered into an Agreement and Plan of Merger (the “SolAero Merger Agreement”), by and among us, Supernova Acquisition Corp. (“SolAero Merger Sub”), SolAero Holdings, Inc. (“SolAero”), and Fortis Advisors LLC as stockholder representative, which provides for, among other things, the merger of SolAero Merger Sub with and into SolAero, with SolAero being the surviving corporation of the merger and a direct, wholly owned subsidiary of us. Pursuant to the terms of the SolAero Merger Agreement, all of the issued and outstanding shares of SolAero were cancelled in exchange for aggregate consideration of $80 million in cash (the “SolAero Merger Consideration”), subject to customary adjustments at closing for cash and cash equivalents, working capital, transaction expenses and indebtedness (the “SolAero Acquisition”). In addition, $3.6 million of the SolAero Merger Consideration was placed into escrow by us in order to secure recovery of any Adjustment Amount (as defined in the SolAero Merger Agreement) and as security against indemnity claims. The SolAero Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the SolAero Acquisition, we entered into customary employment or consulting agreements with certain key employees of SolAero. The transactions contemplated by the SolAero Merger Agreement closed on January 18, 2022.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. Vector has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Vector, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Vector’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company
We will remain a smaller reporting company until the last day of the fiscal year in which either (i) the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of June 30 of that fiscal year or (ii) our revenues for the fiscal year exceed $100 million and the market value of our ordinary shares held by non-affiliates
exceeds $250 million as of June 30 of that fiscal year.

The Offering

Issuer	Rocket Lab USA, Inc

Shares of common stock offered by the Selling Securityholders	Up to 343,252,087 shares of common stock representing:

Up to 19,089,189 of the PIPE shares;

Up to 8,000,000 shares of common stock issued to the holders of Vector’s Class B ordinary shares prior to the Domestication, or their subsequent transferees;

Up to 305,667,459 shares of common stock issued to Rocket Lab Holders pursuant to the Business Combination; and

Up to 8,903,359 shares attributable to restricted stock units and stock options of Legacy Rocket Lab prior to the Business Combination.

Shares of common stock outstanding as of April 20, 2022	463,732,278

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Securityholders.

The Selling Securityholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Nasdaq symbols	Our common stock is listed on the Nasdaq under the symbol RKLB.

Risk factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
The number of shares of common stock outstanding as of April 20, 2022 excludes:

•	Up to 24,186,675 shares of common stock attributable to Legacy Rocket Lab options and restricted stock units assumed in the Business Combination;;

•	Up to 82,511,081 shares of common stock reserved for issuance under our 2021 Stock Option and Incentive Plan, plus any future annual increases under the terms thereof; and

•	Up to 14,490,480 shares of common stock reserved for issuance under our Employee Stock Purchase Plan, plus any future annual increases under the terms thereof.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Business
We have experienced rapid growth in recent periods and those growth rates may not be indicative of our future growth. If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed.
We have experienced, and may continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Additionally, our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures. For example, our headcount has grown from approximately 526 employees as of December 2019 to approximately 758 employees as of December 31, 2021, and we have expanded across all areas of our business, including by way of acquisitions.
To manage growth in our operations, we will need to continue to grow and improve our operational, financial and management controls and our reporting systems and procedures. Our expansion has placed, and our expected future growth will continue to place, a significant strain on our management, sales and marketing, administrative, financial, research and development, and other resources. If we fail to manage our anticipated growth, such failure could negatively affect our reputation and harm our ability to attract new customers and to grow our business.
Our revenue was $62.2 million and $35.2 million for the years ended December 31, 2021 and 2020, respectively. In future periods, we may not be able to generate or sustain revenue growth. Our revenue growth has been and may continue to be affected by the
COVID-19
pandemic. We believe our success and revenue growth depends on a number of factors, including, but not limited to, our ability to:

•	scale our revenue and achieve the operating efficiencies necessary to achieve and maintain profitability;

•	anticipate and respond to changing customer preferences;

•	anticipate and respond to macroeconomic changes generally, including changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;

•	improve and expand our operations and information systems;

•	successfully compete against established companies and new market entrants;

•	manage and improve our business processes in response to changing business needs;

•	effectively scale our operations while maintaining high customer satisfaction;

•	hire and retain talented employees at all levels of our business;

•	integrate recent acquisitions, including personnel, systems and business processes;

•	avoid or manage interruptions in our business from information technology downtime, cybersecurity breaches and other factors affecting our physical and digital infrastructure;

•	adapt to changing conditions in our industry and related to the COVID-19 pandemic and measures implemented to contain its spread; and

•	comply with regulations applicable to our business.
If we are unable to accomplish any of these tasks, our revenue growth will be harmed. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed, and we may not be able to achieve or maintain profitability.
We have a limited operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.
We have a limited operating history in a rapidly evolving industry that may not develop in a manner favorable to our business. While our business has grown rapidly, and much of that growth has occurred in recent periods, the markets for launch services, space systems, spacecraft components and space data applications may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.
We have a history of losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if ever achieved, maintain profitability.
We experienced net losses of $117.3 million and $55.0 million for the years ended December 31, 2021 and 2020, respectively. We expect to continue to incur net losses for the next several years and we may not achieve or maintain profitability in the future. Because the markets for rocket launch services, mission services, spacecraft and spacecraft components are evolving, it is difficult for us to predict our future results of operations or the limits of our market opportunity. In addition, our customers for whom we provide these products and services may experience delays or technical challenges with their products and services that limit or delay our expected revenue and future growth opportunities from those customers. We expect our operating expenses to significantly increase as we make significant investments, expand our operations and infrastructure, develop and introduce new technologies, and hire additional personnel. These efforts may be more costly than we expect and may not result in revenue growth or increased efficiency. In addition, as we grow as a public company, we will continue to incur additional significant legal, accounting, and other expenses that we did not incur as a private company. If our revenue does not increase to offset these expected increases in our operating expenses, we will not be profitable in future periods. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, and financial condition could be adversely affected. We cannot assure you that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our common stock to decline.

Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.
Our financial performance is dependent on our ability to generate a sustainable order rate for our products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If we are unable to win new awards or execute existing contracts as expected, our business, results of operations, and financial position could be further adversely affected. Furthermore, if our customers experience delays or technical challenges with their products or services or exercise delay or termination rights under new or existing contracts, our ability to recognize the full potential value of such contracts could also adversely affect our business, results of operations and financial position.
The cyclical nature of the rocket launch services, mission services, spacecraft and spacecraft component markets could negatively impact our ability to accurately forecast customer demand. The markets that we serve may not grow in the future and we may not be able to maintain adequate gross margins or profits in these markets. Our growth is dependent on the growth in the sales of services provided by our customers, our customers’ ability to anticipate market trends, and our ability to anticipate changes in the businesses of our customers and to successfully identify and enter new markets. If we fail to anticipate such changes in demand, or such demand does not materialize to the extent we expected or at all, our business, results of operations, and financial position could be adversely affected.
The rocket launch services, mission services, spacecraft and spacecraft component industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services. Our current development projects include reusability of the Electron first stage; Photon spacecraft capabilities; new reaction wheel sizes; and a new medium-lift rocket, called Neutron, for constellation deployment, interplanetary missions and human spaceflight. Our products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on our business, results of operations, and financial condition. Failure of suppliers to deliver against end customer requirements could lead to a material adverse effect on our financial results.
We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture and commercialization of new rocket launch services, mission services, spacecraft, spacecraft components and related technology. If we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, or are inferior to those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.
Our business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto.
Changes in government policies, priorities, regulations, government agency mandates, funding levels through agency budget reductions, the imposition of budgetary constraints, or a decline in government support or deferment of funding for programs in which we or our customers participate could result in contract terminations, delays in contract awards, reduction in contract scope, performance penalties or breaches of our contracts, the failure to exercise contract options, the cancellation of planned procurements, and fewer new business opportunities, all of which could negatively impact our business, financial condition, results of operations and cash flows.
We are subject to the procurement policies and procedures set forth in the Federal Acquisition Regulation (“FAR”). The FAR governs aspects of U.S. government contracting, including contractor qualifications and acquisition procedures. The FAR provisions in U.S. government contracts must be complied with in order for the contract to be awarded and provides for audits and reviews of contract procurement, performance, and administration. Failure to comply with the provisions of the FAR could result in contract termination.
In addition, contracts with any government, including the U.S. government, may be terminated or suspended by the government at any time and could result in significant liability obligations for us. Remedies for termination may fall short of the financial benefit associated with full completion and operation of a contract. In addition, we may not be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of government contracts. The loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.
During 2021 and 2020, approximately 8% and 25%, respectively, of our total annual revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government contractors. Our contracts with the U.S. government are fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are priced at a fixed amount without adjustment for actual costs incurred in connection with the contract. Therefore, we bear the risk of loss if costs increase.
Our ability to pursue many of our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Commercial space launches require licenses from the U.S. Department of Transportation (“DoT”) and the FAA. The Federal Communications Commission also requires licenses for radio communications during our rocket launches. Our classified programs require that we and certain of our employees maintain appropriate security clearances. We also require export licenses from the U.S. Department of State (“DoS”), the U.S. Department of Commerce (“DoC”) and, occasionally, the governments of other countries with respect to transactions we have with foreign customers or foreign subcontractors.
Our business with various governmental entities is concentrated in a small number of primary contracts. The loss or reduction in scope of any one of our primary contracts would materially reduce our revenue.
Our business with various governmental entities is concentrated in a small number of primary contracts. We recognize significant revenue from U.S. government agencies and a significant amount of our U.S. government revenue is generated from a single contract, the Rapid Acquisition of a Small Rocket (“RASR”) program. Under the RASR contract, we expect to perform three rocket launch services. The RASR contract accounted for approximately 10% of our backlog as of December 31, 2021. Given the uncertainty surrounding future government spending and the right of U.S. government customers to terminate our contracts for convenience, there can be no assurance that the remaining backlog for this contract will ultimately be recognized in revenues. The U.S. government could cancel our RASR contract for any reason, including as a result of reductions in appropriations or our failure to achieve milestones due to technical issues or delays. A cancellation of our RASR contract could have a material adverse effect on our financial condition, results of operations and cash flow.
We derive a substantial amount of our revenues from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog.
For the year ended December 31, 2021, our top five customers together accounted for approximately 69% of our revenues and our top five backlog customers accounted for approximately 47% of our backlog as of December 31, 2021. Our customers could experience a downturn in their business or find themselves in financial difficulties, which could result in their ceasing or reducing their use of our services or becoming unable to pay for services they had contracted to buy. In addition, some of our customers’ industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users
whom they serve. Some customers have in the past defaulted, and our customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins and cash flows. If our contracted revenue backlog is reduced due to the financial difficulties of our customers, our revenues, operating margins, and cash flows would be further negatively impacted.
Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition.
Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.
We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.
The markets in which we operate are characterized by changing technology and evolving industry standards, and we may not be successful in identifying, developing and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition and results of operations could be materially and adversely affected.
We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.
We operate in highly competitive industries and many of our competitors are larger and have substantially greater resources than we have.
We may also face competition in the future from emerging
low-cost
competitors. Competition in the rocket launch, spacecraft and spacecraft component businesses is highly diverse, and while our competitors offer different products and services, there is often competition for contracts.
In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with rocket launch, spacecraft and spacecraft component development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.
Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.
Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although we maintain a qualification and performance surveillance process and we believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ inability to scale production and adjust delivery of long-lead time products during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on our operating results, financial condition, or cash flows.
Key raw materials and components used in our operations include chemicals; composites; electronic, electro-mechanical and mechanical components; subassemblies; and subsystems that are integrated with the manufactured parts for final assembly into finished products and systems. We are impacted by increases in the prices of raw materials used in production on fixed-price business. We monitor sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials, energy, or components could have a material adverse effect on our operating results, financial condition, or cash flows.
Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.
Our results of operations are materially affected by economic and political conditions in the U.S. and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.
The current invasion of Ukraine by Russia has escalated tensions among the U.S., the North Atlantic Treaty Organization (“NATO”) and Russia. The U.S. and other NATO member states, as well as non-member
states, have announced new sanctions against Russia and certain Russian banks, enterprises and individuals. These and any future additional sanctions and any resulting conflict between Russia, the U.S. and NATO countries could have an adverse impact on our current operations.
Further, such invasion, ongoing military conflict, resulting sanctions and related countermeasures by NATO states, the U.S. and other countries are likely to lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance.
We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.
Historically, we have contracted with a single vendor or a limited number of vendors to provide certain key products or services, such as composites, inertial measurement units, construction of launch vehicle structures, and ground network services. In addition, our manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet our needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, our business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to operate our business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause us to make substantial additional investments.

Additionally, some of our suppliers’ employees are represented by labor unions. Labor union actions at suppliers can also affect us. Work stoppages and instability in our relationships with labor unions could delay the production and/or development of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.
Launch vehicles are subject to manufacturing delays, damage or destruction during pre-launch
operations, and launch failures, the occurrence of which can materially and adversely affect our operations.
Delays in the manufacturing of launch vehicles, damage or destruction during pre-launch
operations, or launch failures could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a launch vehicle could result in significant delays in anticipated revenue to be generated by other rocket launch services using the same or similar launch vehicles or their components.
Spacecraft are subject to manufacturing and launch delays, damage or destruction during pre-launch
operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations.
Delays in the manufacturing of spacecraft, launch delays, damage or destruction during pre-launch
operations, launch failures or incorrect orbital placement could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a spacecraft due to a launch failure could result in significant delays in anticipated revenue to be generated by that spacecraft. Any significant delay in the commencement of service of a spacecraft would delay or potentially permanently reduce the revenue anticipated to be generated by that spacecraft. In addition, if the loss of a spacecraft were to occur, we may not be able to accommodate affected customers with our other spacecraft until a replacement spacecraft is available, and we may not have on hand, or be able to obtain in a timely manner, the necessary funds to cover the cost of any necessary spacecraft replacement. Any launch delay, launch failure, underperformance, delay, or perceived delay could have a material adverse effect on our results of operations, business prospects and financial condition.
If our launch vehicles and spacecraft fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.
The manufacturing, testing, launching and operation of launch vehicles and spacecraft involves complex processes and technology. Our launch vehicles employ advanced technologies and sensors that are exposed to severe environmental stresses that have and could affect the performance of our launch vehicles. Hardware component problems and software issues could lead to deterioration in performance or loss of functionality of a launch vehicle and spacecraft. In addition, human operators may execute improper commands that may negatively impact a launch vehicle’s or spacecraft performance. Exposure of our launch vehicles and spacecraft to an unanticipated catastrophic event, such as collision with space debris, could reduce the performance of, or completely destroy, the affected launch vehicle and spacecraft. For example, as of December 31, 2021, we have had 20 successful orbital missions and two failed customer launches, which occurred in July 2020 and May 2021. In July 2020, the failed launch resulted from a battery related power-supply issue on the second stage propulsion system. In May 2021, our failed launch resulted from a second stage engine computer malfunction. The failed missions resulted in the loss of all payloads onboard and prevented us from conducting future launches until we had investigated the cause of the failures and obtained authorization from the Federal Aviation Administration to resume launches, which, in each case, took slightly less than three weeks.
During any period of time in which a type of launch vehicle or spacecraft is not operational, we may lose most or all of the revenue that otherwise would have been derived from it. Our inability to repair or replace a defective type of launch vehicle or spacecraft, or correct any other technical problem in a timely manner could result in a significant loss of revenue. If a launch vehicle or spacecraft experiences a significant anomaly such that its type is no longer operational, it would significantly impact our business, prospects and profitability. Additionally, any launch failures could damage our reputation and ability to obtain future customers for our launch services, prevent us from receiving any payments contingent on a successful launch and increase our insurance rates, which could have a material adverse effect on our business and prospects.
Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner.
We sell complex and technologically advanced products and services, including rocket launch services, mission services, spacecraft and spacecraft components. Sophisticated software used in our products and services, including software developed by us, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that we manufacture or purchase from third parties. Most of the launch vehicles, spacecraft and spacecraft components we have developed must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Our products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or we may not be able to detect and fix all defects in the launch vehicles, spacecraft, spacecraft components and systems we sell and/or use. Failure to do so could result in lost revenue and damage to our reputation and may adversely affect our ability to win new contract awards.
Any inability to operate Electron at our anticipated launch rate could adversely impact our business, financial condition and results of operations.
We currently are dependent on Electron. To be successful, we will need to maintain a sufficient launch rate, which will be negatively impacted if we are not able to operate Electron for any reason. We may be unable to operate Electron at our anticipated launch rate for a number of reasons, including, but not limited to, production delays or failures, design and engineering flaws, launch failures, natural disasters, epidemics or pandemics, changes in governmental regulations or in the status of our regulatory approvals or applications, customer delays or cancellations, or other events that force us to cancel or reschedule launches.
If our spacecraft fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.
The manufacturing, testing, launching and operation of spacecraft involves complex processes and technology. Our spacecraft employ advanced technologies and sensors that are exposed to severe environmental stresses in space that have and could affect the performance of our spacecraft. Hardware component problems in space could lead to deterioration in performance or loss of functionality of a spacecraft. In addition, human operators may execute improper commands that may negatively impact a spacecraft’s performance. Exposure of our spacecraft to an unanticipated catastrophic event, such as a meteor shower or a collision with space debris, could reduce the performance of, or completely destroy, the affected spacecraft.
We cannot provide assurances that our spacecraft will continue to operate successfully in space throughout their expected operational lives. Even if a spacecraft is operated properly, technical flaws in that spacecraft’s sensors or other technical deficiencies or anomalies could significantly hinder its performance.
We may experience other problems with our spacecraft that may reduce their performance. During any period of time in which a spacecraft is not fully operational, we may lose most or all of the revenue that otherwise would have been derived from that spacecraft. Our inability to repair or replace a defective spacecraft or correct any other technical problem in a timely manner could result in a significant loss of revenue. If a spacecraft experiences a significant anomaly such that it becomes impaired or is no longer functional, it would significantly impact our business, prospects and profitability.

The expansion of our operations subjects us to additional risks that can adversely affect our operating results.
We contemplate further expansion of our operations as part of our growth strategy, including acquisitions and the development of our Neutron launch vehicle. Our current and contemplated operations subject us to a variety of risks, including:

•	recruiting and retaining talented and capable management and employees;

•	competition from other companies with significant market share in those markets and with better understanding of demand;

•	difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

•
regulatory, political or contractual limitations on our ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;

•	compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

•	varying security laws and regulations in other countries;

•	management distraction and constraints on bandwidth from acquisitions;

•	increased management, travel, infrastructure and legal compliance costs associated with having multiple operations and integrating acquisitions;

•
differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of our products and services in some jurisdictions;

•	currency translation and transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

•	heightened exposure to political instability, war and terrorism;

•	continued access to our LC-1 at Mahia, New Zealand at lease expiration;

•	access to launch capacity at government-controlled launch sites, such as our Launch Complex 2 at the NASA-operated Mid-Atlantic Regional Spaceport at Wallops Island, Virginia;

•	weaker protection of intellectual property rights in some countries; and

•	overlapping of different tax regimes.
Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.
Acquisitions or divestitures could result in adverse impacts on our operations.
In order to grow our business, we may acquire additional assets or companies. For example, we acquired Sinclair Interplanetary on April 28, 2020, Advanced Solutions, Inc. on October 12, 2021, Planetary Systems Corporation on November 30, 2021 and SolAero Holdings, Inc on January 18, 2022. In connection with these acquisitions or any future acquisitions, there can be no assurance that we will be able to identify, acquire or obtain the required regulatory approvals, or profitably manage the additional businesses or successfully integrate any acquired businesses, products, or technologies without substantial expenses, delays or other operational, regulatory or financial problems. In addition, any acquired businesses, products or technologies may not achieve anticipated revenues and income growth.
Further, acquisitions may involve a number of additional risks, including diversion of management’s attention, failure to retain key personnel, or failure to attract the necessary talent to manage organizational growth. We may become responsible for unexpected liabilities that were not discovered or disclosed in the course of due diligence in connection with historical acquisitions and any future acquisitions. Additionally, acquisitions with international operations, such as the Sinclair Interplanetary acquisition with operations in Canada, expose us to greater international business risks. If we do not realize the expected benefits or synergies of an acquisition, such as revenue gains or cost reductions, there could be a material adverse effect on our business, results of operations, and financial condition.
We may also seek to divest portions of our businesses which may no longer be aligned with our strategic initiatives and long-term objectives. Various factors could materially affect our ability to successfully do so, including the availability of buyers willing to purchase the assets on terms acceptable to us, difficulties in the separation of operations, the diversion of management’s attention from other business concerns, the disruption of our business, the potential loss of key employees, and the retention of uncertain contingent liabilities related to the divested business. We cannot assure that we will be successful in managing these or any other significant risks that we encounter in divesting a business or product line, and any divestiture we undertake could materially and adversely affect our business, financial condition, results of operations and cash flows.
Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other extreme space weather events and potential collision with space debris or another spacecraft, which could adversely affect our launch vehicle and spacecraft performance.
Space weather, including coronal mass ejections and solar flares have the potential to impact the performance and controllability of launch vehicles and spacecraft on orbit, including completely disabling our launch vehicles or spacecraft on orbit. Although we have some ability to actively maneuver our spacecraft to avoid potential collisions with space debris or other spacecraft, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and cataloged by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our launch vehicles or spacecraft should a collision occur.
Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots.
Recent years have seen increases in the number of spacecraft deployed to low earth orbits, and publicly announced plans call for many thousands of additional spacecraft deployments over the next decade. The proliferation of these low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and affect our ability to effectively access sufficient orbital slots to support the expected growth across our business.
Our business involves significant risks and uncertainties that may not be covered by insurance.
A significant portion of our business relates to designing, developing and manufacturing advanced space technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, we may incur liabilities that are unique to our products and services.
The amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.
We have historically insured against liability to third parties from launch activities as required, by law to the extent that insurance was available on acceptable premiums and other terms. The insurance coverage for third-

party damages may not be sufficient to cover the liability. Although the U.S. government may pay claims for third-party damages to the extent they exceed our insurance coverage, this depends on a government appropriation and is subject to a statutory limit. In addition, this insurance will not protect us against our own losses, including to our launch vehicle, launch complex and spacecraft.
The price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as failure of launch vehicles and spacecraft, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all.
In addition, even though we carry business interruption insurance policies, any business interruption losses could exceed the coverage available or be excluded from our insurance policies. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair, or insure our assets, which could have a material adverse impact on our financial condition and results of operations.
Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.
We are vulnerable to natural disasters and significant disruptions including tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures and telecommunications failures. In the event of such a natural disaster or other disruption, we could experience: disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.
The availability of many of our products and services depends on the continuing operation of our information technology and communications systems. Any downtime, damage to, or failure of our systems could result in interruptions in our operations and services, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Our manufacturing facilities are also subject to risks associated with an aging infrastructure. An infrastructure failure could result in the destruction of launch vehicles, spacecraft and spacecraft components being manufactured or in inventory, manufacturing delays, or additional costs. We do not maintain back-up
manufacturing facilities or operations. The occurrence of any of the foregoing could result in lengthy interruptions in our operations and services and/or damage our reputation, which could have a material adverse effect on our financial condition and results of operations.
Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.
Our operations, products, services and intellectual property are inherently at risk of disruption, loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property and networks. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure, and supply chain, and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and suppliers face similar threats. Customer or supplier proprietary, classified, or sensitive information stored on our networks is at risk. Assets, intellectual property and products in customer or supplier environments are also inherently at risk. We also have risk where we have access to customer and supplier networks and face risks of breach, disruption, or loss as well.
Our systems and processes can be attacked by third parties to obtain access to our data, systems and assets. The techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our highly desired intellectual property and our support of the U.S. government and other governments, we (and our customers and suppliers) may be a particularly attractive target for such attacks by hostile foreign governments. From time to time, we have experienced attacks on our systems from bad actors that, to date, have not had a material adverse effect on our business. We cannot offer assurances, however, that future attacks will not materially adversely affect our business.
A security event or other significant disruption of our operations, systems, assets, products, or services could:

•	disrupt the proper functioning of our networks, applications and systems and therefore our operations and/or those of certain of our customers or suppliers;

•
result in the unauthorized access to, and destruction, loss, theft, misappropriation, or release of, our, our customers’, or our suppliers’ proprietary, confidential, sensitive or otherwise valuable information, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

•	destroy or degrade assets including space, ground and intellectual property assets;

•	manipulate or tamper with our operations, products, services or other systems delivered to our customers or suppliers;

•	compromise other sensitive government functions; and

•	damage our reputation with our customers (particularly agencies of various governments) and the public generally.
A security event that involves classified or other sensitive government information or certain controlled technical information could subject us to civil or criminal penalties and could result in loss of security clearances and other accreditations, loss of our government contracts, loss of access to classified information, loss of export privileges or debarment as a government contractor.
We are unable to predict the extent to which epidemics, pandemics, and similar outbreaks, including the global
COVID-19
pandemic, may adversely impact our business operations, across our global footprint, financial performance, results of operations and stock price.
We face a wide variety of risks related to health epidemics, pandemics, and similar outbreaks, including the global outbreak of
COVID-19.
Since first reported in late 2019, the
COVID-19
pandemic has dramatically impacted the global health and economic environment, including millions of confirmed cases, business slowdowns or shutdowns, government challenges and market volatility of an unprecedented nature. We cannot predict the future course of events nor can we assure that this global pandemic, including its economic impact, will not have a material adverse impact on our business, financial position, results of operations and/or cash flows.
Our operations may be further impacted by the
COVID-19
pandemic if significant portions of our workforce are unable to work effectively, including because of illness, quarantines or absenteeism; steps the company has taken to protect health and well-being; government actions; facility closures; work slowdowns or stoppages;

inadequate supplies or resources (such as reliable personal protective equipment, testing and vaccines); or other circumstances related to the
COVID-19
pandemic. We may be unable to perform fully on our contracts, we may experience interruptions in our business, and we may incur liabilities and suffer losses as a result. We will continue to incur additional costs as a result of the
COVID-19
pandemic, including to protect the health and well-being of our employees and as a result of impacts on operations and performance, which costs we may not be fully able to recover. We may be subject to additional regulatory requirements, enforcement actions and litigation, with costs and liabilities that are not fully recoverable or insured. The ongoing
COVID-19
pandemic may also affect our ability to hire, develop and retain our workforce.
The continued global pandemic, including the economic impact, are likely also to cause further disruption in our supply chain. If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism or government orders), facility closures, access to necessary components and supplies, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant, and cost-effective manner. We may incur additional costs and delays in our business, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers, and we may need to provide additional resources to support our suppliers or otherwise continue performance under our contracts. In some instances, we may be unable to do that, incurring additional liabilities under our current contracts and hampering new ones.
The global
COVID-19
pandemic is putting extraordinary pressures on the U.S. and other governments. It could cause delays or limits in the ability of the government and other customers to perform, including making timely payments and awards to us, negotiating contracts, supporting contractual activities, accepting delivery, approving security clearances (for individuals and facilities), and providing necessary personnel, equipment, and facilities.
In addition, as a result of the
COVID-19
pandemic, there may be changes in our customers’ priorities and practices, as our customers in both the U.S. and globally confront competing budget priorities and limited resources. These changes may impact current and future programs, customer priorities, government payments, and other practices, procurements, and funding decisions.
Rocket Lab has significant operations in Auckland, New Zealand, and while some employees were able to continue their work remotely, certain business operations that require direct labor and physical presence, such as vehicle integration and testing, were suspended during this and will be again under any other Level 4 Alerts. On December 2, 2021, New Zealand replaced the alert level system with the
COVID-19
Protection Framework Settings (the
“COVID-19
Protection Framework Settings”). The
COVID-19
Protection Framework settings allow businesses to open and operate with greater flexibility while minimizing the virus’ spread. The extent of the
COVID-19
pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
A prolonged period of generating lower cash from operations could adversely affect both our financial condition and the achievement of our strategic objectives. Additionally, these adverse financial conditions could make it difficult to borrow funds as needed on acceptable terms, if at all, and could negatively impact any credit rating we may then have and could adversely affect our cost of funds, liquidity, and access to capital markets. The current market volatility may also impact investment performance and our expected asset valuations and returns, which could materially impact the calculation of long-term liabilities. We expect that the longer the
COVID-19
pandemic, including its economic disruption, continues, the greater the adverse impact on our business operations, financial performance, and results of operations could be. Given the tremendous uncertainties and variables, we cannot at this time predict the further or future impact of the
COVID-19
pandemic, or any future pandemic, but any one could have a material adverse impact on our business, financial position, results of operations, and/or cash flows.

The U.S. presidential executive order concerning mandatory
COVID-19
vaccination of U.S.-based employees of companies that work on or in support of federal contracts could have a material adverse impact on our business and results of operations.
On September 9, 2021, President Biden issued an executive order requiring all employers with U.S. Government contracts to ensure that their U.S.-based employees, contractors, and subcontractors, that work on or in support of U.S. Government contracts, are fully vaccinated by January 4, 2022. The executive order includes on-site
and remote U.S.-based employees, contractors and subcontractors and it only permits limited exceptions for medical and religious reasons. On December 7, 2021, the U.S. District Court for the Southern District of Georgia imposed a nationwide injunction of the executive order, temporarily staying all requirements in the executive order. The District Court’s order was appealed to the Eleventh Circuit Court of Appeals, which declined to lift the injunction.
In addition, on September 9, 2021, President Biden announced that he has directed Occupational Safety and Health Administration (“OSHA”) to develop an emergency temporary standard (“ETS”) mandating either the full vaccination or weekly testing of employees for employers with 100 or more employees. The OSHA ETS was published in the federal register on November 5, 2021, and mandates that employees of employers with 100 or more employees either become fully vaccinated by receiving the final dose of an approved
COVID-19
vaccine on or before January 4, 2022, or undergo weekly testing. On January 13, 2022, the U.S. Supreme Court re-imposed
a stay of the ETS and returned the case to the Sixth Circuit Court of Appeals. The majority of the Supreme Court held that the challengers to the ETS were likely to prevail on the merits because OSHA exceeded its statutory authority. While the Supreme Court’s ruling enjoined OSHA from imposing its mandate, the ruling has no impact on the ability of private employers to impose their own vaccine mandate. On January 25, 2022, OSHA announced it was withdrawing the ETS as a result of the U.S. Supreme Court ruling. However, as a U.S. Government contractor, we required all U.S. based employees, contractors and subcontractors that service or support our U.S. Government contracts to be fully vaccinated by January 4, 2022. Employees who are not subject to this requirement and who are not fully vaccinated may be subject to the ETS that will require them to get a
COVID-19
test at least once a week. Additional vaccine mandates may be announced in jurisdictions in which our businesses operate. Our implementation of these requirements may result in attrition, including attrition of critically skilled labor, and difficulty securing future labor needs, which could have a material adverse effect on our business, financial condition, and results of operations.
If we cannot successfully protect our intellectual property, our business could suffer.
We rely on a combination of intellectual property rights, contractual protections, and other practices to protect our proprietary information, technologies and processes. We primarily rely on patent, copyright and trade secret laws to protect our proprietary technologies and processes, including the operations systems and technology we use throughout our business. Others may independently develop the same or similar technologies and processes or may improperly acquire and use information about our technologies and processes, which may allow them to provide products and services similar to ours, which could harm our competitive position. To the extent we pursue additional patent protection for our innovations, patents we may apply for may not issue, and patents that do issue or that we acquire may not provide us with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents we obtain will adequately protect our inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights are uncertain. We may be required to spend significant resources to monitor and protect our intellectual property rights, and the efforts we take to protect our proprietary rights may not be sufficient.
We rely in part on trade secrets, proprietary
know-how
and other confidential information to maintain our competitive position. Although we enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic and business relationships, no assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our technologies.
To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by third parties. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay future sales and introductions of new capabilities, result in our substituting inferior or more costly technologies into our business, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new capabilities, and we cannot assure you that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.
Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.
If any of our technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against us. Certain software modules and other intellectual property used by us or in our launch vehicles, spacecraft, spacecraft components and systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom we have no control. Any claims brought against us may result in limitations on our ability to use the intellectual property subject to these claims. We may be required to redesign our launch vehicles, spacecraft, spacecraft components and systems or to obtain licenses from third parties to continue our offerings without substantially re-engineering
such products or systems. Our intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage we currently derive or may derive from our proprietary rights.
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
Our agreements with certain other parties include indemnification provisions, under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement and, in some cases, for damages caused by us to property or persons. The term of these indemnity provisions is generally perpetual after execution of the corresponding agreement. Large indemnity payments could harm our business, operating results and financial condition.
We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman, and if we are unable to retain Mr. Beck, our ability to compete could be harmed.
Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Peter Beck, our President, Chief Executive Officer and Chairman. Mr. Beck is the source of many, if not most, of the ideas and execution driving our company. If Mr. Beck were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged. We do not maintain, and we do not expect to maintain in the future, a key person life insurance policy with respect to Mr. Beck.

Our inability to hire or retain key personnel could adversely affect our business, operating results and financial condition.
We depend on the continued contributions of our senior management and other key personnel. The loss of the services of one or more of these individuals could significantly delay or prevent the achievement of our development and strategic objectives and could divert other senior management time in searching for their replacements. We entered into the Management Redemption Agreement with certain members of our management pursuant to which we have redeemed from such individuals shares of common stock and options to purchase shares of common stock for an aggregate purchase price of $40 million. In addition, we registered the resale of shares of common stock issuable upon exercise of stock options or settlement of restricted stock units held by members of our management. To the extent that members of our management redeemed pursuant to the Management Redemption Agreement or were to sell significant amounts of equity in us, we may have more difficulty in retaining and continuing to incentivize these members of management than we have historically.
Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance and other personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously harm our business, financial condition and results of operations. We face intense competition for qualified individuals from numerous companies. Often, significant amounts of time and resources are required to train technical, sales and other personnel. Qualified individuals are in high demand. We may incur significant costs to attract and retain them, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, and we may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.
Labor-related matters, including labor disputes, may adversely affect our operations.
None of our employees are currently represented by a union. If our employees decide to form or affiliate with a union, we cannot predict the negative effects such future organizational activities will have on our business and operations. If we were to become subject to work stoppages, we could experience disruption in our operations, including delays in manufacturing and operations, and increases in our labor costs, which could harm our business, results of operations, and financial condition.
In addition, we have in the past and could face in the future a variety of employee claims against us, including but not limited to general discrimination, privacy, wage and hour, labor and employment, Employee Retirement Income Security Act and disability claims. Any claims could also result in litigation against us or regulatory proceedings being brought against us by various government agencies that regulate our business, including the U.S. Equal Employment Opportunity Commission. Often these cases raise complex factual and legal issues and create risks and uncertainties.
Given the relative contribution and materiality of our New Zealand operations, fluctuations in foreign exchange rates could have a negative impact on our business.
We are exposed to foreign exchange risk as certain of our expenses and liabilities are required to be paid in currencies other than the U.S. dollar, primarily the New Zealand dollar, and are translated into U.S. dollars for the purposes of compiling our consolidated financial statements. During 2021, approximately 49% of our cash expenditures, or $74 million, were denominated in foreign currencies, whereas all of our revenues were denominated in U.S. dollars. In addition, we generally maintain our cash and cash equivalents in U.S. dollars or investments denominated in U.S. dollars. Fluctuations in foreign exchange rates, which can be unpredictable, could result in disproportion increases in our expenses and future liabilities as compared to our revenue and current assets. We do not currently, but may in the future, use hedging strategies or seek to maintain a greater portion of our cash and cash equivalents in foreign currencies or investments denominated in foreign currencies to manage and minimize the impact of exchange rate fluctuations on our financial statements. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs, or illiquid markets.
We may require additional capital to support business growth, and this capital might not be available or may be available only by diluting existing stockholders.
Historically, we have funded our operations and capital expenditures primarily through equity issuances, debt and cash generated from our operations. Although we currently anticipate that our existing cash and cash equivalents and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. If we obtain debt financing, the terms of such debt financing may restrict our ability to incur additional indebtedness, require us to maintain certain financial covenants, or restrict our ability to pay dividends. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things, develop new products, technologies and services, enhance our operating infrastructure, expand the markets in which we operate and potentially acquire complementary businesses and technologies.
As a private company, prior to the Business Combination, we were not required to document and test our internal controls over financial reporting nor had our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls.
As a private company, we had not been required to document and test our internal controls over financial reporting nor had management been required to certify the effectiveness of our internal controls and our auditors had not been required to opine on the effectiveness of our internal control over financial reporting. Similarly, we had not been subject to the SEC’s internal control reporting requirements. Following the Business Combination, we became subject to these requirements.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.
We identified material weaknesses in our internal control over financial reporting that we are currently working to remediate. We did not maintain an effective control environment as we did not maintain a sufficient complement of accounting and financial reporting resources commensurate with our financial reporting requirements. This material weakness contributed to the following material weaknesses:

•
We did not design or maintain appropriate controls over completeness and accuracy of schedules supporting journal entries. This included schedules related to accounting estimates used in calculating revenue and cost of sales for long term contracts in sufficient levels of detail to ensure the accuracy and completeness of inputs.

•
We did not design or maintain the appropriate controls over the review the work of the third parties used to assist management in technical accounting positions such as the accounting for revenue in accordance with ASC 606 and specialists used for income taxes and valuations of common stock, warrants and acquired intangible assets.

•	We did not maintain appropriate controls which were designed over the review of account reconciliations and the preparation of the statement of cash flows.

•	We did not design or maintain controls over the segregation of duties and access to relevant financial reporting systems.
Our management is in the process of developing a remediation plan. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that its internal control over financial reporting is effective, or if our Independent Registered Public Accounting Firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of the Company’s financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.
We are incurring, and will continue to incur, significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
As a public company, we are facing, and will continue to face, increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements mandate the Company to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements are being incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditor identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to maintain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
A significant portion of our management team has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day
management of our business, which could harm our business, results of operations and financial condition but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company.
The release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business could disrupt our operations and adversely affect our financial results.
Our business operations involve the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals, including materials used in rocket propulsion. The handling, production, transport and disposition of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt our manufacturing operations and could cause production delays. A release of these chemicals or an unplanned ignition or explosion could result in death or significant injuries to employees and others. Material property damage to us and third parties could also occur. Extensive regulations apply to the handling of explosive and energetic materials, including but not limited to regulations governing hazardous substances and hazardous waste. The failure to properly store and ultimately dispose of such materials could create significant liability and/or result in regulatory sanctions. Any release, unplanned ignition, or explosion could expose us to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on our operating results, financial condition and/or cash flows.
If we experience cost overruns on our contracts, we would have to absorb the excess costs which could adversely affect our financial results.
During the year ended December 31, 2021, the majority of our net sales were from fixed-price contracts. Under fixed-price contracts, we agree to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent we incur unanticipated cost overruns on a fixed-price contract, our profitability would be adversely affected. Future profitability is subject to risks including the ability of suppliers to deliver components of acceptable quality on schedule.
Our fixed-price contracts include development work. This type of work is inherently more uncertain as to future events than non-development
contracts, and, as a result, there is typically more variability in estimates of the costs to complete the development stage. While management uses its best judgment to estimate costs associated with fixed-price development, future events could result in adjustments to those estimates.
We are obligated in our existing secured loan agreement to comply with covenants that restrict our operating activities, and we may become obligated in future credit facilities or other debt agreements to comply with financial and other covenants that could further restrict our operating activities. A failure to comply could result in a default which could, if not waived by the lenders, result in increased cost, inability to make future draws on credit facilities to the extent then available, acceleration of the payment of any outstanding amounts and potentially foreclosure on our assets securing our obligations.
Our existing secured loan agreement contains various restrictive covenants which include, among others, provisions which may restrict our ability to do any of the following, subject to certain exceptions:

•	incur additional debt;

•	make distributions or redeem or repurchase our capital stock;

•	make loans or equity investments or advances to entities that are not subsidiary guarantors;

•	enter into transactions with affiliates;

•	create certain liens;

•	purchase assets or businesses other than permitted acquisitions;

•	sell, lease, license, transfer or otherwise dispose of assets; and

•	consolidate, merge or sell all or substantially all of our assets.
Future credit facilities or other debt agreements also may contain similar or additional covenants, which could include requirements that we maintain certain financial ratios.
Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. In addition, our failure to pay principal and interest when due, a material adverse change in our business, operations or financial condition, a default under certain other indebtedness, the existence of unpaid fines, penalties or judgments above specified amounts, material misrepresentation and specified other events will constitute an event of default under our existing secured loan agreement and future credit facilities or other debt agreements also may contain similar event of default provisions. Our failure to comply with these covenants or the occurrence of another event of default, if not cured or waived, could result in increased cost, inability to make future draws on credit facilities to the extent then available, acceleration of the payment of any outstanding amounts and potentially foreclosure on our assets securing our obligations.
Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.
We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, restructuring costs, recoverability of assets including customer receivables, valuation of goodwill and intangibles, contingencies, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.
Our actual operating results may differ significantly from our guidance.
From time to time, we may release guidance regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in the release. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither any independent registered public accounting firm nor any other independent expert or outside party compiles, examines or reviews the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.
Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We may generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of these ranges. The principal reason that we may release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.
Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results, particularly any guidance relating to the results of operations of acquired businesses or companies as our management will be less familiar with their business, procedures and operations. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data will diminish the farther in the future that the data are forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it. Any failure to successfully implement our operating strategy could result in the actual operating results being different than the guidance, and such differences may be adverse and material.
Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service needed for our operations, and the ongoing need to maintain existing operational facilities requires us to expend capital.
As part of our growth strategy, we may need to acquire, build or utilize additional facilities. Construction of a spaceport or other facilities in which we conduct our operations may require significant capital expenditures to develop, and in the future we may be required to make similar expenditures to expand, improve or construct adequate facilities for our operations. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts or the time for building or renovation is longer than anticipated, our business, financial condition and results of operations could be materially adversely affected.
Our spacecraft and related equipment may have shorter useful lives than we anticipate.
Our growth strategy depends in part on the continued operation of our certain of our current spacecraft and equipment, as well as the manufacture of other spacecraft in the future. Each spacecraft system has a limited useful life, which is driven by the number of cycles that the system undertakes. While the vehicle is designed for a certain number of cycles, known as the design life, there can be no assurance as to the actual operational life of a spacecraft system or that the operational life of individual components will be consistent with its design life. A number of factors impact the useful lives of the spacecraft systems, including, among other things, the quality of their design and construction, the durability of their component parts and availability of any replacement components, the actual combined environment experienced compared to the assumed combined environment for which the spacecraft systems were designed and tested and the occurrence of any anomaly or series of anomalies or other risks affecting the spacecraft systems during launch, flight and reentry. In addition, we are continually learning, and as our engineering and manufacturing expertise and efficiency increases, we aim to leverage this learning to be able to manufacture our spacecraft systems and related equipment using different methods or different components than we currently use, which could render our existing inventory obsolete. Any continued improvements in spacecraft technology may make obsolete our existing spacecraft systems or any component of our spacecraft prior to the end of its life. If the spacecraft systems and related equipment have shorter useful lives than we currently anticipate, this may lead to greater maintenance costs than previously anticipated such that the cost to maintain the spacecraft and related equipment may exceed their value, which would have a material adverse effect on our business, financial condition and results of operations.

If we commercialize outside the U.S., we will be exposed to a variety of risks associated with international operations that could materially and adversely affect our business.
As part of our growth strategy, we may leverage our initial U.S. operations to expand internationally. In that event, we expect that we would be subject to additional risks related to entering into international business relationships, including:

•	restructuring our operations to comply with local regulatory regimes;

•	identifying, hiring and training highly skilled personnel;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation, or political instability in foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	the need for U.S. government approval to operate our spacecraft systems outside the U.S.;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue;

•	government appropriation of assets;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.; and

•
disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including anti-corruption laws and anti-money laundering regulations, as well as exposure of our foreign operations to liability under these regulatory regimes.

We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition and results of operations.
Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.
Any significant interruption due to any of the above hazards and operational to the manufacturing or operation of our spacecraft systems at one of our primary facilities, including from weather conditions, growth constraints, performance by third-party providers (such as electric, utility or telecommunications providers), failure to properly handle and use hazardous materials, failure of computer systems, power supplies, fuel supplies, infrastructure damage, disagreements with the owners of the land on which our facilities are located, or damage sustained to our runway could result in manufacturing delays or the delay or cancellation of our spacecraft and, as a result, could have a material adverse effect on our business, financial condition and results of operations.
Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. In addition, passenger insurance may not be accepted or may be prohibitive to procure. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business and flight schedule.
The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for spacecraft to occur as planned, resulting in additional expense to reschedule the operation and customer travel plans, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession or depression in the U.S. or abroad, such as the current business disruption and related financial impact resulting from the global
COVID-19
pandemic. To the extent these events also impact one or more of our suppliers or contractors or result in the closure of any of their facilities or our facilities, we may be unable to maintain spacecraft schedules, provide other support functions to our astronaut experience or fulfill our other contracts. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could adversely impact our commercial spacecraft operations.
Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.
From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Legal and Regulatory Matters
Our business is subject to various regulatory risks that could adversely affect our operations.
The environment in which we operate is highly regulated due to the sensitive nature of our complex and technologically advanced systems, including launch vehicles, spacecraft and spacecraft components, in addition to those regulations broadly applicable to publicly listed corporations. There are numerous regulatory risks that could adversely affect operations, including but not limited to:

•
Changes in laws and regulations. It is possible that the laws and regulations governing our business and operations will change in the future. A substantial portion of our revenue is generated from customers outside of the U.S. There may be a material adverse effect on our financial condition and results of operations if we are required to alter our business to comply with changes in both domestic and foreign regulations, tariffs, or taxes and other trade barriers that reduce or restrict our ability to sell our products and services on a global basis, or by political and economic instability in the countries in which we conduct business. Any failure to comply with such regulatory requirements could also subject us to various penalties or sanctions.

•
Export Restrictions. Certain of our launch vehicles, spacecraft, spacecraft components, systems, services, or technologies we have developed require the implementation or acquisition of products or technologies from third parties and affiliates, including those in other jurisdictions. In addition, certain of our launch vehicles, spacecraft, spacecraft components, systems, services or technologies may be required to be forwarded or exported to other jurisdictions. In certain cases, if the use of the technologies can be viewed by the jurisdiction in which that supplier, subcontractor or affiliate resides as being subject to export constraints or restrictions relating to national security, we may not be able to obtain the technologies and products that we require from subcontractors and suppliers who would otherwise be our preferred choice or may not be able to obtain the export permits necessary to transfer or export our technology. The inability to obtain or maintain export approvals, and export restrictions or changes during contract execution or non-compliance
by our suppliers, subcontractors and customers, could have an adverse effect on our revenues and margins.

•
U.S. Government Approval Requirements. For certain aspects of our business operations, we are required to obtain U.S. government licenses and approvals and to enter into agreements with various government bodies in order to export launch vehicles, spacecraft, spacecraft components and related equipment, to disclose technical data, or provide defense services to foreign persons. The delayed receipt of or the failure to obtain the necessary U.S. government licenses, approvals and agreements may prohibit entry into or interrupt the completion of contracts which could lead to a customer’s termination of a contract for default or monetary penalties. In addition, certain aspects of our business operations depend on the Agreement between the Government of New Zealand and the Government of the U.S. on Technology Safeguards Associated with U.S. Participation in Space Launches from New Zealand. Any change or termination of this agreement could materially adversely affect our financial condition and results of operations.

•
Other Government Regulations. Our ability to pursue our business activities is regulated by various agencies and departments of the U.S. government and the governments of other countries. Commercial space launch activities require licenses from the Department of Transportation and, for launches from Launch Complex 1, the New Zealand Space Agency. Our license to conduct launches at Launch Complex 2 requires certification of our flight termination system software by NASA before flight, which has not yet been completed. We cannot provide assurance as to when or if such certification will be completed. Radio communications for launch activities and spacecraft operations require licenses from the Federal Communications Commission and/or New Zealand Radio Spectrum Management and frequency coordination with the International Telecommunication Union. The operation of private remote sensing space systems requires a license from the Department of Commerce. Any failure to comply with these and other regulatory requirements could subject us to various penalties or sanctions and could have a significant adverse effect on our reputation, financial condition and results of operations.

•
Competitive Impact of U.S. Regulations. Export and import control, economic sanction and trade embargo laws and regulations, including those administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. State Department’s Directorate of Defense Trade Controls and the U.S. Treasury Department’s Office of Foreign Assets Control, may limit certain business opportunities or delay or restrict our ability to contract with potential foreign customers or suppliers. To the extent that our
non-U.S.
competitors are not subject to similar export and import control, economic sanction and trade embargo laws and regulations, they may enjoy a competitive advantage with foreign customers, and it could become increasingly difficult for us to recapture this lost market share.

•
Anti-Corruption Laws. As part of the regulatory and legal environments in which we operate, we are subject to global anti-corruption laws that prohibit improper payments directly or indirectly to government officials, authorities or persons defined in those anti-corruption laws in order to obtain or retain business or other improper advantages in the conduct of business. Our policies mandate compliance with anti-corruption laws. Failure by our employees, agents, subcontractors, suppliers and/ or partners to comply with anti-corruption laws could impact us in various ways that include, but are not limited to, criminal, civil and administrative fines and/or legal sanctions and the inability to bid for or enter into contracts with certain entities, all of which could have a significant adverse effect on our reputation, operations and financial results.

Our operations in the U.S. government market are subject to significant regulatory risk.
Our operations in the U.S. government market are subject to significant government regulation. A failure by us to maintain the relevant clearances and approvals could limit our ability to operate in the U.S. government market. Further, there can be no assurance that we will continue to be awarded contracts by the U.S. government. In addition, a failure by us to keep current and compliant with relevant U.S. regulations could result in fines, penalties, repayments or suspension or debarment from U.S. government contracting or subcontracting for a period of time and could have an adverse effect on our standing and eligibility for future U.S. government contracts.
U.S. government contractors (including their subcontractors and others with whom they do business) must comply with many significant procurement regulations and other specific legal requirements. These regulations and other requirements, although often customary in government contracting, increase our performance and compliance costs and risks and are regularly evolving. New laws, regulations or procurement requirements or changes to current ones (including, for example, regulations related to cybersecurity, privacy, information protection, cost accounting, counterfeit parts, anti-human trafficking, specialty metals, conflict minerals and use of certain non-US
equipment) can significantly increase our costs and risks and reduce our profitability.
We operate in a highly regulated environment and may be audited and reviewed by the U.S. government and its agencies, such as the Defense Contract Management Agency and agency Offices of Inspector General. These agencies may review performance under our contracts, our cost structure and accounting, and our compliance with applicable laws, regulations, terms, and standards, as well as the adequacy of our systems and processes in meeting government requirements. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties, sanctions, forfeiture of profits or suspension or debarment. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us or our business partners.
If we or those with whom we do business do not comply with the laws, regulations, contract terms and processes to which we are subject or if government customer business practices or requirements change significantly, it could affect our ability to compete and have a material adverse effect on our financial position, results of operations and/or cash flows.
Failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay or suspension of our ability to provide our products and services, and could result in loss of current and future business with the U.S. government.
Certain contracts with the U.S. government may require us to be issued facility security clearances under the National Industrial Security Program. The National Industrial Security Program requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence (“FOCI”). Failure to maintain an agreement with the DoD regarding the appropriate FOCI mitigation arrangement could result in invalidation or termination of the facility security clearances, which in turn would mean that we would not be able to enter into future contracts with the U.S. government requiring facility security clearances, and may result in the loss of our ability to complete existing contracts with the U.S. government.

Changes in tax law, in our tax rates or in exposure to additional income tax liabilities or assessments may materially and adversely affect our financial condition, results of operations and cash flows.
Changes in law and policy relating to taxes may materially and adversely affect our financial condition, results of operations and cash flows. For example, on March 27, 2020 the U.S. enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, NOL carryback periods, alternative minimum tax credit refunds, modification to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property.
The U.S. also enacted the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) on December 22, 2017, which significantly changed the U.S. federal income taxation of U.S. corporations. The 2017 Tax Act remains unclear in many respects and has been, and may continue to be, the subject of amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, which have mitigated or increased certain adverse impacts of the 2017 Tax Act and may continue to do so in the future. In addition, it is unclear how certain of these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. We continue to examine the impact the CARES Act and the 2017 Tax Act may have on our business in future quarters.
The U.S. Congress is currently considering other legislative proposals, including increasing the U.S. federal income tax rate on corporations like us, which, if enacted, could materially impact our financial condition and cash flows in the future.
Our ability to use Rocket Lab’s U.S. federal and state NOL carryforwards and certain other tax attributes may be limited.
As of December 31, 2021, Rocket Lab had U.S. federal net operating loss (“NOL”) carryforwards of approximately $195.3 million, which is comprised of definite and indefinite NOLs. The company had federal NOL carryforwards of approximately $57.1 million, which begin to expire in varying amounts beginning in 2034. Federal NOLs generated after 2017 of approximately $138.2 million will carryforward indefinitely and are available to offset up to 80% of future taxable income each year. Rocket Lab also had state NOL carryforwards of approximately $19.6 million, available to reduce future taxable income, if any. If not realized, the state NOLs will begin to expire in varying amounts beginning in 2035. The NOL carryforwards may be subject to limitations based on possible ownership changes in the past or in the future, including as a result of this offering. As a result, if the combined company earns net taxable income, our ability to use the pre-change
NOL carryforwards or other
pre-change
tax attributes to offset U.S. federal and state taxable income may still be subject to limitations, which could potentially result in increased future tax liability to us. Additionally, a challenge by a taxing authority, a change in the combined company’s ability to utilize tax benefits such as carryforwards or tax credits, or a deviation from other tax-related
assumptions may cause actual financial results to deviate from previous estimates.
Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
U.S. federal NOL carryforwards and other tax attributes (such as research tax credits) to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over a rolling three-year period. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. While we do not believe that we have experienced ownership changes in the past that would materially limit our ability to utilize these NOL carryforwards, the Section 382 rules are complex and there is no assurance our view is correct. In the event that we experience ownership changes in the future, our ability to use pre-change
NOL carryforwards and other tax attributes to offset post-change taxable income will be subject to limitations. As a result, we may be unable to use a material portion of the NOL carryforwards and other tax attributes, which could adversely affect our future cash flows.

On September 9, 2019, Treasury and the IRS issued proposed regulations regarding the items of income and deduction which are included in the calculation of built-in
gains and losses under section 382. The proposed regulations were subject to a
60-day
comment period and are proposed to be effective for ownership changes occurring after the effective date of temporary or final regulations. In response to concerns expressed in comment letters, in January 2020 the IRS withdrew a portion of the proposed regulations to provide transition relief for eligible taxpayers. Temporary or final regulations have not yet been issued by Treasury and the IRS.
In addition, California has temporarily suspended the NOL carryover deduction, and capped the use of business incentive tax credits, for three years by the enactment of Assembly Bill 85 on June 29, 2020.
Our operations are subject to governmental law and regulations relating to environmental matters, which may expose us to significant costs and liabilities that could negatively impact our financial condition.
We are subject to various federal, state, provincial and local environmental laws and regulations relating to the operation of our businesses, including those governing pollution, the handling, storage, disposal and transportation of hazardous substances, and the ownership and operation of real property. Such laws and regulations may result in significant liabilities and costs to us due to the actions or inactions of the previous owners. In addition, new laws and regulations, more stringent enforcement of existing laws and regulations or the discovery of previously unknown contamination could result in additional costs.
We may experience warranty claims for product failures, schedule delays or other problems with existing or new products.
Many of the products we develop and manufacture are technologically advanced systems that must function under demanding operating conditions. The sophisticated and rigorous design, manufacturing and testing processes and practices we employ do not entirely prevent the risk that we may not be able to successfully launch or manufacture our products on schedule or that our products may not perform as intended.
When our products fail to perform adequately, some of our contracts require us to forfeit a portion of our expected profit, receive reduced payments, provide a replacement product or service or reduce the price of subsequent sales to the same customer. Performance penalties may also be imposed when we fail to meet delivery schedules or other measures of contract performance. We do not generally insure against potential costs resulting from any required remedial actions or costs or loss of sales due to postponement or cancellation of scheduled operations or product deliveries.
We may be subject to securities litigation, which is expensive and could divert management attention.
Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the Company’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.
We may become involved in litigation that may materially adversely affect us.
From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our Charter Amendment requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.
Our Charter Amendment requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Charter Amendment. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our Charter Amendment to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our Charter Amendment provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Risks Related to Ownership of our Common Stock
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
As restrictions on resale end and registration statements for the sale of the shares held by parties who have contractual registration rights are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of our common stock, or decreasing the market price itself. As a result of any such decreases in price of our common stock, purchasers who acquire shares of our common stock may lose some or all of their investment.
Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock, or the prospect of such shares could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, the Equity Incentive Plan or otherwise will dilute all other stockholders.
We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Equity Incentive Plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.
Provisions in our Charter Amendment and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our Charter Amendment contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR OUR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our common stock is currently listed on the Nasdaq under the symbol “RKLB”. On April 28, 2022, the closing sale price of our common stock was $7.51 per share. As of April 20, 2022, there were approximately 57 holders of record of our common stock. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “
Selected
Historical
Financial
information
of Rocket
Lab
” and our audited financial statements and notes thereto and unaudited condensed financial statements and notes thereto included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “
Risk
Factor
s
,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “
Risk
Factor
s
” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “
Cautionary
Note Regarding
Forward-Looking
Statement
s
.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and other similar terms refer to Rocket Lab following the Closing.
Overview
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit
management solutions that make it faster, easier and more affordable to access space.
While our business has historically been centered on the development of small-class launch vehicles and the related sale of launch services, we are currently innovating in the areas of medium-class launch vehicles and launch services, space systems design and manufacturing, on-orbit
management solutions, and space data applications. Each of these initiatives addresses a critical component of the end-to-end
solution and our value proposition for the space economy:

•	Launch Services is the design, manufacture, and launch of orbital rockets to deploy payloads to various Earth orbits and interplanetary destinations.

•	Space systems is the design and manufacture of spacecraft components and spacecraft program management services, space data applications and mission operations.
Electron is our orbital small launch vehicle that was designed from the ground up to accommodate a high launch rate business model to meet the growing and dynamic needs of our customers for small launch services. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering 109 spacecraft to orbit for government and commercial customers across 20 successful missions through December 31, 2021. In 2021, Electron was the second most frequently launched rocket by companies operating in the U.S. and established Rocket Lab as the fourth most frequent launcher globally. Our launch services program has seen us develop many industry-leading innovations, including 3D printed electric turbo-pump rocket engines, fully carbon composite first stage fuel tanks, a private orbital launch complex, a rocket stage that can be configured to convert into a highly capable spacecraft on orbit, and the potential ability to successfully recover a stage from space, providing a path to reusability.
In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle which we expect will increase the payload capacity of our space launch vehicles to approximately 8,000 kg, for launches to low Earth orbit and lighter payloads into higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and capable of human space flight, enabling us to provide crew and cargo resupply to the International Space Station. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a level of schedule control and high-flight cadence not available on large and heavy lift rocket rideshare programs. Neutron is expected to have the capability of launching nearly all of the spacecraft that we expect to be launched through 2029 and we expect to be able to leverage Electron’s flight heritage, various vehicle subsystems designs, launch complexes and ground station infrastructure.
Our space systems initiative is centered on the design, manufacture, and sale of the Photon family of small spacecraft, which are configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions. Our Photon family of spacecraft enable us to offer an end-to-end
mission solution encompassing launch, spacecraft, ground services and mission operations to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.
Our space systems initiative is also supported by the design and manufacture of a range of components for spacecraft, including reaction wheels, star trackers, magnetic torque rods and batteries and has additional products in development to serve a wide variety of sub-system
functions. We entered this market with our acquisitions of leading spacecraft components manufacturers Sinclair Interplanetary, PSC, SolAero Holdings and aerospace engineering firm ASI, which brought incremental vertically-integrated capabilities for our own spacecraft and also enabled Rocket Lab to deliver high-volume manufacturing of critical spacecraft components and software solutions at scale prices to the broader spacecraft merchant market.
Reorganization and Public Company Costs
Rocket Lab USA, Inc. entered into the Merger Agreement. In conjunction with the Business Combination, Vector changed its name to Rocket Lab USA, Inc.
As a consequence of the Business Combination, we are a Nasdaq listed company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
Additionally, we expect our capital and operating expenditures will increase significantly in connection with ongoing activities as we:

•	increase our investment in marketing, advertising, sales and distribution infrastructure for our existing and future products and services;

•	develop additional new products and enhancements to existing products;

•	obtain, maintain and improve our operational, financial and management performance;

•	hire additional personnel;

•	obtain, maintain, expand and protect our intellectual property portfolio; and

•	operate as a public company.
Recent Developments
Business Combinations
Merger with Vector Acquisition Corporation
On the Closing Date we consummated the previously announced merger pursuant to the Merger Agreement. Vector filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, the Certificate of Incorporation and the Charter Amendment evidencing the Domestication, changing its name to Vector Delaware. As contemplated by the Merger Agreement, Merger Sub merged with and into Vector Delaware, with the separate corporate existence of Merger Sub ceasing and Vector Delaware being the surviving corporation and wholly owned subsidiary of Legacy Rocket Lab and immediately following the First Merger, we entered into the Business Combination. The Business Combination was unanimously approved by the boards of directors of each of Vector and Legacy Rocket Lab.
In connection with the Closing, we changed our name from Vector Acquisition Corporation to Rocket Lab USA, Inc. The “Post Combination Company” following the Business Combination is Rocket Lab USA, Inc.
Acquisition of ASI
On October 12, 2021, we entered into the ASI Purchase Agreement with ASI, Willis Vern Holdings, Inc., the shareholders of ASI, and John A. Cuseo, as shareholder representative, pursuant to which we agreed to purchase 100% of the issued and outstanding equity interests of ASI for aggregate consideration of $40 million, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts placed in escrow. The ASI Purchase Agreement also includes an additional potential earn out payment of up to $5.5 million based on achievement of certain performance metrics for the business in its fiscal year ending December 31, 2021. The ASI Purchase Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the acquisition, we entered into customary offer letters and non-competition
and
non-solicitation
agreements with certain key employees of ASI. The transactions contemplated by the ASI Purchase Agreement closed on October 12, 2021.
Acquisition of PSC
On November 15, 2021, we entered into the PSC Merger Agreement, by and among us, PSC Merger Sub, PSC, and Michael Whalen as shareholder representative, which provides for, among other things, the PSC Acquisition. The PSC Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the PSC Acquisition, we entered into customary offer letters or employment agreements with certain key employees of PSC. We have also agreed to file a resale registration statement with respect to the common stock issued or issuable in the PSC Acquisition prior to the six-month
anniversary of the date of the PSC Merger Agreement. The transactions contemplated by the PSC Merger Agreement closed on November 30, 2021.
Acquisition of SolAero
On December 10, 2021, we entered into the SolAero Merger Agreement, by and among us, SolAero Merger Sub, SolAero, and Fortis Advisors LLC as stockholder representative, which provides for, among other things, the merger of SolAero Merger Sub with and into SolAero, with SolAero being the surviving corporation of the merger and a direct, wholly owned subsidiary of us. Pursuant to the terms of the SolAero Merger Agreement, all of the issued and outstanding shares of SolAero were cancelled in exchange for the SolAero Merger Consideration, subject to customary adjustments. In addition, $3.6 million of the SolAero Merger Consideration was placed into escrow by us in order to secure recovery of any Adjustment Amount (as defined in the SolAero Merger Agreement) and as security against indemnity claims. The SolAero Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the SolAero Acquisition, we entered into customary employment or consulting agreements with certain key employees of SolAero. The transactions contemplated by the SolAero Merger Agreement closed on January 18, 2022.

Key Factors Affecting Our Performance
COVID-19
Considerations
In December 2019,
COVID-19
surfaced in Wuhan, China. In response, the World Health Organization (“WHO”) declared a global emergency on January 30, 2020, and several countries initiated travel restrictions, closed borders and implemented social distancing directives, including
“shelter-in-place”
orders. On March 11, 2020, the WHO declared the
COVID-19
outbreak a pandemic. As a result of the pandemic, the U.S. and New Zealand governments shut down various sectors of their respective economies. In the U.S., we were deemed an essential service and were not required to shut down our U.S.’ based operations. In New Zealand, we had to delay certain scheduled launches to a later date. In addition to existing travel restrictions, some locales have imposed and continue to impose prolonged quarantines and further restrict travel, which have, at certain times, significantly impacted the ability of our employees to get to their places of work to produce products, made it such that we are unable to obtain certain long lead time components on a timely basis or at a cost-effective price, and significantly hampered our customers from traveling to our launch facilities to prepare payloads for launch. In response to the
COVID-19
pandemic, and with the health and safety of all our employees and their families in mind, we took and continue to take precautionary measures intended to help minimize the risks of the virus, including but not limited to temporarily requiring some employees to work remotely and implementing social distancing protocols for all work conducted onsite. In addition, we suspended non-essential
travel worldwide for employees and are discouraging employee attendance at other gatherings.
Rocket Lab has significant operations in Auckland, New Zealand, and while some employees were able to continue their work remotely, certain business operations that required direct labor and physical presence, such as vehicle integration and testing, were suspended during quarantine. On December 2, 2021, New Zealand replaced its alert level system with
COVID-19
Protection Framework Settings. The
COVID-19
Protection Framework Settings allow businesses to open and operate with greater flexibility while minimizing
COVID-19’s
spread. The extent of the
COVID-19
pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
The extent of
COVID-19’s
effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. At this time, it is not possible to determine the magnitude of the overall impact of
COVID-19
on our business. However, it could have a material adverse effect on our business, financial condition, liquidity, results of operations and cash flows.
Ability to sell additional launch services, space systems service and spacecraft components to new and existing customers
Our results will be impacted by our ability to sell our launch services, space systems services, and spacecraft components to new and existing customers. We have successfully launched Electron 20 times delivering 109 spacecraft to orbit through December 31, 2021. Our spacecraft components have flown on more than 100 spacecraft and our family of Photon spacecraft has been selected for missions to the Moon, Mars and Venus. Our growth opportunity is dependent on our ability to expand our addressable launch services market with larger volumetric and higher mass payloads capabilities of our recently announced medium-capacity Neutron launch vehicle, which will address large commercial and government constellation launch opportunities. Our growth opportunity is also dependent on our ability to win spacecraft constellation missions and expand our portfolio of strategic spacecraft components. Our ability to sell additional products to existing customers is a key part of our success, as follow-on
purchases indicate customer satisfaction and decrease the likelihood of competitive substitution. To sell additional products and services to new and existing customers, we will need to continue to invest significant resources in our products and services.

Ability to improve profit margins and scale our business
We intend to continue to invest in initiatives to improve our operating leverage and significantly ramp production. We believe continued reduction in costs and an increase in production volumes will enable the cost of launch vehicles to decline and expand our gross margins. Our ability to achieve our production-efficiency objectives could be negatively impacted by a variety of factors including, among other things, lower-than-expected facility utilization rates, manufacturing and production cost overruns, increased purchased material costs and unexpected supply-chain quality issues or interruptions.
Government expenditures and private enterprise investment into the space economy
Government expenditures and private enterprise investment has fueled the growth in our target markets. We expect the continued availability of government expenditures and private investment for our customers to help fund purchases of our products and services will remain. This is an important factor in our company’s growth prospects.
Key Metrics and Select Financial Data
We monitor the following key financial and operational metrics that assist us in evaluating our business, measuring our performance, identifying trends and making strategic decisions.
Launch Vehicle Build-Rate and Launch Cadence
We built approximately eight launch vehicles in 2020 and approximately eight launch vehicles in 2021. Although we experienced a negative impact in 2020 and 2021 as a result of the
COVID-19
shutdowns and restrictions on our operations discussed in more detail above under “
Key Factors Affecting Our
Performance—Covid-19
Considerations,”
we believe that the growth in build rate prior to such
COVID-19
restrictions is a positive indicator of our ability to scale our manufacturing operations in support of our anticipated growth rate in the coming years.
We launched seven vehicles in 2020 and launched six vehicles in 2021. The decrease in launches in 2021 was due in part to the impact the
COVID-19
shutdowns and restrictions had on our operations. Such impact is discussed in more detail above under “
Key Factors Affecting Our
Performance—Covid-19
Considerations.
” We believe the number of launches is an indicator of our ability to convert mission awards into revenue in a timely manner and demonstrates the scalability of our launch operations. Growth rates between launches and total launch service revenue are not perfectly correlated because total revenue is affected by other variables, such as the revenue per launch, which can vary considerably based on factors such as unique orbit and insertion requirements, payload handling needs, launch location, time sensitivity of mission completion and other factors. Although we experienced a negative impact in 2020 and 2021 as a result of the
COVID-19
shutdowns and restrictions, we believe that the growth in launch rate prior to such
COVID-19
restrictions is a positive indicator of our ability to scale our launch operations in support of our anticipated growth rate in revenue in the coming years.
Revenue Growth
We generated $62.2 million and $35.2 million in revenue for the years ended December 31, 2021 and 2020, respectively, representing a year-on-year
increase in revenue of approximately 77%. This
year-on-year
increase primarily resulted from strength in our organic space system products and services, a higher average contractual price per launch service and initial contribution from acquisitions that closed in the fourth quarter of 2021.

Revenue Value Per Launch
Revenue value per launch represents the average revenue per launch contract attributable to launches that occurred during a period, regardless of when the revenue was recognized. Revenue value per launch can be a useful metric to provide insight into general competitiveness and price sensitivity in the marketplace. Revenue value per launch can vary considerably, based on factors such as unique orbit and insertion requirements, payload handling needs, launch location, time sensitivity of mission completion and other factors, and as such may not provide absolute clarity with regards to pricing and competitive dynamics in the marketplace.
For the years ended December 31, 2021 and 2020, our revenue value per launch was $8.1 million and $5.5 million, respectively. Meanwhile, cost per launch was $9.2 million and $6.5 million for the years ended December 31, 2021 and 2020, respectively. The increase in cost per launch in the year ended December 31, 2021 was driven by stock based compensation charges related to the Business Combination as well as lower manufacturing absorption driven by
COVID-19
impacts.
Backlog
Backlog represents future revenues that we would recognize in connection with the completion of all contracts and purchase orders that have been entered into by our customers but have not yet been fulfilled, excluding any customer options for future products or services that have not yet been exercised. Contracts for launch services and spacecraft builds typically include termination rights that may be exercised by customers upon advanced notice and payment of a specified termination fee. As of December 31, 2021, our backlog totaled $241.5 million. We expect to recognize approximately 60% of our backlog as of such date over the next 12 months and the remainder recognized thereafter.
Components of Results of Operations
Revenue
Our revenues are derived from a combination of long-term fixed price contracts for launch services and spacecraft builds, and purchase order spacecraft components sales. Revenues from long-term contracts are recognized using either the
“point-in-time”
or “over-time” method of revenue recognition.
Point-in-time
revenue recognition results in cash payments being initially accrued to the balance sheet as deferred revenue as contractual milestones are accomplished and then recognized as revenue once the final contractual obligation is completed. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each project has a contractual revenue value and an estimated cost. The over-time revenue is recognized based on the percentage of the total project cost that has been realized.
Estimating future revenues and associated costs and profit is a process requiring a high degree of management judgment, including management’s assumptions regarding our future operational performance as well as general economic conditions. Frequently, the period of performance of a contract extends over a long period of time and, as such, revenue recognition and our profitability from a particular contract may be affected to the extent that estimated costs to complete are revised, delivery schedules are delayed, performance-based milestones are not achieved or progress under a contract is otherwise impeded. Accordingly, our recorded revenues and operating profit from period to period can fluctuate significantly depending on when the point-in-time
or over-time contractual obligations are achieved. In the event cost estimates indicate a loss on a contract, the total amount of such loss is recorded in the period in which the loss is first estimated.
For a description of our revenue recognition policies, see the section titled “—
Critical Accounting Policies and Estimates
.”

Cost of Revenues
Cost of revenues consists primarily of direct material and labor costs, manufacturing overhead, other personnel-related expenses, which include salaries, bonuses, benefits and stock-based compensation expense, reserves for estimated warranty costs, freight expense and depreciation expense. Cost of revenues also includes charges to write-down the carrying value of inventory when it exceeds its estimated net realizable value, including on-hand
inventory that is either obsolete or in excess of forecasted demand. We expect our cost of revenues to increase in absolute dollars in future periods as we sell more launch services, space systems and components. As we grow into our current capacity and execute on cost-reduction initiatives, we expect our cost of revenues as a percentage of revenue to decrease over time.
Because direct labor costs and manufacturing overhead comprise more than 60% of cost of revenues, increasing our production rate resulting in greater absorption of these costs is our most critical cost reduction initiative. Increasing our production rate is a cross-functional effort involving manufacturing, engineering, supply chain and finance.
Operating Expenses
Our operating expenses consist of research and development and selling, general and administrative expenses.
Research and Development
Research and development expense consists primarily of personnel-related expenses, consulting and contractor expenses, validation and testing expense, prototype parts and materials and depreciation expense. We intend to continue to make significant investments in developing new products and enhancing existing products. Research and development expense will be variable relative to the number of products that are in development, validation or testing. However, we expect it to decline as a percentage of total revenue over time.
Selling, General and Administrative
Selling, general and administrative expenses consist primarily of personnel-related expenses for our sales, marketing, supply chain, finance, legal, human resources and administrative personnel, as well as the costs of customer service, information technology, professional services insurance, travel, allocated overhead and other marketing, communications and administrative expenses. We will continue to actively promote our products and therefore we expect to incur expenses related to sales and marketing. We also expect to further invest in our corporate organization and incur additional expenses associated with operating as a public company, including increased legal and accounting costs, investor relations costs, higher insurance premiums and compliance costs. As a result, we expect that selling, general and administrative expenses will increase in absolute dollars in future periods but decline as a percentage of total revenue over time.
Interest (Expense) Income, Net
Interest expense consists primarily of interest expense incurred on debt and interest income consists primarily of interest income earned on our cash and cash equivalents and short-term investments balances.
Gain (Loss) on Foreign Exchange
Gain (loss) on foreign exchange relates to currency fluctuations that generate foreign exchange gains or losses on invoices denominated in currencies other than the U.S. Dollar.

Change in Fair Value of Liability Classified Warrants
Change in fair value of liability classified warrants relates to changes in the fair value of warrant liabilities.
Results of Operations
The following table sets forth our consolidated statements of operations information and data as a percentage of revenue for each of the periods indicated (in thousands, except percentages):

	Years Ended December 31,
	2021		2020
	$	%	$	%
Revenues	$62,237	100.0%	$35,160	100.0%
Cost of revenues	64,130	103.0%	46,977	133.6%

Gross loss	(1,893)	(3.0)%	(11,817)	(33.6)%
Operating expenses:
Research and development, net	41,765	67.1%	19,142	54.4%
Selling, general and administrative	58,395	93.8%	23,993	68.2%

Total operating expenses	100,160	160.9%	43,135	122.6%

Operating loss	(102,053)	(163.9)%	(54,952)	(156.2)%
Other income (expense):
Interest income (expense), net	(6,128)	(9.8)%	224	0.6%
Gain (loss) on foreign exchange	(567)	(0.9)%	2,420	6.9%
Change in fair value of liability classified warrants	(15,294)	(24.6)%	(2,417)	(6.9)%
Other income (expense), net	(798)	(1.3)%	187	0.5%

Total other income (expense), net	(22,787)	(36.6)%	414	1.1%

Loss before income taxes	(124,840)	(200.5)%	(54,538)	(155.1)%
Benefit (provision) for income taxes	7,520	12.1%	(467)	(1.3)%

Net loss	$(117,320)	(188.4)%	$(55,005)	(156.4)%

Comparison of the Years Ended December 31, 2021 and 2020
Revenues

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Revenues	$62,237	$35,160	$27,077	77%
Revenues increased by $27.1 million, or 77%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020. Launch services revenue was $39.0 million in the year ended December 31, 2021, an increase of $5.9 million, or 18%, primarily due to higher content per launch service agreement for the year ended December 31, 2021 as compared to the year ended December 31, 2020. Space systems revenue was $23.3 million for the year ended December 31, 2021, an increase of $21.2 million, or 1,021%, primarily due to strength in our organic space system products and services and initial contribution from acquisitions that closed in the fourth quarter of 2021.

Cost of Revenues

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Cost of revenues	$64,130	$46,977	$17,153	37%
Cost of revenues increased by $17.2 million, or 37%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020. The increase in cost of revenues was driven by a step-up
related to our Business Combination and vesting of restricted stock units in stock-based compensation of $9.6 million, initial contribution from ASI and PSC and lower production utilization due to
COVID-19
related impacts during the year ended December 31, 2021 as compared to the year ended December 31, 2020. Cost of revenues for the year ended December 31, 2021 decreased to 103% of total revenue from 134% for the year ended December 31, 2020 due to an increase in space system revenues, which are more profitable then launch revenues, partially offset by the aforementioned step-up
of stock-based compensation expense and
COVID-19
related impacts.
Research and Development, Net

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Research and development, net	$41,765	$19,142	$22,623	118%
Research and development expense increased by $22.6 million, or 118%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to a step-up
related to our Business Combination and vesting of restricted stock units in stock-based compensation of $8.8 million, Neutron development and increased labor and prototype spend focused on broadening our spacecraft component product portfolio.
Selling, General and Administrative

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Selling, general and administrative	$58,395	$23,993	$34,402	143%
Selling, general and administrative expense increased by $34.4 million, or 143%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to a $19.6 million increase in a step-up
related to our Business Combination and vesting of restricted stock units in stock-based compensation and redemption compensation expense, increased costs associated with being a public company including higher staff costs and third party services, and deal related transaction costs.
Interest Income (Expense), Net

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Interest income (expense), net	$(6,128)	$224	$(6,352)	(2,836)%
Interest expense increased by approximately $6.4 million, or 2,836%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to borrowings under our secured term loan agreement.

Gain (Loss) on Foreign Exchange

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Gain (loss) on foreign exchange	$(567)	$2,420	$(2,987)	(123)%
Loss on foreign exchange increased by $3.0 million, or 123%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to fluctuations in the foreign exchange of New Zealand Dollar and Canadian Dollar as compared to the U.S. Dollar.
Change in Fair Value of Liability Classified Warrants

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Change in fair value of liability classified warrants	$(15,294)	$(2,417)	$(12,877)	533%
Change in fair value of liability classified warrants expense increased by $12.9 million, or 533%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily as a result of the change in fair value of liability classified warrants assumed in connection with the Business Combination.
Other Income (Expense), Net

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Other income (expense), net	$(798)	$187	$(985)	(527)%
Other expense increased by $1.0 million, or 527%, for the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to bank fees related to our term loan initiation with Hercules and the termination of the Silicon Valley Bank (“SVB”) term loan.
Benefit (Provision) for Income Taxes

	Years Ended December 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Benefit (provision) for income taxes	$7,520	$(467)	$7,987	(1,710)%
We recorded income tax benefit of $7.5 million and income tax provision of $0.5 million for the years ended December 31, 2021 and 2020, respectively. The annual effective tax rate was 6.0% for the year ended December 31, 2021, compared to (0.9)% for the year ended December 31, 2020. The annual effective tax rate was lower than the federal statutory rate due primarily to a full valuation allowance in the U.S. and was partially offset by recurring items such as foreign taxes based on local country statutory rates, excess tax benefits related to share-based compensation, and foreign withholding taxes, as well as by discrete items that may occur in any given year but are not consistent from year to year.
Liquidity and Capital Resources
Since inception, we have funded our operations with proceeds from sales of our capital stock, bank debt, research and development grant proceeds, and cash flows from the sale of our products and services. As of

December 31, 2021, we had $691.0 million of cash and cash equivalents. Our primary requirements for liquidity and capital are investment in new products and technologies, the expansion of existing manufacturing facilities, working capital, debt service, acquisitions of complementary businesses, products or technologies and general corporate needs. Historically, these cash requirements have been met through the net proceeds we received through private sales of equity securities, borrowings under our credit facilities, net proceeds received in the Business Combination and payments received from customers.
We believe that our existing cash and cash equivalents and payments from customers will be sufficient to meet our working capital and capital expenditure needs for at least the next twelve months, although we may choose to take advantage of opportunistic capital raising or refinancing transactions at any time. We will continue to invest in increasing production and expanding our product offerings through acquisitions.
Our future capital requirements will depend on many factors, including our launch cadence, traction in the market with our space systems offerings, the expansion of sales and marketing activities, the timing and extent of spending to support product development efforts, the introduction of new and enhanced products, the continuing market adoption of our products, the timing and extent of additional capital expenditures to invest in existing and new office spaces and the number of acquisitions of complementary businesses, products or technologies we pursue, if any. We may be required to seek additional equity or debt financing. In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued product innovation, we may not be able to compete successfully, which would harm our business, operations and financial condition.
Indebtedness
Hercules Capital Secured Term Loan
On June 10, 2021, the Company entered into a $100 million secured term loan agreement with Hercules Capital, Inc. (the “Hercules Capital Secured Term Loan”) and borrowed the full amount under the secured term loan agreement. The term loan has a maturity date of June 1, 2024 and is secured by substantially all of the assets of the Company. Payments due for the term loan are interest-only until the maturity date with interest payable monthly in arrears. The outstanding principal bears (i) cash interest at the greater of (a) 8.15% or (b) 8.15% plus the prime rate minus 3.25% and
(ii) payment-in-kind
interest of 1.25% which is accrued and added to the outstanding principal balance. Prepayment of the outstanding principal is permitted under the loan agreement and subject to certain prepayment fees. In connection with the Hercules Capital Secured Term Loan, the Company paid an initial facility charge of $1 million and the Company will be required to pay an end of term charge of $3.25 million upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. The Company was in compliance with all debt covenants related to its long-term borrowings as of December 31, 2021. As of December 31, 2021, there was $100.1 million outstanding under the Hercules Capital Secured Term Loan, of which $2.8 million was classified as current in the Company’s condensed consolidated balance sheets, with the remainder classified as a long-term borrowing. As of December 31, 2021, the Company had no availability under the Hercules Capital Secured Term Loan.
In connection with the $100 million Hercules Capital Secured Term Loan, the Company repaid the $15 million advance under the SVB Revolving Line and Term Loan Line and terminated the Loan and Security Agreement (see below).
SVB Revolving Line and Term Loan Line
On December 23, 2020, the Company entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with SVB for a maximum of $35 million in financing which included a warrant to purchase

121,689 shares of common stock at a price of $1.28 per share (see Note 11,
Warrants
to our condensed consolidated financial statements contained elsewhere in this report). The $35 million may be drawn upon utilizing the SVB Revolving Line and Term Loan Line subject to certain terms and conditions. On May 13, 2021, the Company borrowed $15 million as a Term Loan advance under its Loan and Security Agreement. On June 10, 2021, the Company repaid the $15 million as a Term Loan advance under its Loan and Security Agreement upon funding of the Hercules Capital Secured Term Loan and the Revolving Line was closed.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Years Ended December 31,
(in thousands)	2021	2020
Net cash provided by (used in):
Operating activities	$(71,791)	$(27,757)
Investing activities	(92,134)	(37,329)
Financing activities	799,939	21,478
Effect of exchange rate changes	2,128	(153)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$638,142	$(43,761)

Cash Flows from Operating Activities
Net cash used in operating activities was $71.8 million for the year ended December 31, 2021 consisted of $117.3 million in net loss, $53.5 million in non-cash
expense and $8.0 million in cash used in operating assets and liabilities. Included in the non-cash
expense are $32.6 million in stock-based compensation expense, $15.3 million in liability-classified warrant expense and $10.9 million in depreciation and amortization. Included in the cash used in operating assets and liabilities are a $12.7 million increase in inventory, a $10.5 million increase in prepaids and other current assets and a $7.8 million increase in accounts receivable, partially offset by a $28.1 million increase in deferred revenue.
Cash Flows from Investing Activities
Cash used in investing activities for the year ended December 31, 2021 of $92.1 million was driven by cash paid for the ASI and PSC acquisitions of $66.4 million and capital equipment and infrastructure investments of $25.7 million. These investments included the build of the FCL and lab areas in Long Beach, California, which will be used to support classified government programs, Launch Complex 1
(“LC-1”)
in Mahia, New Zealand, where we have now completed our second launch pad and are in process of adding additional support facilities to support launch operations and safety, and our propulsion development and test facility near Auckland, New Zealand, which consolidates and supports all Curie engine development and hot fire testing.
Cash Flows from Financing Activities
Cash provided by financing activities for the year ended December 31, 2021 of $799.9 million was primarily related to the closing of our Business Combination with Vector and PIPE proceeds of $728.3 million, $98.9 million in a long-term secured term loan, $3.1 million from the exercise of stock options partially offset by $30.4 million in the repurchase of shares and options from management.
Critical Accounting Policies and Estimates
We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. See Note 2,
Significant Accounting Policies
to our consolidated financial statements appearing elsewhere in this prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.
Revenue Recognition
We generate revenue from launch services and space systems. Launch services may be provided as a mission dedicated to a single customer or as a rideshare arrangement with multiple spacecraft from multiple customers. Space systems revenue is comprised of space engineering, program management, spacecraft components, spacecraft manufacturing and mission operations.
Revenue is recognized when control of the promised product or service is transferred to our customers at an amount that reflects the consideration we expect to be entitled to in exchange for those products or services. Historically, our revenue contracts have been fixed-price contracts. To the extent actual costs vary from the cost upon which the price was negotiated, we will generate variable levels of profit or could incur a loss.
Our launch service contracts generally contain a single performance obligation, to provide launch services, as there are not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of launch services activities. Similarly, our space systems contracts generally contain a single performance obligation as there are typically not distinct and separately identifiable promises contained in the contracts aside from the complex and interrelated nature of the manufacturing, engineering or operations activities as specified per the agreement. Where contracts contain a single performance obligation, the entirety of the transaction price is allocated to this one performance obligation. For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount we would sell the product or service to a customer on a standalone basis.
The transaction price represents the amount of consideration to which we expect to be entitled in exchange for transferring the promised services to our customers. The consideration promised within a contract may include fixed amounts and variable amounts. Variable consideration may consist of final milestone payments or mission success fees that are earned when the payload is delivered to the specified orbit, amongst other types.
We estimate variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur.
We recognize revenue when or as control is transferred to the customer, either over-time or at a point-in-time.
Generally, launch services revenue is recognized at a
point-in-time
when control transfers upon intentional ignition of the launch or where successful delivery milestones are applicable, such as upon delivery of the spacecraft to the specified orbit. In some circumstances, launch service revenue is recognized over-time when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and when we have an enforceable right to payment for the services performed to date including a reasonable profit.
Revenue for space systems is recognized at a
point-in-time
or over-time depending upon the nature of the contract with the customer. For contracts that provide space engineering, program management and mission operations, we recognize revenues over-time as the customer simultaneously receives and consumes the benefits provided by our performance as we perform. Similarly, spacecraft manufacturing is recognized over-time when it is determined that there is no alternative use for the spacecraft, due to contractual or practical limitations, and where we have an enforceable right to payment for the services performed to date including a reasonable profit. Contracts to provide components for spacecraft that do not qualify for over-time recognition are recognized at a point-in-time
when control is transferred.
For revenue recognized over-time, we use an input method, based on costs incurred relative to total estimated costs at completion to estimate the percentage of completion. The costs incurred are determined by assessing the physical and technical progress on the spacecraft applied to the standard costs. Due to the nature of the work performed under spacecraft construction contracts, the estimation of physical and technical progress requires judgment and is subject to many variables including but not limited to actual progress and costs incurred, labor productivity, changes in cost and availability of materials.
Contracts for space software provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual entity-wide licenses or mission-based licenses, which provide customers with the same functionality and differ primarily in the number of spacecraft into which the software may be integrated. Revenue from space software is recognized upfront at the point in time when the software is made available to the customer. When customers purchase when and if available software maintenance in addition to the space software license, revenues allocated to the maintenance are recognized ratably over the maintenance period.
Due to their nature, time and materials contracts contain variable consideration; however, in general, our performance obligations under time and materials contracts qualify for the “right to invoice” practical expedient. Under this practical expedient, we recognize revenue, over time, in the amount to which we have a right to invoice. In addition, we are not required to estimate such variable consideration upon inception of the contract and reassess the estimate each reporting period. We determined that this method best represents the transfer of services as, upon billing, we have a right to consideration from a customer in an amount that directly corresponds with the value to the customer of our performance completed to date.
Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to our contracts with customers.
Contract assets include unbilled amounts under contracts when revenue recognized exceeds the amount billed to the customer. Contract assets are transferred to accounts receivable when the right to invoice becomes unconditional and the invoice is issued. Contract assets are classified as current if the invoice will be delivered to the customer within the succeeding
12-month
period with the remaining recorded as long-term. These contract assets are not considered a significant financing component of the company’s contracts as the payment terms are intended to protect the customer in the event the company does not perform on its obligations under the contract. Contract liabilities primarily consists of customer billings in advance of revenue being recognized. Contract liabilities are not a significant financing component as they are generally utilized to pay for contract costs within a one-year
period or are used to ensure the customer meets contractual requirements.
Stock-based Compensation Expense
Our stock compensation plan is classified as an equity plan which permits stock awards in the form of employee stock options and restricted stock awards. For awards that vest solely based on continued service, the fair value of an award is recognized as an expense over the requisite service period on a straight-line basis. For awards that contain performance conditions, the fair value of an award is recognized based on the probability of the performance condition being met.

The fair value of stock options under our employee equity incentive plan are estimated as of the grant date using the Black-Scholes option valuation model, which is affected by estimates of the fair value per share of common stock, the risk-free interest rate, expected dividend yield, expected term and the expected share price volatility of its common shares over the expected term, which are estimated as follows:

•
Fair value per share of common stock
. Prior to the Business Combination, due to the absence of an active market for our common stock, the fair value of our common stock for purposes of determining the exercise price for stock option grants and the fair value at grant date was estimated based on highly subjective and uncertain information. The exercise price of stock options was set at least equal to the fair value of our common stock on the date of grant. Following the completion of the Business Combination in August 2021, we estimate the fair value of common stock based on the market price of our common stock underlying the awards on the grant date.

•
Expected volatility
. Our shares have actively traded for a short period of time subsequent to the Business Combination, the volatility is based on the weighted average historical volatilities of a pool of public companies that are comparable to us. Expected volatility represents the estimated volatility of the shares over the expected life of the options.

•
Expected term.
We have determined the expected term of the awards using the simplified method due to our insufficient history of option exercise and forfeiture activity. The simplified method estimates the expected term based on the average of the vesting period and contractual term of the stock option.

•	Risk-free interest rate. The risk-free interest rate for periods within the expected life of the option is derived from the U.S. treasury interest rates in effect at the date of grant.

•	Estimated dividend yield. We use an expected dividend yield of zero since no dividends are expected to be paid.
The fair value of restricted stock units granted under our employee equity incentive plans are estimated as of the grant date in an amount equal to the estimated fair value per share of our common stock.
Forfeitures are recognized as incurred for as they occur. Unless otherwise approved, options must be exercised while the individual is an employee or within
90-days
of termination when applicable. The expiration date of newly issued options is ten years after grant date unless earlier terminated as provided for in the plans.
The assumptions used in calculating the fair value of stock-based awards represent our best estimates, however, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or we use different assumptions, stock-based compensation expense could be materially different in the future.
Income Taxes
We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
We utilize a
two-step
approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We make estimates, assumptions and judgments to determine its provision for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from our estimates, assumptions and judgments thereby impacting its consolidated financial position and results of operations.
Warrant Liability
We account for the warrants assumed in connection with the Business Combination in accordance with the guidance contained in ASC
815-40,
Derivatives and Hedging
, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in our Consolidated Statements of Operations and Comprehensive Loss.

BUSINESS
Business Summary
Unless otherwise indicated or the context otherwise requires, references in this “
Business
” section to “Rocket Lab,” “we,” “us,” “our” and other similar terms refer to Rocket Lab and its consolidated subsidiaries after the Business Combination.
Corporate History and Background
Rocket Lab entered into the Merger Agreement. The Business Combination was completed on the Closing Date, in conjunction with which Vector changed its name to Rocket Lab USA, Inc.
As a result of the Business Combination, share and per share amounts presented in this registration statement on Form
S-1
for periods prior to the Business Combination for Rocket Lab USA, Inc. have been retroactively converted by application of the exchange ratio of 9.059659. For more information regarding the Business Combination, see Item I, Note 1 to audited consolidated financial statements
and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” included in this prospectus.
Who We Are
Our Mission: We Open Access to Space to Improve Life on Earth.
Rocket Lab is an
end-to-end
space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit
management solutions that make it faster, easier and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.
Unprecedented commercial investment and government expenditures are driving rapid growth in the space economy. As one of select few commercial companies delivering regular access to orbit, our proven launch vehicle, spacecraft technology and global infrastructure uniquely position us to grow this dynamic market. Advances in technologies, materials and components have led to miniaturization of spacecraft and a significant reduction in cost and time-to-market,
concurrent with the increase in demand for space applications such as communications, remote sensing, Earth observation, meteorology and navigation. We provide customers with frequent, reliable and cost-effective access to orbit for this new generation of small spacecraft with Electron, a fully carbon composite launch vehicle powered by Rutherford, our electric turbopump 3D printed engines. Since our first Electron launch in 2017 through December 31, 2021, we have delivered 109 spacecraft to space across 20 successful orbital missions for commercial and government customers, including the U.S. Department of Defense (“DoD”), the National Aeronautics and Space Administration (“NASA”), the Defense Advanced Research Projects Agency (“DARPA”) and the National Reconnaissance Office (“NRO”), and a number of domestic and international commercial spacecraft operators including Blacksky Holdings, Canon, Kinéis, Capella Space, Planet, OHB Group and Synspective. In 2021, Electron was the second most frequently launched rocket by companies operating in the U.S. and established us as the fourth most frequent launcher globally.
Rocket Lab’s frequent launch cadence has been enabled through innovative manufacturing techniques for Electron, including 3D printing and automation, but production is only part of the formula for frequent and reliable launch. We believe our launch infrastructure is a key part of our success. We currently operate a private launch complex in Mahia, New Zealand. This launch complex is supported by a bi-lateral
treaty between the U.S. and New Zealand governments that enables us to use U.S. launch and spacecraft technology for launches at
LC-1
that otherwise would not be permitted for launches from foreign soil. This treaty provides us with a competitive advantage over other companies launching rockets from outside the U.S. that do not have the benefit of such a treaty. Additionally, by operating our own private launch complex, we do not have to share the launch complex with other launch providers and, subject to obtaining required regulatory clearances for launches, have complete control over launch schedule and availability.
LC-1
serves as our high-volume launch complex with two operational launch pads, with our second launch pad at
LC-1
brought operational in February 2022, capable of supporting up to 120 missions every year. We also have access to use a dedicated launch pad at NASA’s Wallops Flight Facility, at Wallops Island, Virginia, which we refer to as Launch Complex 2
(“LC-2”).
We have built out all of the physical infrastructure that we need in order to use this launch complex and, upon certification of our automated flight termination system software by NASA, we will be able to begin conducting launches from
LC-2.
Rocket Lab’s operations have received the designation of Essential Critical Infrastructure for National Security from the DoD, and can support
24-hour
rapid
call-up
capability for defense needs and urgent constellation replenishment.
LC-2
is currently licensed to launch 12 missions per year.
Building on our strong foundation with Electron, we are now developing our Neutron launch vehicle, which will be an advanced reusable
8-ton
payload class launch vehicle tailored for large constellation deployments, interplanetary missions and human spaceflight. We expect constellation missions to make up an increasing percentage of small spacecraft launched, versus bespoke or one-off
missions, and Neutron is tailored to meet demand from this growing market.
Consistent with our endeavor to provide
end-to-end
space solutions or our customers, Rocket Lab has expanded beyond launch services into space systems, delivering diverse spacecraft component solutions, design services, and spacecraft as a service from low Earth orbit constellations to deep space and interplanetary missions for government and commercial customers. Our space systems business utilizes our launch services, merchant spacecraft component offerings, spacecraft design services, our family of Photon spacecraft, partnerships with global ground network service providers as well as our own ground station network, and on-orbit
constellation management capabilities to provide customers a complete solution that encompasses spacecraft design, build, launch and on-orbit
operations.
Our Competitive Strengths
Our competitive strengths include:

•
Flight Heritage – First Mover Advantage:
Electron is the first small launch vehicle to establish frequent and reliable access to space with 20 successful orbital missions and 109 spacecraft deployed through December 31, 2021, and 21 successful missions as of February 2022. Successfully reaching orbit not just once, but repeatedly delivering mission success across more than four years of launches, demonstrates Electron as a mature launch vehicle, and Rocket Lab broadly possessing a sophisticated team and robust manufacturing infrastructure and processes. We believe this gives us a significant competitive advantage ahead of potential new market entrants to secure Rocket Lab both higher volume and market share and increasingly higher-value missions from our customers.

•	Unique Technologies: We have innovated around key launch vehicle and spacecraft features and capabilities, including:

•	Carbon composite tanks and structures, delivering substantial mass-savings while maintaining strong structural integrity;

•	An electric turbo-pump fed rocket engine that delivers high-performance while removing the complexity associated with traditional gas generator cycle engines;

•
We believe we were the first company to 3D print an orbital rocket engine, and as of December 31, 2021 have flight heritage with over 250 engines launched to space. We leverage our unique 3D printing capabilities beyond engines, to enable ultra-rapid design and testing of new flight hardware and dramatically shorten our time-to-market;
and

•
A unique kick stage that delivers spacecraft to precise and individual orbits increasing deployment flexibility and cost effectiveness for our customers. The kick stage can also be utilized as a fully-featured spacecraft, enabling hosted payload opportunities for our customers and for our own constellation applications.

•
Deep Vertical Integration:
We have extensive vertically integrated design and manufacturing capabilities, having developed world-class engineering and manufacturing teams across the U.S., New Zealand and Canada. This allows us to manage and control almost every aspect of design, manufacturing and launch operations, enabling rapid prototyping and streamlined production to deliver products and solutions to orbit faster.

•
Integrated Design and Test Capabilities:
We own and operate our own propulsion test infrastructure, allowing us the capacity and flexibility to accelerate time-to-market
while ensuring quality and a high rate of mission success.

•
Private Launch Complex:
Rocket Lab operates
LC-1
in Mahia, New Zealand. This launch complex can support up to 120 launches every year, which is significantly more than the current annual total number of launches from all U.S. spaceports combined. By operating our own private launch complex, we have eliminated the availability issues commonly faced by other launch providers competing for a limited number of slots on shared launch complexes that they do not control.

•
A complete
end-to-end
space solution:
Providing services and data from space has traditionally meant relying on multiple suppliers and mission partners. By being able to provide launch services, spacecraft design and manufacture services, including the vertically integrated supply of key spacecraft components, and on-orbit
constellation management services, Rocket Lab is amassing the strategic keys to space.

Customers
Launch Services
. As of December 31, 2021, we have launched and deployed 109 spacecraft for our customers, which includes government customers, such as the DoD, NASA and other U.S. government agencies. We also provide launch service to major domestic and international commercial spacecraft operators. Our launch services have been used by more than 20 organizations.
Space Systems
. As of December 31, 2021, we have flight hardware and spacecraft that have flown on over 600 missions, including legacy missions enabled by Sinclair Interplanetary (acquired April 2020), Advanced Space Solutions, Inc (acquired October 2021) and Planetary Space Corporation (acquired November 2021). In addition, the acquisition of SolAero Technologies closed in the first quarter of 2022. Our space systems solutions have been used by a diverse mix of commercial, aerospace prime contractors and government customers.
Our Growth Strategy
We are pursuing the following growth strategies:

•
Leverage our market position as the first U.S. commercially operational dedicated small launch provider with NASA Category 1 certification and 20 successful launches and 109 spacecraft deployed as of December 31, 2021, to win increasing numbers of launch services contracts and be entrusted with higher value payloads to drive an increase in our average selling price of our launch services.

•	Expand our addressable launch market with the development of the medium lift Neutron launch vehicle, where the additional lift capacity will enable significantly higher revenue per launch.

•
Apply world-class manufacturing scaling and cost-reduction capabilities to the production of our spacecraft components and subsystems to capture large constellation design win opportunities and increasing market share.

•
Expand our portfolio of strategic components for spacecraft by commercializing solutions developed for our launch vehicles and family of Photon spacecraft, including; avionics subsystems, radios and batteries.

•
Leverage our proven Photon spacecraft platform to provide streamlined hosted payload and technology demonstration capabilities in low Earth orbit to commercial and government customers without the need for customers to procure separately designed and built third-party spacecraft buses.

•
Build upon ongoing interplanetary Photon spacecraft development efforts as well as our announced Neutron launch vehicle development to expand our addressable market for interplanetary scientific and commercial missions.

•
Leverage our cost and frequency advantaged “access to space,” enabled by our established launch assets and proven capabilities, to further penetrate the available market for on-orbit
constellation management.

Product & Services Overview
We design and manufacture small and medium-class rockets, spacecraft and spacecraft components to support the space economy. Our launch services are used to place spacecraft into Earth orbit and escape trajectories, and utilize orbital launch vehicles that place payloads into a variety of planes/inclinations and altitude trajectories. Our spacecraft component solutions are the building blocks for spacecraft, which includes reaction wheels, star trackers, magnetic torque rods, Solar panels, Radios, Separation Systems, Command and Control spacecraft Software, separation systems, and power solutions. Our family of Photon spacecraft is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions.

•
Launch Services:
We currently provide reliable and responsive launch services into Low Earth Orbit on Electron for small spacecraft up to 300 kg. We also have Neutron, a medium lift launch vehicle, in development to provide efficient constellation launch services for payloads up to 8,000 kg. Between these two launch vehicles, we expect to have the capability of launching nearly all of the spacecraft that we expect to require launch through 2029. We can support up to 120 launch opportunities every year from
LC-1,
which is our private launch complex in Mahia, New Zealand, and, upon certification of our automated flight termination system software by NASA, will be able to commence launches from
LC-2
at NASA’s Wallops Flight Facility, at Wallops Island, Virginia.

•
Space Systems:
We provide spacecraft solutions for government and commercial customers ranging from selling individual spacecraft components for use by customers in constructing their own spacecraft, to complete spacecraft design, manufacture and on-orbit
operations. With our
end-to-end
space systems solutions, customers can procure launch services, spacecraft, ground services and on-orbit
management from one source, significantly streamlining their path to orbit.

Launch Services
We design, manufacture and launch orbital rockets to deploy payloads across a range of government and commercial missions from low Earth orbit to interplanetary destinations.
Electron is our orbital small launch vehicle that was designed to accommodate a high launch cadence business model to meet the growing and dynamic needs of our customers for small spacecraft launch services. Combining the use of innovative manufacturing technologies, including 3D printing and automation, Electron is optimized for rapid and frequent launch and has established itself as one of the most prolific and reliable launch vehicles in the market. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering 109 spacecraft to orbit for government and commercial customers across 20 successful orbital missions through December 31, 2021. In 2021, Electron was the second most frequently launched rocket by companies operating in the U.S., and established Rocket Lab as the fourth most frequent launcher globally. Our launch services program has seen us develop many industry-leading innovations, including 3D printed electric turbo-pump rocket engines, fully carbon composite fuel tanks, a private orbital launch complex, a kick stage that can be configured to convert into a highly capable spacecraft on orbit, and the potential ability to successfully recover a stage from space, providing a path to reusability.
Electron provides tailored access to orbit for the high-growth small spacecraft market across dedicated and rideshare missions. It is capable of deploying spacecraft of up to 300 kg to low Earth orbit across a wide range of orbital inclinations from 38 to 120 degrees from our operational
LC-1
in Mahia New Zealand. Electron is also capable of delivering spacecraft to deep space and interplanetary destinations, a capability which we will attempt to demonstrate in 2022 with the launch of a NASA mission to the Moon in support of the agency’s Artemis program. Electron has two primary stages and an innovative third kick stage, standing at 18 meters tall, with a diameter of 1.2 meters and a lift-off
mass of approximately 14,000 kg. Electron’s design includes innovative use of avionics and electrical systems, and advanced carbon-composites for its structures and propellant tanks. Carbon-composite construction decreases mass by as much as 40 percent relative to other materials, contributing to Electron’s mass-to-orbit
performance. Our
in-house
assembly of Electron’s composite tanks and structures improves cost efficiency and supports high rates of production. Electron’s kick stage enables the spacecraft to be placed in circular orbits, which is necessary for a spacecraft to maintain consistent altitude and is capable of engine restarts to deliver multiple payloads to a range of orbits, meeting precise orbit insertion requirements, and deorbiting to avoid contributing to orbital debris, also known as space junk.
Electron is propelled by a total of ten Rutherford engines that we manufacture at our headquarters in Long Beach, California. The Rutherford engine is a
5,600-lbf
engine fueled by liquid oxygen and kerosene fed by electric turbo-pumps and is based on a propulsion cycle that makes use of electric motors and high-performance lithium polymer batteries to drive liquid oxygen and kerosene fuel pumps. Electric turbo-pumps are lower complexity than the turbomachinery typically required for gas generator cycles, yet still achieve high efficiency. We believe our Rutherford engine is the first oxygen/hydrocarbon engine to use additive manufacturing for all primary components, including the regeneratively cooled thrust chamber, injector pumps and main valves.
Electron is currently launched from our private launch complex in Mahia, New Zealand and, upon certification of our flight termination system software by NASA, we plan to begin launching Electron from our new launch complex at NASA’s Wallops Flight Facility, at Wallops Island, Virginia. As of December 31, 2021, Electron had successfully launched 20 times and deployed 109 spacecraft to orbit.
In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle which we expect will increase the payload capacity of our space launch vehicles to approximately 8,000 kg, for launches to low Earth orbit and lighter payloads into higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and capable of human space flight and cargo and crew resupply to the International Space Station. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a level of schedule control and high-flight cadence not available on large and heavy lift rocket rideshare programs. Neutron is expected to have the capability of launching nearly all of the spacecraft that we expect to be launched through 2029, and we expect to be able to leverage Electron’s flight heritage, various vehicle subsystems designs, launch complexes and ground station infrastructure.
The medium-lift Neutron will be a
two-stage
launch vehicle that stands 40 meters tall with a
5-meter
diameter fairing and a lift capacity of up to 8,000 kg to low Earth orbit, 2,000 kg to the Moon, and 1,500 kg to Mars and Venus. Neutron will feature a reusable first stage designed to return to launch site as well as land on an ocean platform, enabling flexibility of use, higher launch cadence, and decreased launch costs for customers. Neutron launches are planned to take place from Virginia’s
Mid-Atlantic
Regional Spaceport located at the NASA Wallops Flight Facility. We aim to leverage existing infrastructure at the
Mid-Atlantic
Regional Spaceport, with the goal of lessening the incremental investments and accelerating the timeline to first launch, expected as early as 2024.

Space Systems
Our space systems product and services offerings include the Photon family of spacecraft, a portfolio of market and technology leading spacecraft components, spacecraft engineering and design services, and on-orbit
constellation management services.
The Photon family of small spacecraft is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit, and interplanetary missions. Photon is a versatile platform that can be configured to meet a broad range of our customers’ requirements. Photon can be configured to operate as the upper stage of Electron (the kick stage) during launch, then with a simple command it transitions into an operational spacecraft on orbit, eliminating the parasitic mass of deployed spacecraft and enabling full use of the fairing volume for payloads. Photon can also fly on other launch vehicles, such as our recently announced in-development
Neutron launch vehicle, and as a secondary payload on rockets developed under the National Security Space Launch program of the U.S. Space Force. Our Photon family of spacecraft enable us to offer an end-to-end
mission solution encompassing launch, spacecraft, ground services, and mission operations to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.
Our family of Photon spacecraft can be used to conduct space-related scientific research, collect imagery and other remote-sensing data about the Earth, carry out lunar and other deep space planetary missions, and to demonstrate new space technologies. Our family of Photon spacecraft can also be used in combination with Electron to deploy individual spacecraft in different orbital locations and complete constellations in a single mission. Our spacecraft are intended for commercial, defense and civil government customers, including the DoD, NASA, other U.S. government agencies, and governments worldwide. Our first Photon spacecraft was successfully launched and placed into service in August 2020 and a second operational Photon was successfully launched in March 2021. Photon has been selected by NASA in 2021 for the CAPSTONE mission, which is a pathfinder for the lunar Gateway initiative of the Artemis program, which involves a mini-space station NASA intends to use as a staging point for crewed lunar landings beginning as soon as 2024. Photon has also been selected for interplanetary missions to Mars and Venus.
Rocket Lab’s space systems business also designs and manufactures a range of spacecraft components, including reaction wheels, star trackers, magnetic torque rods, separation systems, software and power systems, and has additional products in development to serve a wide variety of sub-system
functions.
Reaction wheels are motor-driven flywheels used to store angular momentum on a spacecraft. Many spacecraft use three or four reaction wheels to provide agile
3-axis
pointing control. Some configurations use a single wheel, called a “momentum wheel,” for stable Earth-pointing control. All Rocket Lab reaction wheels incorporate an onboard digital processor with speed and torque control loops. We make a large number of different wheel sizes. Wheels are sized by their maximum angular momentum measured in Newton-meters (“Nm”). Bigger spacecraft require bigger wheels, but determination of the correct size of wheel for a particular spacecraft requires detailed engineering analysis.
Star trackers are optical sensors that determine the spacecraft’s pointing direction and rotation rate by looking at the stars. Our star trackers are fully integrated units, where one box includes the lens, detector, processor, and all of the power supply and support circuits. A catalog of more than two million possible star triangles is loaded before launch, allowing the processor to determine the direction from any single image.
Magnetic torque rods are long bars of special alloy steel, wound with coils of fine copper wire. When a current is passed through the wire, it becomes an electromagnet which generates a twisting force against the Earth’s magnetic field. Magnetic torque rods are used in low Earth orbit to remove angular momentum from reaction wheels, avoiding the requirement to expend irreplaceable propellant.
Power systems include both the high-capacity high-voltage batteries used to power the electric turbo-pumps in the Rutherford rocket engine used by Electron and other batteries used for small spacecraft.

Separation systems including motorized lightband and canisterized spacecraft dispensers (“CSD”), which are used to separate spacecraft from the launch platform into orbit. The motorized lightband is a ringed system with sizes from
8-inches
in diameter up to
62-inches
in diameter. Lightband’s deploy spacecraft via motors and a mechanical linkage. The CSD is a reliable and cost-effective housing for small spacecraft that protects a spacecraft during launch and deploys them in space. Fully encapsulated, the CSD minimizes damage risk and eliminates the necessity for heavy or complicated interface structures between the spacecraft and launch vehicle platform.
Our software offerings include:

•
MAX Flight Software runs on a spacecraft flight computer and controls all aspects of spacecraft operations including guidance & control, telecommunications, commanding, telemetry, sequencing, power control, and fault protection. MAX Flight Software is flight-proven off-the-shelf
spacecraft flight software that provides the foundation for complex space missions.

•
ODySSy is software that runs on the spacecraft flight computer that simulates all aspects of spacecraft operations on-orbit.
This enables analysis and testing of both the software and hardware on the spacecraft through all phases of a spacecraft lifecycle.

•	SOLIS is a software tool that runs in conjunction with the industry standard Systems Tool Kit software and enables engineers to simulate all aspects of a spacecraft mission.

•
MAX Ground Data System is software that enables command and control of spacecraft constellations on-orbit
and during
pre-launch
testing. The software sends spacecraft commands, processes and archives telemetry, automates pass operations, and provides telemetry monitoring and alarming.

•	MAX DevTool is a software tool that allows engineers to rapidly develop new software components within the MAX Flight Software framework.
Flight and Ground Software Services are engineering services to tailor and adapt the MAX Flight software and Ground Data System for a customer’s mission. Ground, Navigation and Control Services are engineering services to provide guidance, navigation, and control system design, analysis, and verification for customer missions. Spacecraft Operations include complete spacecraft operations as a service, covering all aspects of operations including ground station interface, ground data system, and spacecraft operators.
Spacecraft Engineering and Design Services and
On-Orbit
Constellation Management Services
Our space systems engineering team works with customers to develop, design and manufacture full spacecraft solutions from low Earth orbit to interplanetary spacecraft. We also offer constellation management services where we perform command and control operations and leverage our ground station infrastructure and partnerships to deliver data to spacecraft constellation operator customers following launch.
Sales and Business Development and Mission Management
We sell our launch services and space systems solutions through a unified global business development team that cross-sells across both launch and space systems and leverages shared technical, proposal writing, mission project management and administrative resources. This team is based primarily in the U.S. and focuses on government customers, such as the DoD, NASA, and other U.S. government agencies, as well as major domestic and international commercial spacecraft operators and spacecraft bus manufacturers. The business development team works closely with our engineering teams to develop optimal solutions for our customers. Given the well-defined and consolidated nature of our customer base, we are able to adequately address our market with a lean and focused team.

Many of our business development team members have previously worked for government agencies and large institutional space and technology companies. They have in-depth
knowledge and understanding of the industry and can draw on a vast network of contacts to support business development. With 20 successful orbital missions and 109 spacecraft deployed through December 31, 2021, and a growing number of Rocket Lab spacecraft components operating on orbit, our team has a high-level of insight into customer requirements and evolving industry trends, putting us in a strong position to ensure our products and services meet customer needs.
Marketing
We utilize strategic marketing to accelerate sales opportunities and build brand awareness. Rocket Lab has established a strong brand through various activities, including:

•	conferences and industry events at which we participate, sponsor, exhibit and speak;

•	press releases and media engagement;

•	social media postings;

•	merchandising;

•	cooperative marketing efforts with customers; and

•
communicating our differentiated selling points and product features through marketing collateral such as our website, payload user guides, product data sheets, presentations, and high-quality launch webcasts and videos.

To date, conferences and industry events and direct outreach have been the primary drivers of our sales leads and have helped us achieve sales with relatively low marketing costs.
Engineering
We have made significant investments in our engineering teams. Our team members have a broad range of expertise from a range of industries including; aerospace, automotive, and marine, and broader manufacturing and technology. Rocket Lab’s high level of vertical integration means that these engineering teams design and provide manufacturing support for components, sub-systems,
and assemblies across the full range of our launch vehicles, and Photon family of spacecraft. They support the full product lifecycle from new product innovation to sustaining engineering, including payload lift capacity increases and other performance improvements, to new product features such as booster reusability and cost reduction initiatives.
Our engineering teams across New Zealand, the U.S., and Canada address all key areas of launch vehicle build, payload integration, launch operations, ground segment communications, on orbit spacecraft operations management, and spacecraft component design and manufacturing. Key areas of technical focus include composite structures, additive manufacturing, machining, avionics and power systems, propulsion assembly and test, spacecraft system design assembly and test, printed circuit-board design, optics integration, guidance and navigation, attitude direction and command and control, amongst other engineering focus areas.
These teams are supported by centralized planning and program management functions that guide significant projects across Rocket Lab for consistency and visibility. We leverage sophisticated product lifecycle management software tools, computer-aided design systems and business processes to drive efficiency and better manage the entire product lifecycle, including design, source and build the products that enable our launch services and end-product
deliveries.

Supply Chain
We are highly vertically integrated, in that we design and manufacture many components and subsystems for our launch vehicles, Photon family of spacecraft, and spacecraft components we sell into the merchant market. To support this level of vertical integration we have developed extensive supply chain operations and capabilities that are global in nature and enabled by sophisticated third-party enterprise resource planning systems and tools. These systems and tools are largely supported by an in-house
team of enterprise information systems personnel.
We obtain raw materials, components,
sub-systems
and capital equipment, and other supplies from suppliers that we believe to be reputable and reliable. We have established and follow internal quality control processes to source suppliers, considering engineering validation, quality, cost, delivery and lead-time. We have a quality management team that is responsible for managing and ensuring that supplied components meet quality standards. While we largely source raw materials and other inputs and services from multiple sources, in some cases we also purchase various inputs and services from a sole source. In those sole source supplier situations, as we endeavor to diversify our supply chain, we manage this sole source risk through carrying increased buffer stock, particularly on long-lead items.
Manufacturing, Assembly and Launch Operations
Rocket Lab conducts global operations in support of its research and development manufacturing, assembly and launch operations. We have our Rutherford engines and avionics manufacturing facilities in Long Beach, California, composite manufacturing, high-voltage battery systems, and launch vehicle integration and propulsion testing in Auckland, New Zealand and launch complexes in Mahia, New Zealand and Wallops Island, Virginia. We strive to instill a manufacturing culture of continuous improvement and leverage best practices in quality control and worker safety across our facilities and have achieved
Category-1
certification by the NASA Launch Services Program. We possess differentiated in-house
rapid prototyping capabilities to support both research and development initiatives and to accelerate time-to-market
benefits for critical production ramps. These capabilities include computer numerically controlled machining stations, balancing machines and 3D printers and related expertise.
Long Beach Corporate Headquarters and Manufacturing Facility
We transferred our U.S. headquarters and production operations from Huntington Beach, California to our state of the art 97,000 square foot Long Beach, California facility in March 2020. From our Long Beach, California facility, in addition to manufacturing, we manage corporate administrative functions, sales and business development, launch services mission management, and conduct a range of research and development activities. Our lease for this location expires on June 30, 2027, and we have the option to extend the term of the lease for up to two additional periods of five years each thereafter, which would allow us to continue to use this as our headquarters through at least 2037.
Our Rutherford engine and avionics production activities are conducted out of our Long Beach facility. We designed our manufacturing technology and processes to operate and scale efficiently as we grow and expand our business. Our proprietary manufacturing processes, which include specialized automated equipment, is comprised of three primary steps; (i) additive manufacturing, (ii) machining and (iii) assembly of complete engines and avionics subsystems. Our Long Beach facility is also home to a Mission Operations Center from which our team conducts on-orbit
operation of our family of Photon spacecraft. In 2021, we began the process to build-out
a space systems manufacturing line in this facility and are nearing completion of this project.
Auckland, New Zealand R&D and Production Complexes
From this location we conduct research and development and design and manufacturing of launch vehicles, conduct remote launch activities, and design and manufacture a range of components and subsystems for the

Photon family of spacecraft and broader merchant spacecraft components. We conduct these operations at three adjacent leased buildings comprising an approximately 100,000 square foot research and development and production complex in Auckland, New Zealand. Manufacturing related activities at the Auckland complex include the manufacture, assembly, and testing of high-voltage battery systems that power the Rutherford engines for Electron, the manufacturing and assembly of composite tanks, fairings, and other launch vehicle structures, electrical harnesses, complete kick stages, and final vehicle integration. Research and development activities include those related to launch vehicles, launch operations and a broad range of space systems initiatives. Our primary lease for this complex expires on April 30, 2024, and we have the option to extend the lease to April 30, 2028.
Auckland, New Zealand Propulsion Test Sites
We currently operate two propulsion test sites where we test our rocket engines and related subsystems; a legacy test site at the Auckland New Zealand International Airport, and a new consolidated propulsion test complex approximately 45 km outside of Auckland. Our new propulsion test complex features multiple custom-built vertical test stands for liquid propulsion, composite tank, component and static stage fires. Operating our own private test complex means we avoid the delays and schedule conflicts that are common at shared test facilities. We lease the property where our test sites are located. The current term of the lease for our new test complex expires on November 15, 2029, but we have the right to renew this lease agreement for several additional terms of approximately five years each, which would allow us to continue to use this test complex through at least 2054.
Mahia, New Zealand Launch Complex 1
We operate a private orbital launch complex, our
LC-1,
in Mahia, New Zealand. Our launch complex in Mahia, New Zealand is currently our only operational launch complex, and we have launched all of our missions from this complex. We lease the property where
LC-1
is located. The current term of this lease expires on November 30, 2024, but we have the right to renew our lease agreement for four additional terms of three years each, which would allow us to continuing using this launch complex through at least 2036.
This launch complex is capable of supporting up to 120 launches per year. As of February 2022, Rocket Lab operates two active pads at
LC-1;
Pad A and Pad B. The operation of two launch pads within the launch complex eliminates the time required between launches for a full pad recycle, enabling responsive launch opportunities for our customers. The site features a vehicle processing facility that can house two Electron launch vehicles at any one time to support parallel launch campaigns.
LC-1
is home to two identical,
state-of-the-art
payload processing facilities that include ISO 8 cleanrooms, dedicated electrical control rooms and comfortable customer lounge-style offices.
Wallops Island, Virginia Launch Complex 2
Rocket Lab has access to a dedicated pad located at the
Mid-Atlantic
Regional Spaceport within the NASA Wallops Flight Facility in Wallops Island, Virginia as a second launch complex. Our current agreement provides us with rights to access the facilities, launch property and services at this launch complex expires on September 28, 2028.
LC-2
represents a new responsive launch capability within the U.S. The complex was designed to support both commercial and U.S. government launch services and once operational is licensed to support 12 missions per year. The site can support launches to inclinations between 38 and 60 degrees. In addition to the dedicated launch pad for Electron, Rocket Lab also operates an Integration and Control Facility within the Wallops Research Park. This facility is dedicated to secure vehicle and payload processing facilities. The facility can process several Electron launch vehicles and customer spacecraft concurrently, enabling rapid and responsive launch opportunities and parallel launch campaigns. We have built out all of the physical infrastructure that we need in order to use this launch complex and, upon certification of our flight termination system software by NASA, we will be able to begin scheduling launches from this launch complex.
Competition
Our main sources of competition fall into 4 categories:

•
companies providing dedicated and rideshare launch vehicles to deliver payloads to generic and custom planes/inclinations and altitude trajectories, such as Northrop Grumman, SpaceX, United Launch Alliance (a joint venture between Lockheed Martin Corporation and The Boeing Company), Virgin Orbit and established Russian, Indian, Chinese, European and Japanese launch providers;

•	companies that are reported to have plans to provide launch vehicles that can deliver payloads to a range of planes/inclinations and altitude trajectories;

•
companies providing spacecraft solutions, such as Airbus, Lockheed, Boeing, General Atomics, General Dynamics, Maxar Technology, Northrop Grumman, Raytheon Technologies, Thales Alenia Space, Astro Digital, Tyvak and York Space Systems; and

•	companies providing spacecraft components in the commercial marketplace, such as Ball Aerospace, Raytheon, Collins Aerospace, Bradford Space, Honeywell Aerospace and GOMSpace.
The principal competitive factors in our market include:

•	flight heritage and reliability;

•	delivery schedule;

•	ability to customize products to meet specific needs of the customer;

•	performance and technical features;

•	price; and

•	customer experience.
We believe that we compete favorably across these factors.
Intellectual Property
The protection of our technology and intellectual property is an important aspect of our business. We rely upon a combination of patents, trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to, and clarify ownership of, our proprietary information.
As of December 31, 2021, we held five issued U.S. patents and had five U.S. patent applications pending. Our U.S. issued patents expire between 2032 and 2040. As of December 31, 2021, we held eight registered trademarks in the U.S., including the Rocket Lab mark, and also held 29 registered trademarks in foreign jurisdictions. We continually review our development efforts to assess the existence and patentability of new intellectual property. We intend to continue to file additional patent applications with respect to our technology.
Human Capital
As of December 31, 2021, we had approximately 758 full-time permanent employees across the globe, which excludes approximately 425 additional full-time employees who joined subsequent to such date in connection with the closing of our SolAero acquisition in early 2022. We believe the positive relationship we have with our employees and our strong culture of collaboration and innovation differentiate us and are key drivers of our business success. Our employees are not subject to collective bargaining agreements.
Culture
At Rocket Lab we strive to emphasize a culture where we work hard and play hard together. As an example, this competitive and celebratory spirit is best on display during our annual Rocket Challenge and employee awards. Blended teams across the company’s divisions put down their tools, pick up craft supplies and hot glue, and get together across Rocket Lab’s sites to quickly build and launch the competition’s most impressive new small rocket. Quick thinking, innovative craftsmanship, and camaraderie are core to the competition, and hovercrafts, propulsive boats, planes, and helicopters have all been the result. The day is finished with honoring Rocket Lab staff with exclusive long service Rocket Lab aerospace coins, and by celebrating the winners of Rocket Lab’s annual staff award alongside hundreds of Rocket Lab employees. Competition is especially high for employees with the technological skills and experience necessary to support our business, and we believe this culture and employee experience enhances our ability to recruit and retain employees and keep them engaged in the interesting work that supports our mission.
Safety
Rocket Lab has robust health and safety policies, systems, and processes across the business to enable a safe working environment. Supported by the executive leadership team, Rocket Lab employees are empowered to make decisions and take steps to ensure they maintain a safe and healthy workplace for themselves, colleagues and our business.
Diversity, Equity and Inclusion
Diversity unlocks innovation. Different experiences, knowledge, and cultures come together to generate new ways of doing things and new ideas, and we’re committed to attracting and engaging a global team that reflects the diversity of the missions we launch and the communities where we live and work. Our workplace culture places priority on people feeling welcomed, valued, and respected, and we’ve backed this commitment with goals, policies, and initiatives to increase women and minority hires throughout our teams.
Talent
Our Rocket Lab team members are incredibly talented. Our success has come from doing things differently by highly-capable people with various experiences, and so our talent strategy focuses on growing from within. We continue to have a strong focus on promoting internally where we can and supporting staff early in their careers in their ambition to grow and take on more challenging work.
Governmental Regulation
Compliance with various governmental regulations has an impact on our business, including our capital expenditures, earnings and competitive position, which can be material. We incur or will incur costs to monitor and take actions to comply with governmental regulations that are or will be applicable to our business, which include, among others, federal securities laws and regulations, applicable stock exchange requirements, export and import control, economic sanctions and trade embargo laws and restrictions and regulations of the U.S. Department of Transportation, Federal Aviation Administration (“FAA”), the New Zealand Space Agency and other government agencies in the U.S. and New Zealand. See “
Risk Factors–Risks Relating to Our Business
” for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see “
Management’s Discussion and Analysis of Financial Condition and Results of Operation
” together with our consolidated financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.

Corporate Information
Our corporate headquarters are located at 3881 McGowen Street, Long Beach, California 90808, and our telephone number is (714)
465-5737.
Our website is located at www.rocketlabusa.com. Our Annual Reports on Form
10-K,
Quarterly Reports on Form
10-Q,
Current Reports on Form
8-K,
and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be made available free of charge on our website as soon as reasonably practicable after we electronically file these materials with, or furnish it to, the SEC on their website located at www.sec.gov. The contents of our website are not incorporated into this registration statement on Form
S-1,
and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this registration statement on Form
S-1.

MANAGEMENT
Executive Officers and Directors
The following table lists the names, ages as of December 31, 2021, and positions of the individuals serving as directors and executive officers of our Company:

Name	Age	Position(s)
Executive Officers
Peter Beck . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45	President, Chief Executive Officer and Chairman
Adam Spice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	53	Chief Financial Officer
Shaun O’Donnell . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44	Executive Vice President, Global Operations
Arjun Kampani. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	50	Senior Vice President and General Counsel and Corporate Secretary
Non-Employee Directors
Alex Slusky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	54	Director
David Cowan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56	Director
Michael Griffin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72	Director
Sven Strohband . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48	Director
Matt Ocko . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	53	Director
Merline Saintil . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45	Director
Jon Olson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68	Director
Executive Officers
Peter
Beck
. Mr. Beck is the Founder, President and Chief Executive Officer of Rocket Lab. Mr. Beck founded the company in 2006 and has served on the Legacy Rocket Lab board, and as the President and Chief Executive Officer since July 2013 and was appointed Chairman of the Legacy Rocket Lab board in May 2021 and our Board since August 2021. Further, he served as our Treasurer from July 2013 until May 2021, and as our Secretary and Chief Financial Officer from July 2013 until September 2015.
From 2013, Mr. Beck led the development of the Electron launch vehicle, which was designed from the ground up to accommodate a high launch rate business model to meet the needs of customers for small launch services. Under Mr. Beck’s leadership, Rocket Lab pioneered advanced aerospace manufacturing techniques for Electron, including 3D printed rocket engines, electric-pump-fed
rocket engines and fully carbon composite fuel tanks. Mr. Beck also led the development of our private orbital launch site,
LC-1,
located in Mahia, New Zealand, which required the establishment of an international treaty and legislation to enable us to use U.S. launch and spacecraft technology that otherwise would not be permitted for launches from foreign soil.
Prior to founding Rocket Lab, Mr. Beck began his career in 1993 with an apprenticeship as precision engineer at global appliance manufacturer Fisher & Paykel, before moving into production machinery design, product design and analysis. He later went to a government research institute in 2003 where he focused on advanced composites structures and materials for high performance applications. While at the government lab, Mr. Beck led several complex engineering programs to optimize technologies including wind turbines and superconductors. In his own time, Mr. Beck began building rockets at an early age, steadily increasing their size and complexity. In 2006, Mr. Beck founded Rocket Lab and led its efforts to successfully launch
Atea-1
in 2009, which we believe is the first commercially-developed rocket to reach space from the Southern Hemisphere.
An award-winning engineer, Mr. Beck has been presented with the Gold Medal from the Royal Aeronautical Society, Meritorious Medal from the New Zealand Division of the Royal Aeronautical Society and Cooper

Medal and Pickering Medal from the Royal Society of New Zealand. In addition, in recognition of Mr. Beck’s outstanding contributions to aerospace, entrepreneurship and technical innovation he was appointed as an adjunct professor in aerospace engineering by the University of Auckland. We believe that Mr. Beck is qualified to serve as a member of our Board because of his track record of success as the founder and Chief Executive Officer of Rocket Lab, as well as his knowledge and extensive experience.
Adam Spice
.
Mr. Spice has served as our Chief Financial Officer since May 2018, and has served as our Secretary and Treasurer since May 2021. From January 2011 until May 2018, he was Vice President and Chief Financial Officer at MaxLinear, Inc., a provider of radio frequency, analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. From October 2009 to November 2010, Mr. Spice was the Chief Financial Officer of Symwave Corporation, a venture- backed fabless semiconductor company until its sale to Standard Microsystems Corporation (SMSC). From July 2000 until September 2009, Mr. Spice held a variety of financial and operational executive roles at Broadcom Corporation, a creator of semiconductor solutions for wired and wireless communications. From June 1996 until July 2000, Mr. Spice worked as a finance manager for Intel, a microchips manufacturer. Mr. Spice has a Bachelor’s of Business Administration from the Brigham Young university and an MBA from The University of Texas at Austin.
Shaun O’Donnell
.
Mr. O’Donnell has served as our Executive Vice President, Global Operations at Rocket Lab since September 2019. Mr. O’Donnell has been with Rocket Lab since September 2007 and is responsible for the day-to-day
operations of Rocket Lab globally and manages cross-functional teams across the business. Prior to his current role, from August 2017 to December 2019, Mr. O’Donnell served as our Vice President of Global Operations. From November 2016 to August 2017, Mr. O’Donnell served as our Vice President of New Zealand Operations. From September 2013 to November 2016, Mr. O’Donnell served as our Head of the Guidance, Navigation and Control, Avionics department. From September 2007 to September 2013, Mr. O’Donnell served as our Senior Systems Engineer. Prior to Mr. O’Donnell’s roles at Rocket Lab, he was a lead engineer at a contract engineering firm. Mr. O’Donnell holds an Electrical and Electronic Engineering degree from the University of Auckland.
Arjun Kampani.
Mr. Kampani has served as our Senior Vice President, General Counsel and Secretary since April 2022. From April 2016 until April 2022 he was Senior Vice President, General Counsel and Secretary of Aerojet Rocketdyne Holdings, Inc. a leading manufacturer of rocket, hypersonic, and electric propulsion systems for space, defense and commercial applications. Mr. Kampani’s other business experience includes: VP, General Counsel and Corporate Secretary, General Dynamics Land Systems, Inc. from 2010 to 2016; Director & Assistant General Counsel, Mergers and Acquisitions, General Dynamics Corporation from 2006 to 2009; Assistant General Counsel and Assistant Corporate Secretary, Anteon International Corporation from 2005 to 2006; Attorney, Business and Finance Department, Thelen Reid & Priest, LLP from 1999 to 2004. Mr. Kampani has a Bachelor of Arts from the University of Michigan and a Juris Doctor from Case Western Reserve University School of Law. He is a member of the New York State Bar and a Registered
In-House
Counsel in California.
Non-Employee
Directors
Alex Slusky
.
Mr. Slusky has served as a member of our Board since August 2021 and previously as the Chairman of the Vector board since its initial public offering. Since its inception in 1997, Mr. Slusky has served as Managing Partner and Chief Investment Officer of Vector Capital and its affiliated funds. He has also served as a director of Cambium Networks Corp., a wireless technology company, since 2011 and served as a director of Technicolor SA, a manufacturer of digital media solutions, from July 2013 until 2016. From 1995 until 1997, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, managing a portfolio of public and private technology investments which later became Vector Capital. From 1992 until 1995, Mr. Slusky was an investor at New Enterprise Associates, a venture capital firm where he focused on venture investments in software, communications, and digital media. Mr. Slusky has a degree in Economics from Harvard University and an MBA from Harvard Business School.

We believe that Mr. Slusky is qualified to serve as a member of our Board because of his significant investment and business management experience and deep technical experience in technology companies
.
David Cowa
n
.
Mr. Cowan has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since December 2015. Mr. Cowan has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 1992 and has been a partner since 1996. He also served as a director of LifeLock, an identity theft protection services company, from 2006 through 2017. Mr. Cowan has degrees in Computer Science and Math from Harvard University and an MBA from Harvard Business School.
We believe that Mr. Cowan is qualified to serve as a member of our Board because of his experience in the venture capital industry and his operating and management experience with technology companies.
Michael
Griffi
n
.
Dr. Griffin has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since July 2020. Since July 2020, Dr. Griffin co-founded
and has served as the
Co-President
of LogiQ Inc, a business consulting practice in the aerospace, defense and national security sector. From February 2018 until July 2020, Dr. Griffin worked in the Pentagon for the DoD as the Under Secretary of Defense, Research & Engineering, where he was responsible for all U.S. Defense Department research and development. From August 2012 until May 2017, Dr. Griffin served as Chairman & CEO of the Schafer Corporation, a professional services provider in the national security sector. From April 2005 to January 2008, Dr. Griffin served as the 11th Administrator of NASA. Dr. Griffin has a BA in Physics and an MS degree in Applied Physics from Johns Hopkins University, an MSE in Aerospace Science from the Catholic University of America, a PhD in Aerospace Engineering from the University of Maryland, an MS degree in Electrical Engineering from the University of Southern California, an MBA from Loyola College of Maryland, and an MS degree in Civil Engineering from George Washington University.
We believe that Dr. Griffin is qualified to serve as a member of our Board because of his extensive experience as a scientist, engineer and administrator in the aerospace field.
Sven Strohband
.
Dr. Strohband has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since August 2013. Since May 2018, Dr. Strohband has served as Managing Director at venture capital firm Khosla Ventures and has served as a partner and CTO at Khosla Ventures since November 2012. In July 2021, Dr. Strohband became a director for Berkshire Grey, Inc., a robotics provider for the fulfillment industry. From 2006 to 2012, Dr. Strohband served as a partner, and later CTO, of Mohr Davidow Ventures, a venture capital and private equity company, where he led technical diligence for the infrastructure IT and sustainability practices. From 2005 to 2006, Dr. Strohband was the lead engineer of the Stanford racing team autonomous car, “Stanley,” which became the foundation for the Google self-driving car project and also won the 2005 DARPA Grand Challenge. From 2003 to 2006, Dr. Strohband was a project manager for the Electronics Research Lab of auto-maker Volkswagen, where he led technical projects for Volkswagen brands. Dr. Strohband has a degree in mechanical engineering from Purdue University and a PhD in Mechanics and Computation from Stanford University.
We believe that Dr. Strohband is qualified to serve as a member of our Board because of his experience in the venture capital industry, as an engineer, and as a director of numerous private technology companies.
Matt Ocko
.
Mr. Ocko has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since January 2017. Since 2010, Mr. Ocko has served as the
Co-Founder
and
Co-Managing
Partner of venture capital fund DCVC. Prior to
co-founding
DCVC, Mr. Ocko was an investor at numerous firms, including VantagePoint Ventures, LLC, SOFTBANK Technology Ventures Corp (aka Mobius Venture Capital), Sevin Rosen Funds and Helix Investments. From 1984 – 1991, Mr. Ocko served as a member of the Board (in his capacity as co-founder)
and Vice President of Research and Development of Da Vinci Systems, an
e-mail
software vendor. Mr. Ocko has a degree in Physics from Yale University.

We believe that Mr. Ocko is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry, advising technology companies as both a director and executive.
Merline
Saintil.
Ms. Saintil has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since June 2021. Ms. Saintil is an experienced senior executive, having served a number of Fortune 500 and privately-held companies, including Change Healthcare Inc., Intuit Inc., Yahoo! Inc., PayPal Holdings Inc., Adobe Inc. and Joyent, Inc. From April 2019 to February 2020, Ms. Saintil served as the Chief Operating Officer, R&D/IT, for Change Healthcare Inc., a payment management software company. Prior to joining Change Healthcare, Ms. Saintil was a senior executive in the Product & Technology group at Intuit Inc., a software company, from November 2014 to August 2018, where her core responsibilities included driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and leading business operations for nearly half of Intuit’s workforce. Prior to Intuit, Ms. Saintil served as Head of Operations for Mobile & Emerging Products for Yahoo! Inc. from January 2014 to November 2014. Prior to joining Yahoo!, Ms. Saintil held various roles at Joyent, Inc., a software company, from November 2011 to September 2013; PayPal Holdings Inc., a payments company, from July 2010 to November 2011; Adobe Inc., a software company, from April 2006 to July 2010; and Sun Microsystems, Inc. from October 2000 to April 2006. Ms. Saintil is currently serving as a member of the board of directors of each of Banner Corporation, Lightspeed POS Inc., Gitlab Inc., Alkami Technology, Inc., Evolv Technologies, Inc. and Synnex Corp., and has previously served as a member of the board of directors of ShotSpotter, Inc. Ms. Saintil received a B.S. in Computer Science from Florida A&M University, an M.S. in Software Engineering Management from Carnegie Mellon University, and has completed Stanford Directors’ College and Harvard Business School’s executive education program. She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute and has completed Stanford Directors’ College and Harvard Business School’s executive education programs.
We believe Ms. Saintil is qualified to serve as a member of our Board because of her extensive experience advising technology companies as both a director and executive.
Jon Olson.
Mr. Olson has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since June 2021. Mr. Olson served as the Chief Financial Officer at Xilinx, Inc., a provider of programmable semiconductor platforms, from June 2005 until his retirement in July 2016. While serving as Chief Financial Officer, he also held a variety of other senior management positions at Xilinx, including most recently as Executive Vice President from May 2014 to July 2016 and, prior to that, Senior Vice President of Finance from August 2006 to May 2014 and Vice President of Finance from June 2005 to August 2006. Prior to joining Xilinx, he served from 1979 to 2005 at Intel Corporation in various senior financial positions, including Vice President, Finance and Enterprise Services and Director of Finance. Mr. Olson currently serves as a member of the Board of Xilinx and Kulicke and Soffa Industries, Inc., and has previously served as a member of the Board of Mellanox Technologies, Ltd. and InvenSense Inc., among others. Mr. Olson holds an MBA in Finance from Santa Clara University and a B.S. in Accounting from Indiana University.
We believe Mr. Olson is qualified to serve as a member of our Board because of his financial expertise and extensive experience advising technology companies as both a director and executive.
Election of Executive Officers
Our executive officers are appointed by, and serve at the discretion of, the Board.
Family Relationships
There are no family relationships among any of our executive officers or directors.

Board Composition
Our business and affairs will be organized under the direction of the Board. The primary responsibility of the Board is to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.
Classified Board of Directors
In accordance with the terms of our Certificate of Incorporation, the Board consists of eight members and is divided into classes of directors that will serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The Board is divided among the three classes as follows:

•	the Class I directors, are Jon Olson, Merline Saintil, and Alex Slusky, and their terms will expire at the 2022 annual meeting of stockholders;

•	the Class II directors, are Michael Griffin and Matt Ocko, and their terms will expire at the 2023 annual meeting of stockholders; and

•	the Class III directors, are Peter Beck, David Cowan, and Sven Strohband, and their terms will expire at the 2024 annual meeting of stockholders.
Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The Certificate of Incorporation and Bylaws authorize only the Board to fill vacancies on the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third
of the directors. This classification of the Board may have the effect of delaying or preventing changes in control of our Company.
Director Independence
The Board determined that each of the directors on the Board (except for Peter Beck) qualifies as independent directors under the rules of the Nasdaq, and SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Rocket Lab with regard to each director’s business and personal activities and relationships as they may relate to Rocket Lab and its management, including the beneficial ownership of capital stock by each non-employee
director and the transactions involving them as described in the section entitled “
Certain
Relationships and Related Party Transactions
.”
Audit committee members must also satisfy the independence criteria set forth in Rule
10A-3
under the Exchange Act. In order to be considered independent for purposes of Rule
10A-3,
a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Additionally, compensation committee members must not have a relationship with Rocket Lab that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Committees of the Board of Directors
The Board has three standing committees—an audit committee, a compensation committee and a nominating and governance committee. Copies of the charters for each committee are available on our website at www.rocketlabusa.com.
Audit Committee
Our audit committee consists of Jon Olson, Merline Saintil, and Matt Ocko, with Jon Olson serving as the chair. The Board determined that each of the members of the audit committee meet the independence requirements under Nasdaq and SEC rules and is financially literate, and Jon Olson qualifies as an audit committee financial expert within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board considered Jon Olson’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The functions of this committee include, among other things:

•	Reviewing and reassessing the adequacy of the Audit Committee charter;

•	appointing, terminating and selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	overseeing the work of the independent registered public accounting firm;

•	considering the adequacy of our internal controls;

•
Reviewing any reports made by the Chief Executive Officer and Chief Financial Officer of the Company to the Audit Committee with respect to (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonable likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that is files or submits under the Exchange Act, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting;

•	reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

•	approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.
The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our compensation committee consists of Merline Saintil, Michael Griffin, and Matt Ocko, with Merline Saintil serving as the chair. Our Board has determined that each of the members of compensation committee meets the independence requirements under Nasdaq and SEC rules. Each member of this committee is also a
“non-employee
director” within the meaning of Rule
16b-3
under the Exchange Act.

The functions of the compensation committee include:

•	reviewing and reassessing the adequacy of the Compensation Committee charter;

•	reviewing and approving the compensation and the terms of any compensatory agreements of our Chief Executive Officer and our other non-chief executive officers;

•	reviewing and recommending to the Board the compensation of its directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;

•
determining and approving any employment agreements, severance arrangements, retirement arrangements and special or supplemental benefits for each executive officer of the Company, including perquisite benefits;

•	establishing Rocket Lab’s overall compensation philosophy; and

•	such other functions as are required to comply with Nasdaq listing rules.
The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.
Nominating and Governance Committee
Our nominating and governance committee consists of Michael Griffin, David Cowan, Alex Slusky, and Jon Olson, with Michael Griffin serving as the chair. Our Board determined that each of the members of the nominating and governance committee meet the independence requirements under Nasdaq and SEC rules.
The functions of the nominating and governance committee include:

•	reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee charter;

•
determining and, at least annually reviewing the specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee recommended nominee;

•
establishing a policy with regard to the consideration of director candidates recommended by stockholders and establish procedures to be followed by securityholders in submitting recommendations for director candidates to the Nominating and Corporate Governance Committee;

•	identifying and recommending candidates for membership on the Board;

•	recommending individuals to the Board for nomination for election as directors at each annual meeting of stockholders or for appointment as directors by the Board to fill any vacancy on the Board;

•	recommending to the Board directors for appointment as chairperson and as members of Board committees; and

•	reviewing all director nominations and proposals submitted to the Company by its stockholders, determine whether the nomination or proposal was submitted in a timely manner.
The Nominating and Corporate Governance Committee has not yet adopted a formal policy with regard to the consideration of any director candidates that may be recommended by stockholders, but intends to do so and will consider candidates recommended by our stockholders so long as the proper procedures in our bylaws are followed. In addition, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations about the Company’s ESG strategy, policies and procedures.

The composition and function of the nominating and governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Rocket Lab will comply with future requirements to the extent they become applicable to us.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is currently, or has been at any time, one of Rocket Lab’s officers or employees. No executive officer or executive officer of Rocket Lab has served as a member of our Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during 2021.
Code of Ethics and Employee Conduct
We have adopted a code of ethics and employee conduct that applies to all of our employees, officers and directors, including our President, Chief Executive Officer and Chairman, Chief Financial Officer, and other executive and senior officers. The full text of this code of ethics and employee conduct is posted on the investor relations page of our website at www.rocketlabusa.com. The reference to Rocket Lab’s website address in this filing does not include or incorporate by reference the information on that website into this filing. Rocket Lab intends to disclose future amendments to certain provisions of this code of ethics and employee conduct, or waivers of these provisions, on its website or in public filings to the extent required by the applicable rules.
Non-Employee
Director Compensation Policy
In connection with the Business Combination, Rocket Lab adopted our non-employee
director compensation policy described below, which is designed to align compensation with our business objectives and the creation of stockholder value, while enabling Rocket Lab to attract, retain, incentivize and reward directors who contribute to the long-term success of the company. Under the policy, our non-employee
directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson	$27,500
Additional retainer for annual service as a lead director of the board of directors	$17,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$20,000
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as compensation committee chairperson	$14,000
Annual service as member of the compensation committee (other than chair)	$6,000
Annual service as nominating and governance committee chairperson	$8,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000
In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee
director will be granted a
one-time
grant of restricted stock unit with a value of $325,000 (the “
Director Initial Grant
”), that vest in three equal annual installments over three years. On the date of each annual meeting of stockholders of our company, each continuing non-employee
director will receive a grant of restricted stock units with a value of $175,000 (the “
Director Annual Grant
”) that vests in full on the earlier of (i) the one year

anniversary of the grant date, or (ii) the next annual meeting of our stockholders. If a new non-employee
director joins our Board on a date other than the date of the our annual meeting of stockholders, then in lieu of the Director Annual Grant, such non-employee
director will receive a grant equal to the
pro-rata
portion of the Director Annual Grant at the next annual meeting of our stockholders based on the time between such non-employee
director’s appointment and such next annual meeting of our stockholders. The equity awards granted under our policy are subject to full acceleration of vesting upon the sale of our company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee
director of Rocket Lab in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee
director and $650,000 in any other calendar year.
We will reimburse all reasonable
out-of-pocket
expenses incurred by directors for their attendance at meetings of the Board or any committee thereof. Employee directors will receive no additional compensation for their service as a director.
2021 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee
director of our board during 2021. Mr. Beck, our President Chief Executive Officer and Chairman, did not receive any additional compensation from us for his services on our Board. The compensation received by Mr. Beck as an NEO is set forth above in “
Executive Compensation—2021 Summary Compensation Table.
”

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($) (1)	Total ($)
David Cowan (2)	13,677	—	13,677
Michael Griffin (3)	43,321	—	43,321
Matt Ocko (4)	—	—	—
Jon Olson (5)	37,868	2,792,800	2,830,668
Merline Saintil (6)	41,956	2,792,800	2,834,756
Alex Slusky (7)	13,677	—	13,677
Sven Strohband (8)	—	—	—

(1)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our directors during 2021, calculated in accordance with FASB ASC Topic 718, assuming that the liquidity- based vesting condition was satisfied. Such grant date fair values do not take into account any estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting or settlement of the restricted stock units, or the sale of the common stock underlying such awards.

(2)	As of December 31, 2021, Mr. Cowan did not hold any outstanding equity awards.
(3)	As of December 31, 2021, Dr. Griffin held 608,256 restricted stock units.
(4)	As of December 31, 2021, Mr. Ocko did not hold any outstanding equity awards.
(5)	Mr. Olson joined our Board on in June 2021. As of December 31, 2021, Mr. Olson held 362,386 restricted stock units.
(6)	Ms. Saintil joined our Board in June 2021. As of December 31, 2021, Ms. Saintil held 362,386 restricted stock units.
(7)	Mr. Slusky joined our Board in connection with the consummation of the Business Combination. As of December 31, 2021, Mr. Slusky did not hold any outstanding equity awards.
(8)	As of December 31, 2021, Dr. Strohband did not hold any outstanding equity awards.

EXECUTIVE COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
Overview
This section discusses the material components of the executive compensation program offered to our executive officers who would have been “named executive officers” for 2021, which consisted of our Chief Executive Officer and two most highly compensated executive officers during 2021, other than our Chief Executive Officer.
Such named executive officers consist of the following persons, referred to herein as our “
NEOs
”:

•	Peter Beck, our President and Chief Executive Officer;

•	Adam Spice, our Chief Financial Officer; and

•	Shaun O’Donnell, Executive Vice President, Global Operations.
Our compensation committee (and prior to the Business Combination, our Board) is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.
Our compensation committee (and prior to the Business Combination, our Board) is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2021, the Board and the compensation committee retained Compensia Inc., a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the compensation committee engaged Compensia Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia Inc. creates any conflict of interest.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.
2021 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to Rocket Lab’s NEOs for services rendered to Rocket Lab in all capacities in fiscal years ended December 31,

2021 and 2020, respectively. Certain amounts were paid in New Zealand Dollars and converted to United States Dollars for purposes of reporting such amounts below using an exchange ratio of NZD 1:USD 0.7304 reported on the Wall Street Journal on February 22, 2021 for compensation awarded, earned or paid in the fiscal year ended December 31, 2020 and NZD 1:USD 0.6841 reported on the Wall Street Journal on December 31, 2021 for compensation awarded, earned or paid in the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Peter Beck President Chief Executive Officer and Chairman	2021	306,459	—	—		—		18,788	(1)	325,246
	2020	327,000	—	—		—		46,434		373,434

Adam Spice Chief Financial Officer	2021	315,774	—	—		4,707,448	(2)	6,168	(3)	5,029,390
	2020	309,000	123,600	—		—		6,747		439,347

Shaun O’Donnell Executive Vice President, Global Operations	2021	232,580	—	4,934,039	(4)	—		—		5,166,619
	2020	248,000	99,280	—		—		—		347,280

(1)	Represents the incremental cost to us of Mr. Beck’s personal use of a Company car ($17,609) and cell phone reimbursements ($1,179).
(2)
Represents the incremental fair value, calculated in accordance with FASB ASC Topic 718, resulting from the modification to Mr. Spice’s options to purchase 558,769 shares of Company common stock to provide for cash settlement in connection with the Business Combinations and the management redemptions, as described in more detail below under Narrative Disclosure to the Summary Compensation Table – Equity Incentive Compensation.

(3)	Represents the Company’s matching contributions to Mr. Spice’s 401(k) account.
(4)
Represents the incremental fair value, calculated in accordance with FASB ASC Topic 718, resulting from the modification to Mr. O’Donnell’s 498,177 shares of Company common stock to provide for cash settlement in connection with the Business Combinations and the management redemptions, as described in more detail below under Narrative Disclosure to the Summary Compensation Table – Equity Incentive Compensation.

Narrative Disclosure to the Summary Compensation Table
Base Salaries
The offer letter we entered into with each NEO, described below, establishes an annual base salary, which is subject to discretionary increases. For fiscal year 2021, the base salaries for Messrs. Beck and O’Donnell were $306,459 and $232,580, respectively. Mr. Spice’s annual base salary was increased from $309,000 to $325,247 effective as of April 4, 2021.
Annual Bonuses
In 2021, we did not make any bonus payments to our NEOs.
Equity Incentive Compensation
In connection with the Business Combinations, our Board adopted the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”). We believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting period. In 2021, we did not make any equity grants to our NEOs.

In connection with the Business Combinations, we entered into the Management Redemption Agreement with Messrs. Beck, Spice and O’Donnell pursuant to which we redeemed from such individuals the following number of shares of Company common stock or options to purchase shares of Company common stock for the following redemption price (equal to $40,000,000 in the aggregate) in connection with the Closing of the Business Combination: Mr. Beck—2,989,088 shares of Company common stock redeemed for $30,000,000; Mr. Spice—options to purchase 558,769 shares of Company common stock at an exercise price per share of $1.09 redeemed for $5,000,000; and Mr. O’Donnell—498,177 shares of Company common stock redeemed for $5,000,000. In connection with the Business Combination and the management redemption, Mr. Spice’s options and Mr. O’Donnell’s shares were also modified to permit cash settlement. The Company recognized $9,642,000 of compensation expense associated with the redemption of Mr. O’Donnell’s shares and Mr. Spice’s options and an adjustment of approximately $359,000 to additional paid-in capital for stock compensation previously recognized related to these awards.
Perquisites/Personal Benefits
We generally do not provide perquisites to our employees, other than personal use of a Company car and cell phone reimbursements for Mr. Beck, and certain other de minimis perquisites available to all of our employees, including our named executive officers.
401(k) Plan
Rocket Lab maintains the Rocket Lab USA Inc 401(k) Profit Sharing Plan & Trust, a
tax-qualified
retirement plan that provides eligible employees, including its United States-based NEOs, with an opportunity to save for retirement on a tax-advantaged
basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Code. Participants pre-tax
or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. Rocket Lab matches each participant’s contribution up to a maximum of 3% of their eligible compensation, subject to three-year vesting. Rocket Lab’s 401(k) plan is intended to be qualified under Section 401(a) of the Code with its 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
Offer Letters and Employment Agreements with Rocket Lab’s Named Executive Officers
We initially entered into an employment agreement or offer letter with each of our NEOs, in connection with his employment with us, which set forth the terms and conditions of employment of each individual. In connection with our Business Combinations, we adopted a new executive severance plan, or the Executive Severance Plan. Each of the NEOs participates in the Executive Severance Plan, as further described below. The Executive Severance Plan provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company, and replaced the severance provisions in the NEOs’ employment agreement or offer letter, if any, to the extent permissible under applicable law.
Peter Beck and Shaun O’Donnell
. We entered into an individual employment agreement with Mr. Beck, dated as of August 12, 2014 and Mr. O’Donnell, dated as of September 9, 2013 (collectively, the “
Employment Agreements
”). The Employment Agreements set forth the term of the applicable executive’s employment, his position and duties, his eligibility to receive equity incentive awards, and his eligibility to participate in our benefit plans generally. Mr. O’Donnell’s Employment Agreement also provides for his eligibility for an annual bonus. Messrs. Beck and O’Donnell are each subject to certain confidentiality and assignment of intellectual property provisions, as well as noncompetition and non-solicitation
of customers and employees covenants under the Employment Agreements during the term of each executive’s employment and for a six month period thereafter. Pursuant to the Employment Agreements, Rocket Lab and the applicable executive must each provide four weeks’ written notice, as applicable, in the event of a termination of the executive’s employment unless otherwise mutually agreed upon; provided that we may terminate the applicable executive’s employment without notice in the event that it determine serious misconduct or gross negligence has been committed by the executive and the executive may receive payment in lieu of notice if his position is terminated due to redundancy; provided further, that if the applicable executive decides to voluntarily terminate his employment early, he will be liable to the Company for an amount equivalent to his base salary for the balance of the notice period.
Adam Spice
.
We entered into an offer letter with Mr. Spice, dated as of March 8, 2018 (the “
Spice Offer Letter
”). The Spice Offer Letter provided for Mr. Spice’s employment and set forth the term of his employment, his positions and duties, his eligibility to receive a bonus, his eligibility to receive equity incentive awards, and his eligibility to participate in our employee benefit plans generally. Mr. Spice is subject to our standard confidentiality and proprietary information agreement.
Rocket Lab USA, Inc. Executive Severance Plan
The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year
anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 6 months of the participant’s annual base salary (or 12 months for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination occurs, if higher), payable over 6 months (or 12 months for the Chief Executive Officer), and (ii) up to 6 monthly (or 12 monthly for the Chief Executive Officer) cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he had remained employed by us, based on the premiums as of the date of termination.
The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary (or 150% for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus (or 150% for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he had remained employed by us for 12 months (or 18 months for the Chief Executive Officer) following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement.
The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax
benefit to the applicable participant.
Outstanding Equity Awards at 2021 Fiscal
Year-End
The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of December 31, 2021.

	Option Awards (1)						Stock Awards (1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Peter Beck	—	—	—		—	—	—		—
Adam Spice	5/25/2018	4,529,938	591,714	(3)	1.09	8/03/2028
Shaun O’Donnell	8/03/2018	1,436,590	287,318	(4)	1.09	8/03/2028	724,772	(5)	8,900,200

(1)	Each equity award is subject to the terms of our 2013 Plan. The equity awards are subject to certain acceleration of vesting provisions pursuant to the Executive Severance Plan, as applicable.
(2)	Based on the closing market price of a share of our common stock on December 31, 2021, which was $12.28.
(3)
1/4 of the shares subject to the stock option vest on the one year anniversary of the vesting commencement date, and 1/48 of the shares subject to the stock option vest on a monthly basis each month thereafter, in each case, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date.

(4)
1/48 of the shares subject to the stock option vest on a monthly basis each month following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with us through each applicable vesting date.

(5)
The restricted stock units are subject to both a time-based vesting condition and a liquidity-based vesting condition, both of which must be satisfied prior to the expiration date before the restricted stock units will be deemed vested. The time-based vesting condition is satisfied as follows: 25% of the restricted stock units shall satisfy the Time Condition on the first March 1st, May 22nd, August 22nd or November 22nd (each, a vesting date) following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date. Thereafter, the remaining 75% of the restricted stock units satisfy the time-based vesting condition in 12 equal quarterly installments on each vesting date thereafter, in each case subject to the NEO’s continuous service relationship with us through each applicable vesting date. The restricted stock units will satisfy the liquidity based vesting condition on the first to occur of (i) a sale event (as defined in the 2013 Plan) or (ii) Rocket Lab’s initial public offering (as defined in the 2013 Plan), in either case, prior to the expiration date. As of December 31, 2021, the liquidity-based vesting condition had not been satisfied.

Equity Compensation Plans and Arrangements
Second Amended and Restated 2013 Stock Option and Grant Plan
The Second Amended and Restated 2013 Stock Option and Grant Plan, or the 2013 Plan, was originally adopted by our Board on August 23, 2013 and approved by our stockholders on August 23, 2013. The Plan was last approved by the Board and the Company’s stockholders on October 28, 2020 and June 11, 2020, respectively. The 2013 Plan allows for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of nonqualified stock options, restricted stock, unrestricted stock and restricted stock units awards to Rocket Lab employees, officers, directors and consultants of ours and our subsidiary corporations. The 2013 Plan was terminated in connection with the Closing, and accordingly, we have not and will not grant any awards under our 2013 Plan. The 2013 Plan will continue to govern outstanding awards granted thereunder.
Awards could have been issued under the 2013 Plan for a maximum of 41,504,127 shares of common stock (or 44,858,041 shares if the Company Earnout Shares (as defined in the Merger Agreement) are earned. The shares of common stock underlying any awards granted under the 2013 Plan that are forfeited, cancelled, withheld upon exercise of a stock option or settlement of an award to cover the exercise price of tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) will be added back to the shares of common stock available under the 2021 Plan.
The 2013 Plan is administered by the Company’s board of directors or a committee appointed by it (the “plan administrator”). The plan administrator has full power to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to accelerate the time at which a stock award may be exercised or vest, to amend the 2013 Plan and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Additionally, the plan administrator could have delegated to a committee comprised of the chief executive officer and one or more other officer(s) of Rocket Lab, the power to designate non-officer employees
to be recipients of stock options and/or restricted stock units under the 2013 Plan and to determine the number of such stock options and/or restricted stock units to be received by such employee, pursuant to the terms and limitations as provided in the 2013 Plan.
The plan administrator may exercise its discretion to reduce the exercise price of outstanding stock options under the 2013 Plan or effect repricing through cancellation of such outstanding and by granting such holders new awards in replacement of the cancelled options in accordance with the terms of the 2013 Plan.
The 2013 Plan permitted the grant of stock options. The exercise price per share of all stock options is equal to at least 100% of the fair market value per share of our common stock on the date of grant. The term of a stock option may not exceed ten years. An incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of our stock on the date of grant, or any subsidiary corporations, could not have a term in excess of five years and has an exercise price of at least 110% of the fair market value per share of our common stock on the date of grant. The plan administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or certain other property or other consideration acceptable to the plan administrator. After a participant’s termination of service, the participant generally may exercise his or her stock options, to the extent vested as of such date of termination, during a period of 90 days after termination of service. If a termination of service is due to death or disability, the option generally will remain exercisable, to the extent vested as of such date of termination, until the one-year anniversary
of such termination of service. However, in no event may an option be exercised later than the expiration of its term. If a termination of service is for cause (as defined in an applicable award agreement), the stock option automatically expires upon the date of the termination of service.
The 2013 Plan permitted the grant of restricted stock units. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. The plan administrator determines the terms and conditions of restricted stock units, including the number of units granted, the vesting criteria (which may include specified performance criteria and/or continued service to us) and the form and timing of payment.
The 2013 Plan generally does not allow for the transfer or assignment of awards, other than, at the discretion of the plan administrator, by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners, and only the recipient of an award may exercise such an award during his or her lifetime.

In the event of certain changes in our capitalization, the exercise prices of and the number of shares subject to outstanding awards, and the purchase price of and the numbers of shares subject to outstanding awards will be proportionately adjusted, subject to any required action by our Board or stockholders.
The 2013 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2013 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2013 Plan. To the extent that awards granted under the 2013 Plan are not assumed or continued or substituted by acquirer or the successor entity, all stock options and all other awards granted under the 2013 Plan shall terminate. In the event of such termination, individuals holding stock options will be permitted to exercise such options (to the extent exercisable) prior to the consummation of the sale event. In addition, in connection with the termination of the 2013 Plan upon a sale event, we may make or provide for a cash payment equal to (A) in the case of vested and exercisable options, the difference between (1) the per share cash consideration payable to stockholders (as determined by the plan administrator) in the sale event times the number of shares subject to the options being cancelled and (2) the aggregate exercise price of the options and (B) in the case of restricted stock and restricted stock unit awards, the per share cash consideration payable to stockholders in the sale event multiplied by the number of shares of stock subject to such stock awards (payable at the time of the sale event or upon the later vesting of the awards). In the event of the forfeiture of shares of restricted stock issued under the 2013 Plan, such shares of restricted stock shall be repurchased from the holder at a price per share equal to the original per share purchase price paid by the recipient of such shares. Additionally, our Board may resolve, in its sole discretion, to subject any assumed options or payments in respect of options to any escrow, holdback, indemnification, earn-out
or similar provisions in the transaction agreements as such provisions apply to holders of our common stock.
As of December 31, 2021, options to purchase up to 17,345,328 shares of our common stock were outstanding under the 2013 Plan. Additionally, as of December 31, 2021, restricted stock units awards to acquire up to 14,641,608 shares of our common stock were outstanding under the 2013 Plan.
Second Amended and Restated 2021 Stock Option and Incentive Plan
The 2021 Plan was adopted by our Board on August 20, 2021 and approved by our shareholders on August 20, 2021, and became effective on the date immediately preceding the Closing. The 2021 Plan allows Rocket Lab to make equity and equity-based incentive awards to officers, employees, directors and consultants. The purpose of the 2021 Plan is to provide such persons with a direct stake in Rocket Lab to assure a closer alignment of the interests of such individuals with those of Rocket Lab and its stockholders, thereby stimulating their efforts on Rocket Lab’s behalf and strengthening their desire to remain with Rocket Lab.
We initially reserved 59,875,000 shares of our common stock for the issuance of awards under the 2021 Plan (the “
Initial Limit
”). The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the “
Annual Increase
”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in Rocket Lab’s capitalization. The maximum aggregate number of shares of our common stock that may be issued upon exercise of incentive stock options under the 2021 Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase or 59,875,000 shares of our common stock. Pursuant to such Annual Increase, on January 1, 2022, an additional 22,552,400 shares were added to the 2021 Plan share reserve. Shares underlying any awards under the 2021 Plan and the shares of our common stock underlying the 2013 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by Rocket Lab prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2021 Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The 2021 Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by us to any non-employee director
may not exceed $650,000 in any calendar year; provided, however, that such amount will be $1,000,000 for the first calendar year a non-employee director
is initially appointed to our Board.
The 2021 Plan is administered by the compensation committee, or the plan administrator. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards are granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan. The plan administrator may delegate to a committee consisting of one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines set forth in the 2021 Plan.
The 2021 Plan permits the granting of both options to purchase shares of our common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2021 Plan will be non-qualified options
if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Rocket Lab and certain subsidiaries in accordance with the
Code. Non-qualified options
may be granted to any persons eligible to awards under the 2021 Plan. The option exercise price of each option is determined by the plan administrator but generally may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by our plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified
options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.
The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of our common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of shares of our common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised.
The plan administrator may award restricted shares of our common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The plan administrator may also grant shares of our common stock that are free from any restrictions under the 2021 Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.
The plan administrator may grant cash-based awards under the 2021 Plan to participants.

The 2021 Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards, in each case, to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
The 2021 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2021 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2021 Plan. To the extent that awards granted under the 2021 Plan are not assumed or continued or substituted by the successor entity, all awards granted under the 2021 Plan shall terminate and, in such case, except as may be otherwise provided in the relevant award agreement, all stock options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (a) receive a payment in cash or in kind for each share subject to such award that is exercisable in an amount equal to the per share cash consideration payable to stockholders in the sale event less the applicable per share exercise price (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration payable to stockholders in the sale event, such option or stock appreciation right shall be cancelled for no consideration) or (b) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event. The plan administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares under such awards.
Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation to be satisfied, in whole or in part, by Rocket Lab withholding from shares of our common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of Rocket Lab to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Rocket Lab in an amount that would satisfy the withholding amount due.
The 2021 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock
options by gift to an immediate family member, to trusts for the benefit of family members or to partnerships in which such family members are the only partners.
The plan administrator may amend or discontinue the 2021 Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2021 Plan require the approval of our stockholders. No awards may be granted under the 2021 Plan after the date that is ten years from its effective date.
As of December 31, 2021, there were no options to purchase shares of our common stock outstanding under the 2021 Plan. Additionally, as of December 31, 2021, restricted stock units awards to acquire up to 2,305,314 shares of our common stock were outstanding under the 2021 Plan.

Employee Stock Purchase Plan
Our ESPP was adopted by the Board on August 20, 2021 and subsequently approved by our stockholders on August 20, 2021. It is our intention that a component of the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
An aggregate of 9,980,000 shares was initially be reserved and available for issuance under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of 9,980,000 shares of our common stock, 1% of the outstanding number of shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. Pursuant to such automatic annual increase, on January 1, 2022, an additional 4,510,480 shares were added to the ESPP share reserve. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.
The ESPP is administered by the person or persons appointed by our Board. The compensation committee currently administers the ESPP and has full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.
Any employee of Rocket Lab or one of its subsidiaries that has been designated to participate in the ESPP is eligible to participate in the ESPP so long as the employee is customarily employed for more than 20 hours a week and has been employed for at least 30 days on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, our common stock or options to purchase our common stock, that together equal to 5% or more of total combined voting power or value of all classes of stock of Rocket Lab or any parent or subsidiary is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase shares of our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.
Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to the ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.
Unless otherwise determined by the plan administrator, we will make one or more offerings, consisting of one or more purchase periods, each year to our employees to purchase shares under the ESPP, which we refer to as an “offering period.” Shares are purchased on the last business day of each purchase period or if such purchase period is the last purchase period of the offering period, the last business day of such offering period, with that day being referred to as an “exercise date.” The plan administrator may establish different offering periods or exercise dates under the ESPP.
On the first day of an offering period, we will grant to employees participating in that offering period an option to purchase shares of our common stock. On the exercise date of each purchase period, the employee is deemed to have exercised the option, at the exercise price, for the lowest of (i) a number of shares of our common stock determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) 5,000 shares of our common stock; or (iii) such lesser number as established by the plan administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of our common stock on the exercise date. The maximum number of shares of common stock that may be issued to any employee under the ESPP in a calendar year is a number of shares of common stock determined by dividing $25,000, valued at the start of the offering period, or such other lesser number of shares as determined by the plan administrator from time to time.

In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
To the extent permitted by applicable laws, if the fair market value of our common stock on any exercise date in an offering period is lower than the fair market value of the common stock on the first day of such offering, then all participants in such offering will be automatically withdrawn from such offering immediately after the exercise of their option on such exercise date and will be automatically re-enrolled in
the immediately following offering as of the first day thereof.
Except as may be permitted by the plan administrator in advance of an offering, a participant may only increase or decrease the amount of his or her payroll deductions once during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning 15 business days before the first day of such offering period and ending on the day prior to the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the beginning of the next business day immediately following the date that the plan administrator receives the employee’s written notice of withdrawal under the ESPP.
In the case of and subject to the consummation of a “sale event,” the plan administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions under the ESPP or with respect to any right under the ESPP or to facilitate such transactions or events: (a) to provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the plan administrator in its sole discretion; (b) to provide that the outstanding options under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of shares of our common stock (or other securities or property) subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) to provide that the offering with respect to which an option relates will be shortened by setting a new exercise date on which such offering will end; and (e) to provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
The ESPP will automatically terminate on
the 10-year anniversary
of its effective date. Our Board may, in its discretion, at any time, terminate or amend the ESPP.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2022 by:

•	each person who is the beneficial owner of more than 5% of the outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the record date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the record date or subject to restricted stock units that vest within 60 days of the record date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. We have based our calculation of the percentage of beneficial ownership on 463,732,278 shares of our Common Stock outstanding as of April 20, 2022.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Voting Power
Directors and Executive Officers:
Peter Beck (2)	54,551,250	11.8%
Adam Spice (3)	5,121,651	1.1%
Shaun O’Donnell (4)	1,832,791	*
Matt Ocko (5)	10,132,385	2.2%
David Cowan (6)	383,149	*
Michael Griffin (7)	—	—
Sven Strohband (8)	67,552	*
Jon Olson (7)	—	—
Merline Saintil (7)	—	—
Alex Slusky (9)	—	—
All directors and executive officers as a group	72,088,778	15.3%

Five Percent Holders:
Entities Affiliated with Khosla Ventures (10)	106,863,617	23.0%
Entities Affiliated with Bessemer Venture Partners (11)	73,308,472	15.8%
Future Fund Investment Company No. 5 (12)	42,364,939	9.1%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and officers is 3881 McGowen Street, Long Beach, CA 90808.
(2)
Represents shares held by Equatorial Trust, which is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares.

(3)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 20, 2022.
(4)
Includes 1,652,078 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 20, 2022, which represents the vested portion as of 60 days from such date of the total 1,723,908 stock options held by Mr. O’Donnell. Excludes 724,772 shares of common stock issuable upon settlement of restricted stock units held by Mr. O’Donnell where settlement remains contingent upon satisfaction of a liquidity based vesting condition.

(5)
Matt Ocko, a member of our Board, is a partner at DCVC. DCVC’s holdings consist of (i) 2,929,350 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by Data Collective IV, L.P., or DCVC IV, and (ii) 7,203,035 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by DCVC Opportunity Fund II, L.P., or DCVC Opportunity Fund II. Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV, and DCVC Opportunity Fund II GP, LLC, or DCVC Opportunity Fund II GP, is the general partner of DCVC Opportunity Fund II. Zachary Bogue and Matt Ocko are the managing members of each of DCVC IV GP and DCVC Opportunity Fund II GP and share voting and dispositive power over the shares held by DCVC IV and DCVC Opportunity Fund II. Mr. Ocko disclaims beneficial ownership interest of the securities held by DCVC IV and DCVC Opportunity Fund II except to the extent of his pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(6)
David Cowan, a member of our Board, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote 12 below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his interest in Deer VIII L.P. (as defined below) and his indirect limited partnership interest in the Bessemer Entities.

(7)	Excludes shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of a liquidity based vesting condition.
(8)
Shares held in a trust for the benefit of Sven Strohband and his family. Dr Strohband, a member of our Board, is a partner at Khosla Ventures. Dr. Strohband received such shares in a distribution by Khosla Ventures V, L.P., Khosla Ventures Seed B, L.P. and Khosla Ventures Seed B (CF), L.P. to the limited and general partners.

(9)	Does not include any shares that may be deemed to be indirectly owned by Mr. Slusky because of his indirect ownership interest in the Sponsor or in Vector Acquisition Partners Aggregator, L.L.C.
(10)
Consists of (i) 2,746,629 shares of common stock held by Khosla Ventures Seed B CF L.P., (ii) 48,386,526 shares of common stock held by Khosla Ventures Seed B L.P., (iii) 52,371,162 shares of common stock held by Khosla Ventures V L.P. and (iv) 3,359,300 shares of common stock held by VK Services, LLC. Khosla Ventures Seed Associates B, LLC (“KVA Seed B”) is the general partner of Khosla Ventures Seed B (CF), L.P. (“KV Seed B (CF)”) and Khosla Ventures Seed B, L.P. (“KV Seed B”). Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed B (CF). Each of KVA Seed B, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV Seed B (CF) and KV Seed B, and each of KVA Seed B, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed B (CF) and KV Seed B. Each of KVA Seed B, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, L.P. (“KV V”). Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA V. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV V. Each of KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Sven Strohband, a member of our Board, is a partner at Khosla Ventures. The principal business address of the entities is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, CA 94025.

(11)
Consists of (i) 40,026,429 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P. (“Bessemer VIII Institutional”), and (ii) 33,282,043 shares of common stock held by Bessemer Venture Partners VIII L.P. (“Bessemer VIII” and, together with Bessemer VIII Institutional, the “Bessemer Entities”). Deer VIII & Co. L.P. (“Deer VIII L.P.”) is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. (“Deer VIII Ltd.”) is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee. The address for each of the Bessemer Entities is c/ o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(12)
Consists of 42,364,939 shares of common stock held by the Northern Trust Company. Shares are held by The Northern Trust Company in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd (ABN 134 338 926) (FFIC 5). FFIC 5 is a wholly owned subsidiary of the Future Fund Board of Guardians. Investment and voting decisions for the Future Fund are made by the Future Fund Board of Guardians, which is governed by a non-executive
board comprised of three or more individuals, and therefore no individual is the beneficial owner of the shares held by Future Fund. The principal business address of the Future Fund is Level 14, 447 Collins Street, Melbourne VIC 3000.

SELLING SECURITYHOLDERS AND RELATED INFORMATION
Selling Securityholders
This prospectus relates to the resale by the Selling Securityholders of:

•	Up to 343,252,087 shares of common stock representing:

•	up to 19,089,189 PIPE Shares;

•	Up to 8,903,359 shares attributable to restricted stock units and stock options of Legacy Rocket Lab prior to the Business Combination;

•	up to 8,000,000 shares of common stock issued to the holders of Vector’s Class B ordinary shares prior to the Domestication;

•	up to 1,592,080 shares of common stock issued upon cashless exercise of the private placement warrants; and

•	up to 305,667,459 shares of common stock issued to Rocket Lab Holders pursuant to the Business Combination.
The term “Selling Securityholders” includes the securityholders listed in the tables below and their permitted transferees.
The following table is prepared based on information provided to us by the Selling Securityholders as of April 12, 2022. A Selling Stockholder may have sold or transferred some or all of the common stock indicated below with respect to such Selling Stockholder and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We have based percentage ownership on 463,732,278 shares of common stock outstanding as of April 20, 2022.
Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

	Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered in the Offering	Shares of Common Stock Beneficially Owned After the Offered Securities are Sold
Selling Securityholder			Number	%
Adam Spice (1)	5,121,651	5,121,651	—	—
Entities affiliated with ArrowMark Partners (2)	2,000,000	2,000,000	—	—
Entities affiliated with Bessemer Venture Partners (3)	73,308,472	73,308,472	—	—
Blackrock, Inc. (4)	6,000,000	6,000,000	—	—
Citadel Multi-Strategy Equities Master Fund Ltd. (5)	1,500,000	1,500,000	—	—
Entities affiliated with Data Collective (6)	10,132,385	10,132,385	—	—
David Kennedy (7)	25,000	25,000	—	—
Destinations Global Fixed Income Opportunities Fund (8)	246,967	246,967	—	—
Entities affiliated with Diameter Capital Partners LP (9)	500,000	500,000	—	—
Empyrean Capital Overseas Master Fund Ltd (10)	500,000	500,000	—	—
The Equatorial Trust (11)	54,551,250	54,551,250	—	—
The Northern Trust Company in its capacity as custodian for the Future Fund Investment Company No.5 Pty Ltd (12)	42,364,939	42,364,939	—	—
Healthcare of Ontario Pension Plan Trust Fund (13)	1,000,000	1,000,000	—	—
JAWS Equity Owner 157, LLC (14)	487,000	487,000	—	—
John Herr (15)	25,000	25,000	—	—
Jon Olson (16)	362,386	362,386	—	—
Entities affiliated with Khosla Ventures (17)	106,863,617	106,863,617	—	—
Entities affiliated with Light Street (18)	750,000	750,000	—	—
Merline Saintil (19)	362,386	362,386	—	—
Michael D. Griffin (20)	608,256	608,256	—	—
Potentum Partners RL Pty Ltd (21)	1,000,000	1,000,000	—	—
President and Fellows of Harvard College (22)	1,000,000	1,000,000	—	—
RiverPark Strategic Income Fund (23)	124,533	124,533	—	—
Shaun O’Donnell (24)	2,629,393	2,629,393	—	—
SQN Investors Master Fund, LP (25)	400,000	400,000	—	—
Entities affiliated with StepStone Group LP (26)	17,436,495	17,436,495	—	—
SVB Financial Group (27)	878,887	878,887	—	—
Entities managed by UBS O-Connor LLC (28)	250,000	250,000	—	—
Entities affiliated with Vector Acquisition Partners, L.P. (29)	9,622,769	9,622,769	—	—
Entities affiliated with Washington Harbour (30)	1,750,000	1,750,000	—	—
WO Select Investments, LLC (31)	1,000,000	1,000,000	—	—
David Cowan (32)	383,149	383,149	—	—
Sven Strohband (33)	67,552	67,552	—	—

*	Less than 1%
1.
The number of shares owned prior to the offering and that may be offered for resale includes 5,121,651 shares of common stock issuable upon exercise of options subject to certain vesting conditions. The principal business address of this individual is 3881 McGowen Street, Long Beach CA 90808.

2.
Consists of (i) 170,732 shares of common stock held by Meridian Contrarian Fund, (ii) 30,000 shares of common stock held by Meridian Enhanced Equity Fund, (iii) 825,410 shares of common stock held by Meridian Growth Fund, (iv) 638,004 shares of common stock held by Meridian Small Cap Growth Fund, and (v) 335,854 shares of common stock held by ArrowMark Fundamental Opportunity Fund LP. James England, the portfolio manager for the investment adviser of Meridian Contrarian Fund, has voting and/or investment control over the shares held by Meridian Contrarian Fund. Clay Freeman, the portfolio manager for the investment adviser of Meridian Enhanced Equity Fund, has voting and/or investment control over the shares held by Meridian Enhanced Equity Fund. Chad Meade, the portfolio manager for the investment adviser of Meridian Small Cap Growth Fund and Meridian Growth Fund, has voting and/or investment control over the shares held by Meridian Small Cap Growth Fund and Meridian Growth Fund. David Corkins, the portfolio manager for the investment adviser of ArrowMark Fundamental Opportunity Fund LP., has voting and/or investment control over the shares held by ArrowMark Fundamental Opportunity Fund LP. The principal business address of the entity is 100 Fillmore Street Suite 325, Denver, CO 80206.
3.
Consists of (i) 40,026,429 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P., (“Bessemer VIII Institutional”), and (ii) 33,282,043 shares of common stock held by Bessemer Venture Partners VIII L.P. (“Bessemer VIII”) and together with Bessemer VIII Institutional, the “Bessemer Entities.” Deer VIII & Co. L.P. (“Deer VIII L.P.”) is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. (“Deer VIII Ltd.”) is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee. David Cowan, a member of our Board, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The principal business address for each of the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

4.
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Funds – Global Dynamic Equity Fund ; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Technology Opportunities Fund, a series of BlackRock Funds; and BlackRock Global Funds – World Technology Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

5.
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisors registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/ or certain other affiliated entities. The principal business address of the entity is c/o Citadel Enterprise Americas LLC, 131 Dearborn Street, Chicago, IL 60603.

6.
Consists of (i) 2,929,350 shares of common stock held by Data Collective IV, L.P. (“DCVC IV”), and (ii) 7,203,035 shares of common stock held by DCVC Opportunity Fund II, L.P. (“DCVC Opportunity Fund II”). Data Collective IV GP, LLC (“DCVC IV GP”) is the general partner of DCVC IV, and DCVC Opportunity Fund II GP, LLC (“DCVC Opportunity Fund II GP”) is the general partner of DCVC

Opportunity Fund II. Matt Ocko, a member of our Board, and Zachary Bogue are the managing members of each of DCVC IV GP and DCVC Opportunity Fund II GP and share voting and dispositive power over the shares held by DCVC IV and DCVC Opportunity Fund II. Mr. Ocko and Mr. Bogue disclaim beneficial ownership interest of the securities held by DCVC IV and DCVC Opportunity Fund II, except to the extent of their pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, CA 94301.
7.
Mr. Kennedy was on the Board of Directors of Vector prior to the Business Combination. The principal business address of this individual is c/o Serent Capital, 515 Congress Avenue, Suite 1410, Austin, TX 78701.

8.
Mr. David K. Shannon has voting and/or investment control over the shares held by Destinations Global Fixed Income Opportunities Fund. Mr. Shannon disclaims beneficial ownership of the shares held by Destinations Global Fixed Income Opportunities Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

9.
Includes 500,000 shares of common stock held by Diameter Master Fund LP (“DMF”). Diameter Capital Partners LP is the investment manager of DMF and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of Diameter Capital Partners LP, make voting and investment decisions on behalf of Diameter Capital Partners LP. As a result, Diameter Capital Partners LP, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The principal business address of the entity is 55 Hudson Yards, 29th Floor, New York, NY 10001.

10.
Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has voting and investment control of the shares held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares held by ECOMF. The address of each of ECOMF, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

11.
Equatorial Trust is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares. Mr. Beck is a member of our Board, as well as its President, Chief Executive Officer and Chairman. Equatorial Trust, Peek Street Equatorial Trustee Limited, Mr. Beck, Kerryn Beck and Warren Butler beneficially owns greater than 5% of the outstanding common stock as a result of the holdings of Equatorial Trust. The principle business address of the entity is 3881 McGowen Street, Long Beach CA 90808.

12.
The Northern Trust Company (ABN 62 126 279 918) is a company incorporated in the State of Illinois in the United States of America, and holds the shares in common stock in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd (ACN 134 338 926). Future Fund Investment Company No.5 Pty Ltd is a wholly owned subsidiary of the Future Fund Board of Guardians (located at Level 14, 447 Collins Street, Melbourne VIC 3000 Australia), which is an Australian statutory body corporate established pursuant to the Future Fund Act 2006 (Cth). The Future Fund Board of Guardians does not have any shareholders. The principal business address of the entity is Level 14, 447 Collins Street, Melbourne, VIC 3000.

13.	The principal business address of the entity is 1 York Street, Suite 1900, Toronto Ontario Canada, M5J 0B6.
14.	Barry S. Sternlicht has voting and/or investment control over the shares held by JAWS Equity Owner 157, LLC. The principal business address of the entity is 591 Putnam Avenue, Greenwich, CT 06830.
15.
Shares held in trust for the benefit of Mr. Herr and his family. Mr. Herr was on the Board of Directors of Vector prior to the Business Combination. The principal business address of this individual is c/o Arcoro, 9362 East Raintree Drive, Scottsdale, AZ 85260.

16.
The number of shares owned prior to the offering and that may be offered for resale includes 362,386 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. Mr. Olson is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach CA, 90808.

17.
Consists of (i) 2,746,629 shares of common stock held by Khosla Ventures Seed B (CF) L.P., (ii) 48,386,526 shares of common stock held by Khosla Ventures Seed B, L.P., (iii) 52,371,162 shares of common stock held by Khosla Ventures V, L.P. and (iv) 3,359,300 shares of common stock held by VK Services, LLC. Khosla Ventures Seed Associates B, LLC (“KVA Seed B”) is the general partner of Khosla Ventures Seed B (CF), L.P. (“KV Seed B (CF)”) and Khosla Ventures Seed B, L.P. (“KV Seed B”). Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed B. Each of KVA Seed B, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV Seed B (CF) and KV Seed B, and each of KVA Seed B, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed B (CF) and KV Seed B. Each of KVA Seed B, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, L.P. (“KV V”). Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA V. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV V. Each of KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Sven Strohband, a member of our Board, is a partner at Khosla Ventures. The principal business address of the entities is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, CA 94025.

18.
Consists of (i) 14,738 shares of common stock held by Light Street Halo, L.P. , (ii) 675,000 shares of common stock held by Light Street Mercury Master Fund, L.P., and (iii) 60,262 shares of common stock held by Light Street Tungsten Master Fund, L.P. Mr. Glen Kacher, Manager of Light Street Capital Management, LLC, the general partner of each of the selling securityholders, has voting and/or investment control over the shares held by each of the selling securityholders. The principal business address of the entities is 525 University Avenue Suite 300, Palo Alto, CA 94301.

19.
The number of shares owned prior to the offering and that may be offered for resale includes 362,386 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. Ms. Saintil is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach, CA 90808.

20.
The number of shares owned prior to the offering and that may be offered for resale includes 608,256 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions. Dr. Griffin is a member of our Board. The principal business address of this individual is 3881 McGowen Street, Long Beach, CA 90808.

21.
Stephen Peter Byrom, David John Simons and Jasmina Osmanovic are all directors of Potentum Partners RL Pty Ltd with the power to vote and dispose of the securities. The principal business address of the entity is Como Centre, 644 Chapel Street Suite 1920, South Yarra Victoria Australia, 3141.

22.
President and Fellows of Harvard College has delegated investment authority over the securities being registered for resale to Harvard Management Company, Inc. Narv Narvekar, Chief Executive Officer of Harvard Management Company Inc., located at 600 Atlantic Ave, Boston, MA 02210, may be deemed to have voting and investment power over the securities being registered for resale in the Registration Statement. The principal business address of the entity is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210.

23.
Mr. David K. Shannon has voting and/or investment control over the shares held by RiverPark Strategic Income Fund. Mr. Shannon disclaims beneficial ownership of the shares held by RiverPark Strategic Income Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

24.
The number of shares owned prior to the offering and that may be offered for resale includes 724,772 shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of vesting conditions and 1,723,908 shares of common stock issuable upon exercise of stock options. Mr. O’Donnell is Rocket Lab’s Executive Vice President, Global Operations. The principal business address of this individual is 3881 McGowen Street, Long Beach CA 90808.

25.	The principal business address of the entity is 201 Redwood Shores Parkway Suite 242, Redwood City, CA 94065.
26.
Consists of (i) 3,010,397 shares of common stock held by StepStone VC Global Partners
VII-A,
L.P., (ii) 290,434 shares of common stock held by StepStone VC Global Partners
VII-C,
L.P., (iii) 1,936,599 shares of common stock held by StepStone Master G, L.P., (iv) 7,035,984 shares of common stock held by StepStone VC Opportunities IV, L.P., and (v) 5,163,081 shares of common stock held by StepStone VC Secondaries Fund III, L.P.. StepStone Group LP acts as registered investment advisor to the selling security holders with discretionary authority over the securities offered hereby. StepStone Group LP has replaced Greenspring Associates LLC as the investment advisor effective September 20, 2021. StepStone Group LP is a subsidiary of StepStone Group Inc., a publicly traded company. The principal business address of the entities is 450 Lexington Avenue, 31st Floor, New York, NY 10017.

27.
Daniel Beck, Chief Financial Officer of SVB Financial Group, Michael Kruse, Treasurer of SVB Financial Group, Ryan Henry, Portfolio Manager for SVB Financial Group, Bradford Davis, Senior Portfolio Manager for SVB Financial Group, and David Busch, Head of Corporate Investments and Capital Markets for SVB Financial Group, have voting and/or investment control over the shares held by SVB Financial Group. The principal business address of the entity is 3003 Tasman Drive, Santa Clara, CA 95054.

28.
Consists of (i) 114,975 shares of common stock held by Nineteen77 Global Merger Arbitrage Master Limited, (ii) 19,200 shares of common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, (iii) 114,975 shares of common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, and (iv) 850 shares of common stock held by IAM Investments ICAV - O’Connor Event Driven. Mr. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of the selling securityholders, has voting and/or investment control over the shares held by the selling securityholders. As a result, Mr. Russell may be deemed to beneficially own the shares held by the selling securityholder. Notwithstanding the foregoing, Mr. Russell disclaims any such beneficial ownership, except to the extent of his pecuniary interest. The principal business address of the entities is One N Wacker Drive 31st Floor, Chicago, IL 60606.

29.
Includes 1,592,080 shares of common stock issued pursuant to cashless exercise of the private placement warrants. Also includes 80,098 shares held by Vector Capital V, L.P. and 591 shares held by Vector Entrepreneur Fund V, L.P., each received by distribution from Vector Acquisition Partners Aggregator, L.L.C. Each of Vector Capital V, L.P., Vector Entrepreneur Fund V, L.P. and Vector Acquisition Partners, L.P. is controlled by Vector Capital Partners V, Ltd. (“Vector Partners”). Accordingly, all of the shares held by the Sponsor, Vector Capital V, L.P. and Vector Entrepreneur Fund V, L.P. may be deemed to be beneficially held by Vector Partners. David Baylor, Robert Amen and David Fishman have voting and/or investment control over the shares held by Vector Acquisition Partners, L.P., Vector Capital V, L.P. and Vector Entrepreneur Fund V, L.P. Each of Mr. Baylor, Mr. Armen, Mr. Fishman and Vector Partners disclaims such beneficial ownership except to the extent of their pecuniary interests therein. The principal business address of the entities and individuals is One Market Street, Steuart Tower 23 rd
Floor, San Francisco, CA 94105.

30.
Consists of (i) 70,000 shares of common stock held by Washington Harbour Capital Long Only Master Fund LP, and (ii) 1,680,000 shares of common stock held by Washington Harbour Capital Master Fund, LP. The principal business address of the entity is 1201 Wilson Blvd. 22nd Floor, Arlington, VA 22209.

31.
Mr. Aaron Wolfson has voting and/or investment control over the shares held by WO Select Investments, LLC. Mr. Wolfson disclaims beneficial ownership of the shares held by WO Select Investments, LLC except to the extent of his pecuniary interest. The principal business address of the entity is One State Street Plaza 29th Floor, New York, NY 10025.

32.	Consists of (i) 79,468 shares of common stock held by Cowan Family Trust UDT Dated 10-17-02, (ii) 72,171 shares of common stock held by David Cowan Partners II, a DE Multiple Series LP (Series C)

and (iii) 231,510 shares of common stock held by Mr. Cowan. Mr. Cowan is a member of our Board and a partner at Bessemer Venture Partners. The principal business address of this individual is c/o Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA, 90808. Mr. Cowan disclaims beneficial ownership of the securities held by the Bessemer Entities (as defined above) referred to in footnote (4) above, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.
33.
Shares held in trust for the benefit of Dr. Strohband and his family. Dr. Strohband is a member of our Board. The principal business address of this individual is c/o Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA, 90808.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2019 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below under this section titled “
Certain
Relationships
and Related
Party
Transaction
s
,” since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between Rocket Lab and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Certain Relationships and Related Person Transactions—Vector
Founder Shares
On July 30, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain expenses on Vector’s behalf in consideration of 8,625,000 Class B ordinary shares. In September 2020, the Sponsor transferred 25,000 Class B ordinary shares to each of Vector’s independent directors. The Class B ordinary shares currently represent 20% of Vector’s issued and outstanding shares. The underwriters partially exercised their over-allotment option in October 2020, with the remaining portion of the over-allotment option expiring at the conclusion of the
45-day
option period. As a result of the expiration of the over-allotment option, an aggregate of 625,000 Class B ordinary shares were forfeited by the Sponsor, and currently 8,000,000 Class B ordinary shares remain outstanding.
Related Party Loans
On July 30, 2020, the Sponsor agreed to loan Vector up to $300,000 to be used for the payment of costs related to the initial public offering pursuant to a promissory note (the “
Note
”). The Note was
non-interest
bearing, unsecured and due upon the closing of the initial public offering. The outstanding balance under the Note of $300,000 was repaid at the Closing of the initial public offering. Prior to the Closing, Vector borrowed $300,000 from the Sponsor pursuant to the unsecured working capital loan promissory note issued by Vector to the Sponsor on August 1, 2021 and, in connection with the Closing, repaid all such amounts to the Sponsor upon the maturity of such note.
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of Vector’s officers and directors may, but are not obligated to, loan Vector funds as may be required (“
Working Capital
Loans
”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a business combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the private placement warrants. In the event that a business combination does not close, Vector could use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Vector had no borrowings under the Working Capital Loans.
Administrative Services Agreement
Vector entered into an agreement, commencing on September 24, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, administrative and support services. Vector has ceased paying these monthly fees as of the Closing Date.

Expense Reimbursement
The Sponsor, officers and directors of Vector, or their respective affiliates were reimbursed for any out-of-pocket
expenses related to identifying, investigating, negotiating and completing a business combination. Vector’s audit committee reviewed on a quarterly basis all payments that are made by Vector to the Sponsor or officers or directors of Vector, or their respective affiliates. Any such payments prior to the Business Combination were made using funds held outside the trust account.
Private Placement Warrants
Simultaneously with the closing of the Vector initial public offering, the Sponsor purchased an aggregate of 5,333,333 private placement warrants at a price of $1.50 per private placement warrant in a private placement, generating gross proceeds of $8,000,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option in October 2020, the Sponsor purchased an aggregate of 266,667 private placement warrants at a price of $1.50 per private placement warrant in a private placement, generating gross proceeds of $400,000.
The private placement warrants (including the shares issuable upon exercise of such warrants) were not be transferable or salable until 30 days after the completion of the Business Combination.
Each whole private placement warrant is exercisable for one whole Class A ordinary shares, par value $0.0001 per share, of Vector prior to the Domestication. The proceeds from the private placement warrants were added to the proceeds from the initial public offering held in the trust account. The private placement warrants will be non-redeemable,
except as described herein when the price per share of common stock equals or exceeds $10.00, so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein), and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Second Amended and Restated Registration Rights Agreement
On August 25, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Vector, the Sponsor, and certain former stockholders of Rocket Lab, entered into the Second Amended and Restated Registration Rights Agreement pursuant to which, among other things, the Sponsor and other holders party thereto were granted certain registration rights, on the terms and subject to the conditions therein, and agreed to a lockup pursuant to which they will not to transfer their common stock acquired in the Business Combination for 180 days following the Closing. Pursuant to the Second Amended and Restated Registration Rights Agreement, we have agreed to file a registration statement registering the resale of 338,294,331 shares of common stock (including shares issuable upon exercise of options or warrants or settlement of restricted stock units) within 45 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. The Second Amended and Restated Registration Rights Agreement superseded the Registration and Shareholder Rights Agreement, dated as of September 24, 2020, by and among Vector, the Sponsor and certain other holders.
PIPE Financing
In connection with the consummation of the Business Combination, the PIPE Investors purchased $467,000,000 of common stock in a private placement. The funds from such private placement will be used for working capital in our Company. As part of the 46,700,000 shares of Vector Delaware Class A common stock to be issued pursuant to the Subscription Agreements, certain affiliates of Vector have agreed to subscribe for and purchase 5,000,000 shares of common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000.
Sponsor Letter Agreement
Concurrently with the execution of the Merger Agreement, Vector entered into the Sponsor Letter Agreement with the Sponsor, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of

Vector’s shareholders, and in any action by written resolution of Vector’s shareholders, all of its Class B ordinary shares (or other equity securities of Vector) or Vector Delaware Class A common stock, as applicable, in favor of the Business Combination and the other proposals to be voted upon at the Vector shareholder meeting; (ii) be bound by certain other covenants and agreements related to the Business Combination; and (iii) waive the anti-dilution protection with respect to the Class B ordinary shares, in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.
Certain Relationships and Related Person Transactions—Rocket Lab
Series
E-1
Convertible Preferred Stock Financing
On May 18, 2020, we sold an aggregate of 650,140 shares of its Series
E-1
convertible preferred stock at a purchase price of $31.5316 per share, for an aggregate purchase price of $20,499,954. The following table summarizes purchases of Series
E-1
convertible preferred stock by related persons:

Stockholder	Shares of Series E-1 Convertible Preferred Stock	Total Purchase Price
Khosla Ventures (1)(2)	63,428	$1,999,986
DCVC (3)	31,714	$999,993
Bessemer Ventures Partners (4)(5)	47,571	$1,499,989

(1)
Affiliates of Khosla Ventures holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Khosla Ventures Seed B, LP, Khosla Ventures Seed B (CF), LP, and Khosla Ventures V, LP. Affiliates of Khosla Ventures beneficially own approximately 31.7% of our outstanding capital stock as of June 7, 2021.

(2)	Sven Strohband, a member of our Board, is a partner at Khosla Ventures.
(3)	Matt Ocko, a member of our Board, is a senior managing partner at DCVC.
(4)
Affiliates of Bessemer Ventures Partners holding Rocket Lab securities, whose shares are aggregated for purposes of reporting the above share ownership information, are Bessemer Venture Partners VIII Institutional L.P. and Bessemer Venture Partners VIII L.P. Affiliates of Bessemer Venture Partners beneficially own approximately 22.5% of our outstanding capital stock as of June 7, 2021.

(5)	David Cowan, a member of our Board, is a partner at Bessemer Venture Partners.
In connection with this transaction, Rocket Lab, the purchasers of the Series
E-1
convertible preferred stock, and certain other stockholders, amended and restated the Investor Agreements. Other than the terms of the market stand-off
provision contained in the Amended and Restated Investors’ Rights Agreement, the terms of the Investor Agreements will cease to apply following the Closing of the Business Combination.
2019 Stock Repurchase
In 2019, Rocket Lab facilitated the sale of an aggregate of 625,564 shares of our outstanding common stock from holders of our common stock to Greenspring Opportunities IV, L.P. and Greenspring Secondaries Fund III, L.P., at a purchase price of $23.6487 per share for an aggregate purchase price of $14.3 million. Pursuant to this transaction, Greenspring Opportunities IV, L.P. and Greenspring Secondaries Fund III, L.P. repurchased 422,857 shares of common stock from Peter Beck for $10,000,018. The foregoing number of shares and purchase price per share represent numbers prior to the stock split effectuated pursuant to the Charter Amendment to give effect to the Exchange Ratio of 9.059659 per share of common stock.
Management Redemption Agreements
Pursuant to the Merger Agreement, we entered into the Management Redemption Agreement with Peter Beck, Adam Spice and Shaun O’Donnell pursuant to which Rocket Lab redeemed from such individuals the

Management Redemption Amount. The foregoing number of shares and options (and the exercise price per share) represent numbers prior to the stock split effectuated pursuant to the Charter Amendment. The actual numbers of shares and options redeemed were the numbers that the foregoing shares and options were converted into pursuant to the Charter Amendment based on the Exchange Ratio of 9.059659 per share of common stock.
Second Amended and Restated Registration Rights Agreement
At the Closing, Rocket Lab, the Sponsor and the certain other holders entered into the Second Amended and Restated Registration Rights Agreement, which superseded the registration and shareholder rights agreement between Vector and its initial shareholders, pursuant to which, among other things, the Sponsor and other holders party thereto have been be granted certain registration rights, on the terms and subject to the conditions therein.
In particular, the Second Amended and Restated Registration Rights Agreement provides for the following:

•
Shelf registration rights
. Within 45 calendar days after the Closing Date, Rocket Lab is required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than the earlier of (a) the 90th calendar day following the filing date thereof if the SEC notifies us that it will “review” the Registration Statement and (b) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. At any time we have an effective shelf registration statement with respect to registrable securities of the Sponsor and certain other holders who previously held Class B ordinary shares (the “
Sponsor Holders
”) and the other parties thereto who hold our common stock (the “
New Holders
”), a holder may make a written request to effect an underwritten shelf takedown provided that such holder reasonably expects the aggregate gross proceeds in excess of $50,000,000 from such underwritten shelf takedown.

•
Underwritten offering rights
. At any time when there is an effective shelf registration statement, any holders of registrable securities may request to sell all or a portion of their registrable securities in an underwritten offering and we will facilitate such offerings; provided that we will only have such obligation if the registrable securities proposed to be sold by the holders is at least $50 million. Additionally, each of the holders may not demand more than one underwritten offering within any six month period or two underwritten offerings within any
12-month
period, for an aggregate of not more than four underwritten offerings within any
12-month
period. We are required, upon the written request of (i) the Sponsor and certain other holders who are party to the current amended and restated registration rights agreement who previously held ordinary shares of Vector (ii) the New Holders, to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Rocket Lab is not obligated to effect any demand registration during the period starting with the date 60 days prior to the date of filing of, and ending on a date one hundred and twenty (120) days after the effective date of a registration, provided that we are only required to file such registration statement twice per calendar year for each of the Sponsor, Sponsor members and Rocket Lab holders.

•
Piggyback rights
. At any time after the Closing Date, if we propose to conduct a registered offering of, or file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the holders of registrable securities under the Second Amended and Restated Registration Rights Agreement are entitled to include their registrable securities in such registered offering or registration statement. These piggyback rights will not be available if there is an effective shelf registration statement available for the resale of holders’ registrable securities at such time.

•	Expenses and indemnification . We will bear all expenses incident to registering the shares, including any underwritten offerings, except such expenses shall not include any selling expenses such as underwriters’ commissions and discounts, brokerage fees, underwriter marking costs and legal fees incurred by the holders above a specified amount. The Second Amended and Restated Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

•
Registrable securities
. Our securities shall cease to be registrable securities upon the earliest to occur of: a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred, such securities shall have ceased to be outstanding, such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145, such securities have been sold to, or through, a broker, dealer or underwriter in a public securities transaction.

•
Lock-up
. Stockholders who entered into the Second Amended and Restated Registration Rights Agreement agreed not to transfer their shares of our common stock received in the Business Combination for 180 days following the Closing Date, other than pursuant to specified permitted transfers.

•
Amendment/Waiver
. Amendments or waivers of compliance with the terms of the Second Amended and Restated Registration Rights Agreement may occur with our consent and the consent of the holders of a majority of the total registrable securities and, for so long as the Sponsor and its affiliates or any Rocket Lab stockholder party to the agreement, holds at least one percent of our outstanding shares of common stock, the Sponsor and such Rocket Lab stockholder, as applicable.

Indemnification Agreements
On the Closing Date, Rocket Lab entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of Rocket Lab or, at its request, service to other entities to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Each of Vector and Rocket Lab had also entered into similar agreements with each of its directors and certain of its executive officers prior to the Business Combination, which related to their service as directors and/or officers of Vector and Rocket Lab, as applicable.
Rocket Lab Stockholder Support Agreements
Concurrently with the execution of the Merger Agreement, certain stockholders of Rocket Lab representing the requisite votes necessary to approve the Business Combination entered into support agreements with Vector and Legacy Rocket Lab, pursuant to which each such holder agreed to (i) vote at any meeting of Legacy Rocket Lab’s stockholders, and in any action by written consent of Legacy Rocket Lab’s stockholders, all of its Rocket Lab equity securities in favor of the adoption and approval of the Charter Amendment, the Merger Agreement and the transactions contemplated thereby, including the Mergers; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Rocket Lab Stockholder Support Agreements.

Lock-up
Restrictions
In connection with the Closing, certain of our stockholders who enter into a Stockholder Support Agreement (as described above), will enter into a lockup agreement with Rocket Lab pursuant to which they will agree not to transfer, sell or assign their shares of our common stock for six months following the Closing; provided that the lockup agreement will not apply to our stockholders who enter in the Second Amended and Restated Registration Rights Agreement and become subject to the lock-up
provisions thereof. In addition, Sponsor has agreed not to transfer, sell or assign its shares of common stock received in connection with the Business Combination until the earliest of (a) one year after the Closing and (b) subsequent to Closing, (i) if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after Closing, or (y) the date on which we completes a liquidation, merger, share exchange or other similar transaction that results in all of its public stockholders having the right to exchange their common stock for cash, securities or other property.
Earnout Shares
In consideration for the consummation of the Business Combination, if the closing price of our common stock was equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing, the Rocket Lab Holders will be entitled to receive additional shares of common stock equal to 8% of the Aggregate Share Consideration (computed without the deduction for the Management Redemption Shares/ Options), which following the Business Combination equaled 32,150,757 shares, which are referred to as the Earnout Shares.
As of the end of the Company Earnout Period (as defined in the Merger Agreement), a Company Triggering Event (as defined in the Merger Agreement) had not occurred. Accordingly, no Earnout Shares will be issued.
Related Party Transaction Policy
Our Board has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to its audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
All of the transactions described above under “
Certain
Relationships
and Related
Person Transactions—Rocket
Lab
”, as they relate to Rocket Lab, were entered into prior to the adoption of the written policy.

DESCRIPTION OF SECURITIES
The following summary of certain provisions of our securities does not purport to be complete and is subject to our Certificate of Incorporation, the Bylaws and the provisions of applicable law. In case of any conflict between the following summary and the provisions they purport to describe, the terms of the Certificate of Incorporation, the Bylaws and the provisions of applicable law shall govern.
As of December 31, 2021, Rocket Lab USA, Inc. had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): common stock.
Authorized Capital Stock
The Company’s Certificate of Incorporation authorizes the issuance of 2,500,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of preferred stock, $0.0001 par value.
The following description of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation the Bylaws, each of which is incorporated by reference as an exhibit to this registration statement on Form
S-1.
Common Stock
Voting rights
.
Each share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividend rights
.
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.
Rights upon liquidation
.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Other rights
.
No holders of our common stock will be entitled to preemptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.
Preferred Stock
Under the Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.
Election of Directors and Vacancies
Subject to the rights of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial term of office of the Class I directors will expire at our annual meeting of stockholders to be held in 2022, the initial term of office of the Class II directors shall expire at our annual meeting of stockholders to be held in 2023, and the initial term of office of the Class III directors shall expire at our annual meeting of stockholders to be held in 2024. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring on the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.
Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors and to fill vacancies in the Board relating thereto, any and all vacancies in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors, when the number of directors is increased or decreased, the Board shall, subject to the Certificate of Incorporation, determine the class or classes to which the increased or decreased number of directors shall be apportioned;
provided
,
however
, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.
Quorum
Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, the stockholders representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Listing of Securities
The Company’s common stock is currently listed on Nasdaq under the symbol “RKLB.”
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is American Stock Transfer & Trust Company, LLC.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
The Certificate of Incorporation provides that holders of our common stock may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of our stockholders called in accordance with the Bylaws. The Bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board, the Chairperson of the Board or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
The Bylaws provide for advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Certificate of Incorporation and Bylaws
We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law, (i) the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent
(66-2/3%)
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, and (ii) the affirmative vote of not less than sixty-six
and
two-thirds
percent
(66-2/3%)
of the voting power of the outstanding shares of each class entitled to vote thereon as a class will be required to amend or repeal certain provisions of the Certificate of Incorporation.
Our Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by our Board shall require the approval of a majority of the directors on our Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent
(66-2/3%)
of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws, provided that, if our Board recommends that the holders of our capital stock approve any amendment or repeal of the Bylaws at a meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote on such amendment or repeal, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
(1)    the board of directors approves the acquisition of stock resulting in such person becoming an interested stockholder or the business combination before the time that the person becomes an interested stockholder;
(2)    upon consummation of the transaction resulting in such person becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the business combination commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
(3)    the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
Limitations on Liability and Indemnification of Officers and Directors
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, our Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify our other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving one of our directors or executive officers for which indemnification is sought.
The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of its directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carries liability insurance for our directors and officers. Certain of our directors are also indemnified by their employers with regard to service on our Board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of ours to us or our stockholders; (iii) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; or (iv) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours governed by the internal affairs doctrine.
In addition, the Certificate of Incorporation require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of U.S. shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Resales under Rule 144
Under the Securities Act, securities may be sold only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144 under the Securities Act (“
Rule 144
”).
Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of common stock or warrants that constitute “restricted securities” as defined in Rule 144 without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell securities pursuant to Rule 144(b)(1) are as follows: (i) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates or (B) if we satisfies the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates.
Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of its stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of stock of ours pursuant to Rule 144(b)(2) are as follows (1) if the shares being sold are restricted securities, at least six months must have elapsed since the date of acquisition of the shares of stock from us or any of its affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than the following number of shares:

•	1.0% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us;

•
the average weekly reported volume of trading in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required to be filed by the seller under Rule 144 or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or

•
the average weekly volume of trading in such securities reported pursuant to an effective transaction report plan or an effective national market system plan, as defined in Regulation NMS under the Exchange Act, during the four week period described in the preceding bullet.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of shares of common stock.
Rule 145
The shares of common stock to be issued to certain persons or entities pursuant to the registration statement of which this prospectus forms a part will be subject to the provisions of Rule 145 under the Securities Act (“
Rule 145
”). Under Rule 145, a person or entity that is an affiliate of a party to a merger, acquisition or reclassification (the “
merger
”) at the time they are submitted for vote or consent is deemed to be an underwriter in connection with any transaction to publicly offer or sell securities acquired in the merger unless the following conditions are met:

•	the conditions set forth under “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” are met; and

•
either (i) the sale occurs at least 90 days after the securities were acquired in the merger and the conditions applicable to resales under Rule 144(b)(2), other than the notice requirement, are satisfied or (ii) for a person who is not an affiliate of ours on the date of sale (and has not been an affiliate of ours within three months prior to the date of sale), either (A) at least one year has elapsed since the securities were acquired in the merger or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the securities were acquired in the merger.

Securities subject to Rule 145 may be resold pursuant to a registration statement registering their resale which is also registering the resales of the securities acquired in the merger.

PLAN OF DISTRIBUTION
The Selling Securityholders may resell or redistribute the shares of common stock from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter
market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named Selling Securityholders (including but not limited to persons who receive shares of common stock from a named selling stockholder as a gift, partnership distribution or other non-sale-related
transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “Selling Securityholders” in this prospectus. The Selling Securityholders may sell shares of our common stock by one or more of the following methods, without limitation:

•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any Selling Stockholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
The Selling Securityholders may also transfer the securities by gift.
The Selling Securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell shares of the common stock acting as agent for a Selling Stockholder, it may purchase as principal any unsold shares of the common stock at the stipulated price. Broker-dealers who acquire shares of our common stock as principals may thereafter resell the shares of the common stock from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares of the common stock are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the Selling Securityholders may pledge, hypothecate or grant a security interest in some or all of the shares of the common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Securityholders. The number of a Selling Stockholder’s shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that Selling Stockholder’s shares of common stock will otherwise remain unchanged. In addition, a Selling Stockholder may, from time to time, sell the shares of the common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of the common stock offered under this prospectus may be used to cover short sales.
Any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.
A Selling Stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares of the common stock by those broker-dealers. A Selling Stockholder may enter into option or other transactions with broker- dealers that involve the delivery of the shares of the common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares of the common stock. A Selling Stockholder may also loan or pledge the shares of common stock offered hereby to a broker-dealer and the broker-dealer may sell the shares of common stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares of common stock offered hereby.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part. To the extent that such members, partners, stockholders or other equityholders is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners, stockholders or other equityholders to use the prospectus to resell the securities acquired in such distribution.
The Selling Securityholders and other persons participating in the sale or distribution of the shares of the common stock will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of the common stock to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.
We will agree to indemnify the Selling Securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities pursuant to the Second Amended and Restated Registration Rights Agreement. The Selling Securityholders will agree to indemnify us, the other Selling Securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the Selling Securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws pursuant to the Second Amended and Restated Registration Rights Agreement. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. For additional information
,
see
“
Certain
Relationships
and Related
Person Transactions—Second Amended and Restated
Registration
Rights
Agreement
.
”
We will not receive any proceeds from sales of any securities by the Selling Securityholders.
We cannot assure you that the Selling Securityholders will sell all or any portion of the securities offered hereby.
We will supply the Selling Securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a Selling Stockholder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a Selling Stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS
Goodwin Procter LLP has passed upon the validity of the securities of Rocket Lab offered by this prospectus.
EXPERTS
The financial statements of Rocket Lab USA, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.rocketlabusa.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

ROCKET LAB U.S.A., INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID No. 34)	F-2
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-3
Consolidated Statements of Operations for the Years ended December 31, 2021 and 2020	F-4
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the Years ended December 31, 2021 and 2020	F-5
Consolidated Statements of Cash Flows for the Years ended December 31, 2021 and 2020	F-6
Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Rocket Lab USA, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Rocket Lab USA, Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche, LLP
Los Angeles, California
March 23, 2022
We have served as the Company’s auditor since 2018.

ROCKET LAB U.S.A., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2021 AND 2020
(in thousands, except share and per share values)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$690,959	$52,792
Accounts receivable, net	13,957	2,730
Contract assets	2,490	2,045
Inventories	47,904	26,135
Prepaids and other current assets	19,454	9,412

Total current assets	774,764	93,114
Non-current assets:
Property, plant and equipment, net	65,339	49,832
Intangible assets, net	57,487	11,349
Goodwill	43,308	3,133
Right-of-use assets - operating leases	28,424	26,902
Restricted cash	1,116	1,141
Deferred income tax assets, net	5,859	2,398
Other non-current assets	4,550	—

Total assets	$980,847	$187,869

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Trade payables	$3,489	$3,368
Accrued expenses	10,977	6,571
Employee benefits payable	8,266	4,582
Contract liabilities	59,749	26,132
Current installments of long-term borrowings	2,827	—
Other current liabilities	10,999	7,766

Total current liabilities	96,307	48,419
Non-current liabilities:
Long-term borrowings, excluding current installments	97,297	—
Non-current lease liabilities	28,302	27,299
Deferred tax liabilities	466	—
Public and private warrant liabilities	58,227	—
Other non-current liabilities	1,800	3,899

Total liabilities	282,399	79,617

COMMITMENTS AND CONTINGENCIES (Note 16)
Redeemable convertible preferred stock (1)
Series A Preferred stock, $0.0001 par value; authorized, issued and outstanding shares: 0 and 62,496,074 at December 31, 2021 and 2020, respectively	—	5,500
Series B Preferred stock, $0.0001 par value; authorized shares: 0 and 108,599,827 at December 31, 2021 and 2020 respectively; issued and outstanding shares: 0 and 108,293,846 at December 31, 2021 and 2020, respectively	—	21,503
Series C Preferred stock, $0.0001 par value; authorized shares: 0 and 44,394,177 at December 31, 2021 and 2020 respectively; issued and outstanding shares: 0 and 44,275,586 at December 31, 2021 and 2020, respectively	—	16,471
Series D Preferred stock, $0.0001 par value; authorized shares: 0 and 24,012,173 at December 31, 2021 and 2020 respectively; issued and outstanding shares: 0 and 23,312,786 at December 31, 2021 and 2020, respectively	—	73,364
Series E Preferred stock, $0.0001 par value; authorized, issued and outstanding shares: 0 and 39,575,426 at December 31, 2021 and 2020, respectively	—	137,622
Series E-1 Preferred stock, $0.0001 par value; authorized, issued and outstanding shares: 0 and 5,890,047 at December 31, 2021 and 2020, respectively	—	20,500
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; authorized shares: 2,500,000,000 and 416,744,314 at December 31, 2021 and 2020, respectively; issued and outstanding shares: 450,180,479 and 78,410,162 at December 31, 2021 and 2020, respectively (1)	45	8
Additional paid-in capital	1,002,106	19,920
Accumulated deficit	(305,011)	(187,691)
Accumulated other comprehensive income	1,308	1,055

Total stockholders’ equity (deficit)	698,448	(166,708)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$980,847	$187,869

(1)	Shares outstanding for all periods reflect the adjustment for the Exchange Ratio as a result of the Business Combination. See Note 1, Description of Business .
The accompanying notes are an integral part of these consolidated financial statements.

ROCKET LAB U.S.A., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(in thousands, except share and per share data)

	Years Ended December 31,
	2021	2020
Revenues	$62,237	$35,160
Cost of revenues	64,130	46,977

Gross loss	(1,893)	(11,817)
Operating expenses:
Research and development, net	41,765	19,142
Selling, general and administrative	58,395	23,993

Total operating expenses	100,160	43,135

Operating loss	(102,053)	(54,952)
Other income (expense):
Interest income (expense), net	(6,128)	224
Gain (loss) on foreign exchange	(567)	2,420
Change in fair value of liability classified warrants	(15,294)	(2,417)
Other income (expense), net	(798)	187

Total other income (expense), net	(22,787)	414

Loss before income taxes	(124,840)	(54,538)
Benefit (provision) for income taxes	7,520	(467)

Net loss	$(117,320)	$(55,005)

Other comprehensive income, net of tax:
Foreign currency translation income	253	1,134

Comprehensive loss	$(117,067)	$(53,871)

Net loss per share attributable to Rocket Lab USA, Inc.:
Basic and diluted	$(0.56)	$(0.73)

Weighted-average common shares outstanding:
Basic and diluted	209,895,135	75,414,888
The accompanying notes are an integral part of these consolidated financial statements.

ROCKET LAB U.S.A., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(in thousands, except share and per share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
December 31, 2019	30,680,373	$254,460	8,076,275	$—	$14,236	$(132,686)	$(79)	$(118,529)
Retroactive application of Exchange Ratio	247,273,344	—	65,092,022	7	(7)	—	—	—

December 31, 2019 as adjusted	277,953,717	254,460	73,168,297	7	14,229	(132,686)	(79)	(118,529)
Net loss	—	—	—	—	—	(55,005)	—	(55,005)
Exercise of stock options	—	—	2,771,051	1	977	—	—	978
Stock-based compensation	—	—	—	—	4,218	—	—	4,218
Issuance of Series E-1 redeemable preferred stock for cash	5,890,047	20,500	—	—	—	—	—	—
Issuance of stock for acquisition	—	—	2,470,814	—	—	—	—	—
Issuance of common stock warrant	—	—	—	—	496	—	—	496
Other comprehensive income	—	—	—	—	—	—	1,134	1,134

December 31, 2020	283,843,764	274,960	78,410,162	8	19,920	(187,691)	1,055	(166,708)
Net loss	—	—	—	—	—	(117,320)	—	(117,320)
Exercise of stock options	—	—	3,688,836	—	3,122	—	—	3,122
Stock-based compensation	—	—	—	—	33,108	—	—	33,108
Exercise of preferred stock warrants	817,981	—	—	—	6,514	—	—	6,514
Exchange of preferred stock warrants for common stock warrants	—	—	—	—	2,975	—	—	2,975
Conversion of public warrants for common stock	—	—	2,180	—	35	—	—	35
Conversion of redeemable convertible preferred stock to common stock	(284,661,745)	(274,960)	284,661,745	29	274,932	—	—	274,961
Issuance of stock for acquisition	—	—	853,306	—	11,568	—	—	11,568
Reverse recapitalization, net of transaction costs	—	—	81,685,363	8	649,932	—	—	649,940
Common stock issued upon exercise of warrants	—	—	878,887	—	—	—	—	—
Other comprehensive income	—	—	—	—	—	—	253	253

December 31, 2021	—	$—	450,180,479	$45	$1,002,106	$(305,011)	$1,308	$698,448

The accompanying notes are an integral part of these consolidated financial statements.

ROCKET LAB U.S.A., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(in thousands)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(117,320)	$(55,005)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,851	9,339
Stock compensation expense	32,557	4,218
Amortization of inventory step-up	616	—
Loss on disposal of assets	156	1,473
Loss on debt extinguishment	496	—
Amortization of debt issuance costs and discount	1,546	—
Noncash lease expense	2,010	1,533
Noncash expense associated with liability-classified warrants	15,294	2,615
Deferred income taxes	(9,979)	(713)
Changes in operating assets and liabilities:
Accounts receivable	(7,789)	(522)
Contract assets	1,816	5,019
Inventories	(12,688)	(11,260)
Prepaids and other current assets	(10,504)	(2,375)
Other non-current assets	(4,548)	—
Trade payables	(4,517)	(1,603)
Accrued expenses	3,074	4,104
Employee benefits payables	(326)	1,538
Contract liabilities	28,057	15,921
Other current liabilities	838	(832)
Non-current lease liabilities	(1,801)	(965)
Other non-current liabilities	370	(242)

Net cash used in operating activities	(71,791)	(27,757)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and software	(25,699)	(25,121)
Cash paid for acquisitions, net of acquired cash	(66,435)	(12,208)

Net cash used in investing activities	(92,134)	(37,329)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options and public warrants	3,147	978
Proceeds from long-term revolving line of credit	15,000	—
Proceeds from long-term secured term loan	98,895	—
Repayments on long-term revolving line of credit	(15,000)	—
Net Proceeds from issuance of Series E-1 Preferred Stock	—	20,500
Proceeds from Business Combination and PIPE Investment, net of transaction costs	728,255	—
Repurchase of shares and options from management	(30,358)	—

Net cash provided by financing activities	799,939	21,478
Effect of exchange rate changes on cash and cash equivalents	2,128	(153)

Net increase (decrease) in cash and cash equivalents and restricted cash	638,142	(43,761)
Cash and cash equivalents, and restricted cash, beginning of period	53,933	97,694

Cash and cash equivalents, and restricted cash, end of period	$692,075	$53,933

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,991	$—
Cash refunds/(paid) for income taxes	(1,842)	300
Unpaid purchases of property, equipment and software	938	2,090
Issuance of common stock warrants and accrued issuance costs in connection with loan and security agreement	—	677
Unpaid transaction costs	27	—
Right-of-use assets obtained in exchange for new operating lease liabilities	3,916	2,410
Issuance of common stock in connection with acquisition, at fair value	11,568	—
Contingent consideration assumed at acquisitions	7,300	—
Warrants assumed as part of Business Combination	48,149	—
Prepaid expenses assumed as part of Business Combination	219	—
The accompanying notes are an integral part of these consolidated financial statements.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

1.	DESCRIPTION OF THE BUSINESS
Rocket Lab USA, Inc. (“Rocket Lab” and, together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”) is an end-to-end
space company with an established track record of mission success headquartered in Long Beach, California and is the parent company for several wholly owned operating subsidiaries located in the United States, New Zealand and Canada. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit
management solutions that make it faster, easier and more affordable to access space. We operate one of the only private orbital launch ranges in the world, located in Mahia, New Zealand, enabling a unique degree of operational flexibility and control of customer launch manifests and mission assurance. While our business has historically been centered on the development of small-class launch vehicles and related sale of launch services, we are currently innovating in the areas of medium-class launch vehicles and launch services, space systems design and manufacturing, on-orbit
management solutions, and space data applications.
On August 25, 2021 (the “Closing Date”), the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated March 1, 2021, and amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2 thereto, dated June 25, 2021 (the “Merger Agreement”), by and among the Company (formerly known as Vector Acquisition Corporation (“Vector”)), Rocket Lab USA, Inc., (“Legacy Rocket Lab”)) and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Legacy Rocket Lab (“Merger Sub”). Vector filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Vector was domesticated and continued as a Delaware corporation (the “Domestication”), changing its name to “Vector Acquisition Delaware Corporation” (“Vector Delaware”). As contemplated by the Merger Agreement, Merger Sub merged with and into Vector Delaware, with the separate corporate existence of Merger Sub ceasing and Vector Delaware being the surviving corporation and a wholly owned subsidiary of Legacy Rocket Lab (the “First Merger”) and immediately following the First Merger, Legacy Rocket Lab merged with and into Vector Delaware with Vector Delaware being the surviving corporation in the merger (the “Second Merger,” and, together with the First Merger and the Domestication, the “Business Combination”). The Business Combination was unanimously approved by the boards of directors of each of Vector and Legacy Rocket Lab.
In connection with the closing of the Business Combination, the Company changed its name from Vector Acquisition Corporation to Rocket Lab USA, Inc. The “Post Combination Company” following the Business Combination is Rocket Lab USA, Inc.
The Business Combination
On August 25, 2021, the Company consummated the Business Combination. The following occurred upon the Closing:

•
The Company repurchased $40,000 of Legacy Rocket Lab Common Stock and options to purchase Legacy Rocket Lab Common Stock from certain members Rocket Lab management. Of the total repurchase amount of $
40,000
, $10,000 was used to purchase shares and options earned by employees through share-based compensation and resulted in incremental compensation expense of $9,642.

•
The remaining outstanding shares of Legacy Rocket Lab common stock and redeemable convertible preferred stock were exchanged for 362,188,208 shares of common stock in the Post Combination Company, based on the exchange ratio of 9.059659.

•	Holders of 968,617 shares of Vector Class A common stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Vector’s

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $10.00 per share, or $9,686 in the aggregate. The remaining 31,031,383 shares of Vector Class A common stock automatically converted to an equal number of shares of common stock in the Post Combination Company.

•	The 8,000,000 shares of Vector Class B common stock automatically converted to an equal number of shares of common stock in the Post Combination Company.

•	Vector warrants that were outstanding and unexercised converted into an equal number of warrants to purchase common stock of the Post Combination Company.

•
Pursuant to subscription agreements entered into in connection with the Merger Agreement (collectively, the “Subscription Agreements”), certain investors agreed to subscribe for an aggregate of 46,700,000 newly-issued
shares of common stock in the Post Combination Company at a purchase price of $10.00 per share for an aggregate purchase price of $467,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination.

In addition, if the closing price of the Post Combination Company common stock was equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing Date and ending on the 180th day following the Closing Date (the “Stock Price Target”), the holders of Legacy Rocket Lab’s equity securities, including options, warrants, restricted stock units and other rights to acquire stock of Legacy Rocket Lab, would have been entitled to receive an aggregate of 32,150,757 additional shares of Post Combination Company Common Stock (the “Earnout Shares”), subject, in the case of holders of options, warrants, restricted stock units and other rights to acquire stock of Legacy Rocket Lab, to the terms of such options, warrants, restricted stock units and other rights. In evaluating the accounting treatment for the earnout, we have concluded that the earnout is not a liability under Accounting Standards Codification (“ASC”) 480,
Distinguishing Liabilities from Equity
, is not subject to the accounting guidance under ASC 718,
Compensation—Stock Compensation
, and is not subject to derivative accounting under ASC 815,
Derivative and Hedging
. As such, the earnout is recognized in equity at fair value upon the closing of the Business Combination. On February 21, 2022, the Company’s common stock did not trade at equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the Stock Price Target and the Company will not issue the Earnout Shares.
Immediately after giving effect to the Business Combination and the PIPE Financing, the following were outstanding: (i) 447,919,591 shares of Rocket Lab Common Stock, consisting of (a) 362,188,208 shares of Post Combination Company Common Stock issued to holders of Legacy Rocket Lab common stock and redeemable convertible preferred stock, (b) 31,031,383 shares issued to the holders of Vector’s Class A ordinary shares, which reflects the redemption of 968,617 Class A ordinary shares with respect to which holders exercised their redemption right, (c) 8,000,000 shares issued to the holders of Vector’s Class B ordinary shares, and (d) 46,700,000 shares of Post Combination Company Common Stock issued in the PIPE Investment; (ii) warrants to purchase 16,266,666 shares of Post Combination Company Common Stock at an exercise price of $11.50 per share issued upon conversion of the outstanding Vector warrants prior to the Business Combination; (iii) warrants to purchase 891,380 shares of Post Combination Company Common Stock attributable to Legacy Rocket Lab warrants prior to the Business Combination, which had a weighted average exercise price of approximately $0.29 per share, (iv) options to purchase 17,961,684 shares of Post Combination Company Common Stock attributable to Legacy Rocket Lab options prior to the Business Combination, which had a weighted average exercise price of $1.04 per share and 14,253,283 of which were vested, (v) 14,903,640 restricted stock units attributable to restricted stock units of Rocket Lab prior to the Rocket Lab Business

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Combination, including 4,065,304 with respect to which the time-based vesting conditions had been satisfied and (vi) an earnout obligation of Legacy Rocket Lab prior to the Business Combination pursuant to which the Post Combination Company may be required to issue up to 1,915,356 shares of Post Combination Company Common Stock. In addition, the Earnout Shares will not be issued as described above.
The following table reconciles the elements of the Business Combination to the Condensed Consolidated Statement of Cash Flows and the Condensed Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the year ended December 31, 2021:

Cash - Vector Trust and cash, net of redemptions	$310,330
Cash - PIPE Investment	467,000
Less: transaction costs and advisory fees paid	(49,075)

Net proceeds from Rocket Lab Business Combination	728,255
Less: Accrued transaction costs	(27)
Plus: Prepaid expenses assumed as part of Business Combination	219
Less: Warrants assumed as part of Business Combination	(48,149)
Less: Repurchase of Management Shares	(30,358)

Reverse recapitalization, net of transaction costs	$649,940

The Business Combination was accounted for as a reverse recapitalization in accordance with ASC 805,
Business Combinations
, with no goodwill or other intangible assets recorded. Under this method of accounting, Vector was treated as the “accounting acquiree” and Legacy Rocket Lab as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Rocket Lab issuing shares for the net assets of Vector, followed by a recapitalization. The consolidated assets, liabilities, and results of operations of Legacy Rocket Lab comprise the historical financial statements of the Post Combination Company, and Vector’s assets, liabilities and results of operations are consolidated with Legacy Rocket Lab beginning on the acquisition date. Accordingly, for accounting purposes, the financial statements of the Post Combination Company represent a continuation of the financial statements of Legacy Rocket Lab, and the net assets of Vector are stated at historical cost, with no goodwill or other intangible assets recorded. This determination was primarily based on the following:

•	Legacy Rocket Lab stockholders considered in the aggregate have a majority interest of voting power in the Post Combination Company.

•	Members of Legacy Rocket Lab’s board of directors comprise five of the six members of the Post Combination Company’s board of directors as of the closing of the Business Combination.

•	Legacy Rocket Lab’s senior management continue to compose the senior management of the Post Combination Company

•	The relative size and valuation of Legacy Rocket Lab compared to Vector.

•	Legacy Rocket Lab’s business comprises the ongoing operations of the Post Combination Company.
In accordance with guidance applicable to these circumstances, the equity structure has been recast in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Rocket Lab’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Rocket Lab redeemable convertible preferred stock, common stock, warrants, options, and restricted stock units prior to the Business Combination have been retroactively recast as shares reflecting the Exchange Ratio of 9.059659 established in the Business Combination.
Post Combination Company common stock and warrants commenced trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RKLB” and “RKLBW,” respectively, on August 25, 2021.

2.	SIGNIFICANT ACCOUNTING POLICIES
Principals of Consolidation and Basis of Presentation
The consolidated financial statements are presented in conformity with accounting standards generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Rocket Lab USA, Inc. and its wholly owned subsidiaries after elimination of intercompany accounts and transactions.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
On an ongoing basis, our management evaluates estimates and assumptions including those related to revenue recognition, contract costs, loss reserves, valuation of warrants and stock-based compensation and deferred tax valuation allowances. We based our estimates on historical data and experience, as well as various

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

other factors that our management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from these estimates and assumptions.
Cash and Cash Equivalents
The Company considers cash and cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. The carrying amounts for the Company’s cash equivalents approximate fair value due to their short maturities. Cash equivalents are recorded at fair value and consist primarily of money market funds.
Restricted Cash
The Company considers restricted cash to include any cash that is legally restricted as to withdrawal or usage. The Company had $1,116 and $1,141 as of December 31, 2021 and 2020, respectively. The balance relates to collateral for letters of credit and money market accounts and is presented in restricted cash in the consolidated balance sheets.
Accounts Receivable, Net
Accounts receivables represent amounts billed and currently due from customers. The amounts are stated at their net estimated realizable value. The Company monitors collections and payments from its customers and maintains an allowance for doubtful accounts, which effective January 1, 2020, is based upon applying an expected credit loss rate to receivables based on the historical loss rate from similar high-risk customers adjusted for current conditions, including any specific customer collection issues identified, and forecasts of economic conditions. Delinquent account balances are written off after management has determined that the likelihood of collection is remote. The allowance for credit losses as of December 31, 2021 and 2020, and the activity in this account, including the current-period provision for expected credit losses for the years ended December 31, 2021 and 2020, were not material.
Inventories
Inventories consist of components and subassemblies, spare parts and consumable goods. Inventories are recorded at actual acquisition costs and adjusted to the lower of cost or estimated net realizable value. Costs include direct material, direct labor, applicable manufacturing and engineering overhead, and other direct costs. The determination of net realizable value of long-term
contract costs is based upon quarterly contract reviews that determine an estimate of costs to be incurred to complete all contract requirements. When actual contract costs and the estimate to complete exceed total estimated contract revenues, a loss provision is recorded.
Prepaids and Other Current Assets
Prepaids and other current assets include goods and services tax, prepaid expenses, government grant receivables and miscellaneous receivables.
Property, Plant and Equipment, Net
Property, plant and equipment, are stated at cost, less accumulated depreciation. Depreciation on Launch Services is calculated using a diminishing value method which approximates a double-declining method over the

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

estimated useful lives of assets. Depreciation on Space Systems is calculated using the straight-line
method over the estimated useful lives of assets.

Asset Category	Estimated Useful Lives
Buildings and improvements	15 to 30 years
Machinery, equipment, vehicles and office furniture	2 to 12 years
Computer equipment, hardware and software	3 to 5 years
Launch site assets	3 to 10 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life
Launch site assets include buildings, machinery and equipment at launch sites.
Repair and maintenance costs are expensed as incurred. Assets disposed of or retired are removed from cost and accumulated depreciation accounts and any resulting gain or loss is reflected in the Company’s consolidated statements of operations and comprehensive loss.
Business Combination
The results of businesses acquired in a business combination are included in our consolidated financial statements from the date of the acquisition. The Company uses the acquisition method of accounting for business combinations and recognizes assets acquired and liabilities assumed measured at their fair values on the date acquired. Goodwill is measured as of the acquisition date as the excess of consideration transferred over the net acquisition date fair value of the assets acquired and the liabilities assumed.
The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires us to use significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates and selection of comparable companies. The Company engages the assistance of valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination.
Intangible Assets, Net
Intangible assets consist of purchased intangible assets including developed technology, in-process
research and development, customer relationships, backlog, trademarks and tradenames, non-compete
agreements, capitalized software and capitalized intellectual property and are amortized over their useful lives ranging from one
to
twenty years
using the
straight-line
method of amortization. The Company evaluates the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives
or
that indicate the asset may be impaired.
Impairment of Long-Lived Assets
Long-lived assets consist of property, plant equipment and intangible assets with estimable useful lives subject to depreciation and amortization. The Company reviews long-lived
assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

recoverable. Recoverability of an asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of the asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. There was no impairment of long-lived assets during the years ended December 31, 2021 and 2020.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combination. We test goodwill for impairment at least annually during the fourth fiscal quarter, or more frequently if indicators of impairment exist during the fiscal year. Events or circumstances which could trigger an impairment review include a significant adverse change in legal factors or in the business climate, loss of key customers, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business, significant negative industry or economic trends or significant underperformance relative to expected historical or projected future results of operations.
When testing goodwill for impairment, the Company first performs a qualitative assessment. If the Company determines it is more likely than not that a reporting unit’s fair value is less than its carrying amount, then a one-step impairment test is required. If the Company determines it is not more likely than not a reporting unit’s fair value is less than its carrying amount, then no further analysis is necessary. To identify whether a potential impairment exists, the Company compares the estimated fair value of the reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If, however, the fair value of the reporting unit is less than its carrying amount, then such balance would be recorded as an impairment loss.
Any impairment loss is limited to the carrying amount of goodwill allocated to the reporting unit. There was no impairment of goodwill during the years ended December 31, 2021 and 2020.
Fair Value of Financial Instruments
We utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. We estimate fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which is categorized in one of the following levels:

•	Level 1 —Quoted prices in active markets for identical assets or liabilities.

•
Level 2
—Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•
Level 3
—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. The inputs to the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The Company considers the carrying values of cash, restricted cash, accounts receivable, accounts payable, and accrued expenses to approximate fair value for these financial instruments due to the short maturities of these instruments. The Company’s preferred stock warrant options and public and private warrants are carried at fair value and determined according to the fair value hierarchy above (Note 5).
Assets and Liabilities Recorded at Fair Value on a
Non-Recurring
Basis
Certain assets and liabilities, including goodwill and intangible assets, are subject to measurement at fair value on a non-
recurring basis upon initial acquisition in a business combination or if they are deemed to be impaired as a result of an impairment review.
Fair Value of Common Stock
Subsequent to the Business Combination, the fair value of the Company’s common stock is based on the closing market price on the date of grant. Prior to the Business Combination, due to the absence of an active market for the Company’s common stock, the fair value of the Company’s common stock is estimated based on current available information. This estimate required significant judgment and considers several factors, such as estimated probabilities of future liquidation scenarios, future equity values estimated based on project future cash flows and guideline public company information, discount rates, expected volatility and discounts for lack of marketability. These estimates were highly subjective in nature and involved a large degree of uncertainty.
Such estimates of the fair value of the Company’s common stock were used in the measurement of stock-based compensation expense and common stock and preferred stock warrants prior to the Business Combination.
Equity Issuance Costs
Certain transaction costs incurred in connection with the Merger Agreement that are direct and incremental to the Business Combination (see Note 1) have been recorded as a component of additional paid-in capital within the Condensed Consolidated Balance Sheets.
Revenue Recognition
The Company generates revenue from launch services and space systems. Launch services may be provided as a mission dedicated to a single customer or as a rideshare arrangement with multiple spacecraft from multiple customers. Space systems revenue is comprised of space engineering, program management, spacecraft components, spacecraft manufacturing, space software and mission operations.
Revenue is recognized when control of the promised product or service is transferred to our customers at an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company’s revenue contracts are generally fixed-price contracts or time and materials contracts depending upon the nature of the contract. In fixed-price contracts, to the extent actual costs vary from the cost upon which the price was negotiated, the company will generate variable levels of profit or could incur a loss.
The Company enters into contracts that can include various combinations of products and services, including contracts that contain both launch services and space systems products and services. In general, each launch and space system product or service is capable of being distinct and accounted for as separate performance obligations. Where contracts contain a single performance obligation, the entirety of the transaction price is allocated to this one performance obligation. For contracts with multiple performance obligations, the

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

transaction price is allocated to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis.
The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to its customers. The consideration promised within a contract may include fixed amounts and variable amounts. Variable consideration may consist of final milestone payments or mission success fees that are earned when the payload is delivered to the specified orbit, amongst other types.
The Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur.
The Company recognizes revenue when or as control is transferred to the customer, either over-time or at a point-in-time.
Generally, launch services revenue is recognized at a
point-in-time
when control transfers upon intentional ignition of the launch or where successful delivery milestones are applicable, such as upon delivery of the spacecraft to the specified orbit. In some circumstances, launch service revenue is recognized over-time
when it is determined that there is no alternative use for the mission, due to contractual or practical limitations, and when the Company has an enforceable right to payment for the services performed to date including a reasonable profit.
Revenue for space systems is recognized at a point-in-time or over-time depending upon the nature of the contract with customer. For contracts to provide space engineering, program management and mission operations, the Company recognizes revenues over-time
as the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs. Similarly, spacecraft manufacturing is recognized over-time
when it is determined that there is no alternative use for the spacecraft, due to contractual or practical limitations, and where the Company has an enforceable right to payment for the services performed to date including a reasonable profit. Contracts to provide components for spacecraft that do not qualify for over-time
recognition are recognized at a point-in-time when control is transferred.
For revenue recognized over-time, the Company uses either an input method, based on costs incurred relative to total estimated costs at completion to estimate the percentage of completion, or an output method, based upon days of service, depending upon the nature of the performance obligation. For revenues measured utilizing an input method, the costs incurred are determined by assessing the physical and technical progress on the performance obligation applied to the standard costs. Due to the nature of the work performed under spacecraft construction contracts, the estimation of physical and technical progress requires judgment and is subject to many variables including but not limited to actual progress and costs incurred, labor productivity, changes in cost and availability of materials.
Contracts for space software provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual entity-wide licenses or mission-based licenses, which provide customers with the same functionality and differ primarily in the number of spacecraft into which the software may be integrated. Revenue from space software is recognized upfront at the point-in-time
when the software is made available to the customer. When customers purchase when and if available software maintenance in addition to the space software license, revenues allocated to the maintenance are recognized ratably over the maintenance period.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Due to their nature, time and materials contracts contain variable consideration; however, in general, the Company’s performance obligations under time and materials contracts qualify for the “right to invoice” practical expedient. Under this practical expedient, the Company recognizes revenue, over time, in the amount to which the Company has a right to invoice. In addition, the Company is not required to estimate such variable consideration upon inception of the contract and reassess the estimate each reporting period. The Company determined that this method best represents the transfer of services as, upon billing, the Company has a right to consideration from a customer in an amount that directly corresponds with the value to the customer of the Company’s performance completed to date.
Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Timing may differ between the satisfaction of performance obligations and the invoicing and collection of amounts related to our contracts with customers.
Contract assets include unbilled amounts under contracts when revenue recognized exceeds the amount billed to the customer. Contract assets are transferred to accounts receivable when the right to invoice becomes unconditional and the invoice is issued. Contract assets are classified as current if the invoice will be delivered to the customer within the succeeding 12-month period with the remaining recorded as long-term. These contract assets are not considered a significant financing component of the company’s contracts as the payment terms are intended to protect the customer in the event the company does not perform on its obligations under the contract. Contract liabilities primarily consists of customer billings in advance of revenues being recognized. Contract liabilities are not a significant financing component as they are generally utilized to pay for contract costs within a one-year period or are used to ensure the customer meets contractual requirements.
Cost of Revenues
Cost of revenues includes direct material costs, compensation and benefits and other costs, such as launch service supplies and consumables, lab supplies, insurance, travel, vehicle and equipment related costs directly associated with generating revenues.
Selling, General and Administrative
Selling, general and administrative expenses consist of indirect costs, including management and executive compensation, corporate costs related to finance, accounting, human resources, information technology, legal, administrative, safety, professional services, rent and other general expenses.
Advertising costs are expensed as incurred and presented within selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. For the years ended December 31, 2021 and 2020, advertising costs were not material.
Research and Development Costs, net
Research and development costs, net primarily include labor, prototype, and professional services related to the development of our Space System platform and components and the Neutron Launch Vehicle. These costs are based on a cost model for research and development relating to internal product development programs not associated with customer contractual arrangements. These costs are presented net of government grants on the consolidated statements of operations and comprehensive loss.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Government Grants
The Company entered into a funding agreement for a research and development growth grant with an agency of the New Zealand federal government during the year ended 2013. The grant reimbursed up to 20% of the Company’s qualifying research and development costs incurred. The Company recognized a grant receivable once eligible reimbursable research and development expenses are incurred and submitted for reimbursement. Any corresponding grant receivable would be presented within prepaids and other current assets on the consolidated balance sheets. The Company received $3,695 in grant proceeds during the year ended December 31, 2020, which is presented within research and development costs, net in consolidated statements of operations and comprehensive loss.
The Company entered into a research and development tax incentive program with the New Zealand government effective from January 1, 2021. The tax incentive will reimburse up to 15% of the Company’s qualifying research and development costs incurred. The Company may recognize a grant receivable once eligible reimbursable research and development expenses are incurred and submitted for reimbursement. Any corresponding grant receivable will be presented within other current assets on the consolidated balance sheets. The Company accrued for an estimated amount of $2,563 during the year ended December 31, 2021, which is presented within research and development costs, net in consolidated statements of operations and comprehensive loss.
The Company entered into an agreement with the U.S. Space Force’s Space Systems Command for development of the Neutron launch vehicle’s upper stage during the year ended 2021. The Company received $393 in proceeds during the year ended December 31, 2021, which is presented within research and development costs, net in consolidated statements of operations and comprehensive loss.
Stock-Based Compensation
The Company’s stock compensation plan is classified as an equity plan which permits stock awards in the form of employee stock options and restricted stock awards. For awards that vest solely based on continued service, the fair value of an award is recognized as an expense over the requisite service period on a straight-line
basis. For awards that contain performance conditions, the fair value of an award is recognized based on the probability of the performance condition being met.
The fair value of stock options under the Company’s employee equity incentive plan are estimated as of the grant date using the
Black-Scholes
option valuation model, which is affected by estimates of the fair value per share of the Company’s common stock, the risk-free interest rate, expected dividend yield, expected term and the expected share price volatility of its common shares over the expected term, which are estimated as follows:

•
Fair value per share of common stock
. Prior to the Business Combination, due to the absence of an active market for the Company’s common stock, the fair value of the Company’s common stock for purposes of determining the exercise price for stock option grants and the fair value at grant date was estimated based on highly subjective and uncertain information. The exercise price of stock options was set at least equal to the fair value of the Company’s common stock on the date of grant. Following the completion of the Business Combination in August 2021, the Company estimates the fair value of common stock based on the market price of our Common Stock underlying the awards on the grant date.

•
Expected volatility
. The Company’s shares have actively traded for a short period of time subsequent to the Business Combination, the volatility is based on the weighted average historical volatilities of a pool of public companies that are comparable to the Company. Expected volatility represents the estimated volatility of the shares over the expected life of the options.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

•
Expected term
. The Company determines the expected term of the awards using the simplified method due to the Company’s insufficient history of option exercise and forfeiture activity. The simplified method estimates the expected term based on the average of the vesting period and contractual term of the stock option.

•	Risk-free interest rate . The risk-free interest rate for periods within the expected life of the option is derived from the U.S. treasury interest rates in effect at the date of grant.

•	Estimated dividend yield . The Company uses an expected dividend yield of zero since no dividends are expected to be paid.
The fair value of restricted stock units granted under the Company’s employee equity incentive plans are estimated as of the grant date in an amount equal to the estimated fair value per share of the Company’s common stock.
Forfeitures are recognized as incurred for as they occur. Unless otherwise approved, options must be exercised while the individual is an employee or within 90-days of termination when applicable. The expiration date of newly issued options is ten years after grant date unless earlier terminated as provided for in the Plan.
The assumptions used in calculating the fair value of stock-based awards represent our best estimates, however, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or we use different assumptions, stock-based
compensation expense could be materially different in the future.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
The Company utilizes a
two-step
approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company makes estimates, assumptions and judgments to determine its provision for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from the Company’s estimates, assumptions and judgments thereby impacting its consolidated financial position and results of operations.
The Company’s policy is to recognize interest and/or penalties related to all tax positions in income tax expense. To the extent that accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision in the period that such determination is made. Interest and penalties related to uncertain tax positions were not material as of and for the years ended December 31, 2021 and 2020.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in two reportable segments: Launch Services and Space Systems.
Foreign Currencies
The functional currency of certain of the Company’s wholly owned subsidiaries is the currency of the primary economic environment in which they operate. Assets and liabilities denominated in currencies other than the functional currency are remeasured at the exchange rate in effect on the balance sheet date, with exchange differences or remeasurement included in other (expense) income, net on our consolidated statement of operations and comprehensive loss. Revenue and expenses are translated at average rates of exchange prevailing during the respective period. Translation adjustments resulting from this process are recorded as a component of accumulated other comprehensive income (loss) in the consolidated statement of redeemable convertible preferred stock and shareholders’ deficit.
Leases
The Company leases certain property, vehicles and equipment. At contract inception, the Company determines if contract contains a lease and whether the lease should be classified as an operating or financing lease.
ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, it uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease prepayments made and excludes lease incentives. The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for operating lease payments is recognized on a straight-line
basis over the lease term. Finance leases result in the recognition of depreciation expense, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.
The Company excludes
short-term
leases (term of 12 months or less) from the balance sheet presentation and accounts for non-lease and lease components in a contract as a single lease component for certain asset classes.
Warrant Liability
The Company accounts for the warrants assumed in connection with the Business Combination in accordance with the guidance contained in ASC 815-40,
Derivatives and Hedging
, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Consolidated Statements of Operations and Comprehensive Loss.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Recently Adopted Accounting Pronouncements
In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2021-08,
Business
Combinations (Topic 805) Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
(“ASU No. 2021- 08”). The amendments in ASU No. 2021-08 address diversity and inconsistency related to the recognition and measurement of contract assets and contract liabilities acquired in a business combination. The amendments in ASU No. 2021-08 require that an acquirer recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606,
Revenue from Contracts with Customers
. Upon adoption, an acquirer should account for the related revenue contracts of the acquiree as if it has originated the contracts.
For public business entities, the amendments in ASU No. 2021-08 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The amendments in ASU
No. 2021-08
should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Early adoption of the amendments is permitted. An entity that early adopts should apply the amendments (1) retrospectively to all business combinations for which the acquisition date occurs on or after the beginning of the fiscal year that includes the interim period of early application and (2) prospectively to all business combinations that occur on or after the date of initial application. The Company has early adopted ASU No. 2021-08 effective January 1, 2021, which resulted in the contract liabilities being recognized under ASC 606 instead of fair value at the acquisition dates. There were no other impacts due to the adoption of this guidance on our consolidated financial statements.

3.	REVENUES
The Company disaggregates revenue by reportable segment and revenue recognition pattern, as it believes these categories best depicts how the nature, timing and uncertainty of revenue and cash flows are affected by economic factors. The following tables provide information about disaggregated revenue and a reconciliation of the disaggregated revenue during the years ended December 31, 2021 and 2020:

	Year Ended December 31, 2021
	Launch Services	Space Systems	Total
Revenues by recognition model
Point-in-time	$36,576	$12,578	$49,154
Over-time	2,395	10,688	13,083

Total revenue by recognition model	$38,971	$23,266	$62,237

	Year Ended December 31, 2020
	Launch Services	Space Systems	Total
Revenues by recognition model
Point-in-time	$31,993	$1,910	$33,903
Over-time	1,092	165	1,257

Total revenue by recognition model	$33,085	$2,075	$35,160

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (presented within contract assets) and customer advances and deposits (presented within contract liabilities) on the consolidated balance sheets, where applicable. Amounts are generally billed as work

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

progresses in accordance with agreed-upon milestones. These individual contract assets and liabilities are reported in a net position on a contract-by-contract basis on the consolidated balance sheets at the end of each reporting period.
The following table presents the balances related to enforceable contracts as of December 31, 2021 and 2020:

	December 31,
	2021	2020
Contract balances
Accounts receivable	$13,957	$2,730
Contract assets	2,490	2,045
Contract liabilities	59,749	26,132
Changes in contract liabilities were as follows:

	2021	2020
Contract liabilities, beginning of year	$26,132	$10,211
Contract liabilities assumed at acquisition	5,560	—
Customer advances received	41,614	24,694
Recognition of unearned revenue	(13,557)	(8,773)

Contract liabilities, end of year	$59,749	$26,132

The revenue recognized from the contract liabilities consisted of the Company satisfying performance obligations during the normal course of business.
The amount of revenue recognized from changes in the transaction price associated with performance obligations satisfied in prior years during the years ended December 31, 2021 and 2020 was not material.
Remaining unsatisfied performance obligations represent the total dollar value of work to be performed on contracts awarded and in progress. The amount of remaining unsatisfied performance obligations increases with new contracts or additions to existing contracts and decreases as revenue is recognized on existing contracts. Contracts are included in the amount of remaining unsatisfied performance obligations when an enforceable agreement has been reached. Remaining unsatisfied performance obligations totaled $241,463 as of December 31, 2021, of which approximately 60% is expected to be recognized within 12 months, with the remaining 40% to be recognized beyond 12 months.

4.	BUSINESS COMBINATIONS
Sinclair Interplanetary
On April 28, 2020, the Company acquired 100% of the outstanding capital stock and voting interest of Sinclair Interplanetary (“Sinclair Interplanetary”), pursuant to a stock purchase agreement with Sinclair, dated March 6, 2020. The results of Sinclair’s operations have been included in the consolidated financial statements since the acquisition close date. Sinclair Interplanetary is a leading provider of high-quality,
flight-proven spacecraft hardware and is headquartered in Toronto, Canada. As a result of the acquisition, management expects to strengthen and expand the Company’s ability to become a one stop shop for customers who desire to design, build and launch a spacecraft.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Acquisition Consideration
The acquisition-date consideration transferred consisted of cash of $12,340.
The following table presents estimates of the fair value of the assets acquired and the liabilities assumed by the Company in the acquisition:

Description	Amount
Cash and cash equivalents	$132
Accounts receivable	1,024
Intangible assets, net	10,250
Other current liabilities	(2,494)
Other assets and liabilities, net	533

Identifiable net assets acquired	9,445
Goodwill	2,895

Total purchase price	$12,340

The following is a summary of identifiable intangible assets acquired and the related expected lives for the finite-lived
intangible assets:

Type	Estimated Life in Years	Fair Value
Developed technology	7	$9,200
In-process technology	N/A	100
Customer relationships	3	600
Backlog	0.7	50
Trademark and tradenames	3	100
Non-compete agreement	4	200

Total identifiable intangible assets acquired		$10,250

Goodwill of $2,895 was recorded for the Sinclair Interplanetary acquisition, representing the excess of the purchase price over the fair value of the identifiable net assets. Goodwill recognized primarily represents the future revenue and earnings potential and certain other assets which were acquired, but that do not meet the recognition criteria, such as assembled workforce. None of the goodwill is expected to be deductible for income tax purposes.
The Company recognized $1,026 of acquisition and integration related costs that were expensed in the year ended December 31, 2020. These costs are included in the consolidated statement of operations in the line item entitled “Selling, General and Administrative Expense.”
Compensation Arrangements
In connection with the Sinclair Interplanetary acquisition, the Company issued 2,470,814 shares of common stock to the seller upon closing of the acquisition. The shares are subject to a share restriction agreement which restricts the transferability of the shares and provides the Company with a right to repurchase the shares for $0 upon termination of employment of the seller. The Company’s repurchase right lapses in eight equal quarterly

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

installments over the two-year period subsequent to the acquisition date as the seller continues to provide service as an employee, such that at the end of the two-year period following the acquisition date, the shares will be fully transferable, and the Company will no longer have a right to repurchase the shares. Therefore, the shares are accounted for as post-combination compensation expense for services as an employee over the two-year vesting period following the acquisition date.
Additionally, the Company agreed to issue to the seller of Sinclair Interplanetary an earnout of up to 1,915,357 additional shares of the Company’s common stock to be paid over a two-year period following the acquisition close date. Issuance of the earnout shares is contingent upon the acquired business meeting certain post-acquisition gross revenue and gross margin targets and the seller continuing to provide services to the Company as an employee during the earnout period. The earnout shares are divided into three tranches. The number of shares to be earned in the first tranche (between 0 and 957,679 shares) is based on revenue and gross margin of the acquired business during the first one-year period following acquisition. The number of shares to be earned in second tranche (between 0 and 957,678 shares) is based on revenue and gross margin of the acquired business during the second one-year period following acquisition. The arrangement also provides for a make-up share tranche, whereby the seller may earn additional shares not earned in the first one-year period following acquisition if the revenue and gross margin of the second one-year period following acquisition met certain specified thresholds. In no event will more than 1,915,357 shares be earned.
Due to the continuing employment requirement of the shares issued upon closing of the transaction and continuing employment requirement of the earnout shares, the costs associated with the shares are recognized as post-combination compensation expense recognized in research and development expenses in the condensed consolidated statements of operations and comprehensive loss. The stock-based compensation of this award is recognized based on the probability of the performance condition being fully met.
The following table provides stock-based compensation expense recognized in conjunction with the Sinclair Interplanetary acquisition:

	Years Ended December 31,
Acquisition stock-based compensation	2021	2020
Shares issued in conjunction with the acquisition	$1,402	$934
Earnout share achievement	1,630	—

Total stock compensation related to the acquisition	$3,032	$934

ASI
On October 12, 2021, the Company completed the acquisition of Advanced Solutions, Inc. (“ASI”). ASI is an engineering company that develops flight software, simulation systems and guidance, navigation and control systems. ASI’s customers include agencies within the Defense Department, Air Force, NASA, other aerospace prime contractors, commercial spacecraft developers and space startups. ASI will be part of the Company’s Space Systems operating segment and continue to serve its current customers and support the Company’s Photon missions, spacecraft components, and space and ground software capabilities.
Acquisition Consideration
The acquisition-date consideration transferred consisted of cash of $29,935. The purchase agreement also includes an additional potential earn out payment of up to $
5,500
based on achievement of certain performance

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

metrics for the business in its fiscal year ending December 31, 2021. The contingent cash consideration was classified as a liability and included in accrued expenses on the Company’s consolidated balance sheet. To estimate the fair value of the contingent consideration liability, management valued the earn-out
based on the likelihood of reaching targets contained in the purchase agreement. At the acquisition date, the fair value of the contingent consideration payable was determined to be $5,500. At December 31, 2021, there were no material changes in the range of expected outcomes and the fair value of the contingent consideration from the acquisition date.
The following table presents estimates of the preliminary fair value of the assets acquired and the liabilities assumed by the Company in the acquisition:

Description	Amount
Cash and cash equivalents	$2,245
Accounts receivable	1,920
Intangible assets	15,900
Employee benefits payable	(1,310)
Other assets and liabilities, net	21

Identifiable net assets acquired	18,776
Goodwill	16,659

Total purchase price	$35,435

The following is a summary of preliminary identifiable intangible assets acquired and the related expected lives for the finite-lived
intangible assets (in thousands):

Type	Estimated Life in Years	Fair Value
Developed technology	7	$11,400
In-process technology	N/A	300
Customer relationships	10	3,100
Trademark and tradenames	7	1,100

Total identifiable intangible assets acquired		$15,900

Goodwill of $16,659 was recorded for the ASI acquisition, representing the excess of the purchase price over the fair value of the identifiable net assets. Goodwill recognized primarily represents the future revenue and earnings potential and certain other assets which were acquired, but that do not meet the recognition criteria, such as assembled workforce. Goodwill is expected to be deductible for income tax purposes.
The Company recognized $522 of acquisition and integration related costs that were expensed in the current period. These costs are included in the consolidated statement of operations in the line item entitled “Selling, General and Administrative Expense.”
Compensation Arrangements
In connection with the acquisition, the Company deposited $12,015 with an escrow agent pursuant to purchase agreement for key ASI employees which was included in prepaid and other current assets and other non-current assets on the Company’s consolidated balance sheet. The employees must stay employed with the

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Company through each vesting date to be eligible to receive the performance reserve payments, and non-vested payments are forfeited if employment with the Company ceases. The performance reserve vests quarterly beginning with January 1, 2022 through October 1, 2023. In addition, under the agreement, the Company will make payment for a partial tax gross up. Due to the continuing employment requirement of the performance reserve, the costs associated with the performance reserve are recognized as post-combination compensation expense recognized in production and selling, general and administrative expense in the consolidated statements of operations and comprehensive loss.
The Company recognized $1,895 in connection with the performance reserve payments during the year ended December 31, 2021.
PSC
On November 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Platinum Merger Sub, Inc. (“Merger Sub”), Planetary Systems Corporation (“PSC”), and Michael Whalen as shareholder representative, which provides for, among other things, the merger of Merger Sub with and into PSC, with PSC being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of PSC will be cancelled in exchange for aggregate consideration of up to approximately $42,000 in cash, 1,720,841 shares of the Company’s common stock, and up to 956,023 shares of the Company’s common stock that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by the Company (the “Acquisition”). The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the Acquisition, the Company has entered into customary offer letters or employment agreements with certain key employees of PSC.
On November 30, 2021, the Company completed the acquisition of PSC. PSC is a trusted leader in separation systems and spacecraft dispensers across the space industry, PSC’s flight-proven,
cost-effective, and lightweight hardware streamlines the process of attaching spacecraft to rockets and releasing them in space while ensuring they’re protected during the journey to orbit. PSC’s products to date have a 100% mission success heritage across more than 100 missions launched.
Acquisition Consideration
The acquisition-date consideration transferred consisted of cash of $42,400 and stock consideration valued at $11,568. The purchase agreement also includes an additional potential earn out payment of up to $10,000 based on achievement of certain performance metrics for the business in its fiscal year ending December 31, 2022 and 2023. The contingent consideration, to be paid in common stock, was classified as a liability and included in other non-current liabilities on the Company’s consolidated balance sheet. To estimate the fair value of the contingent consideration liability, management valued the earn-out based on the likelihood of reaching targets contained in the purchase agreement. At the acquisition date, the fair value of the contingent consideration payable was determined to be $1,800. At December 31, 2021, there were no material changes in the range of expected outcomes and the fair value of the contingent consideration from the acquisition date.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The following table presents estimates of the preliminary fair value of the assets acquired and the liabilities assumed by the Company in the acquisition:

Description	Amount
Cash and cash equivalents	$3,655
Accounts receivable	2,543
Inventories	7,088
Intangible assets	33,000
Employee benefits payable	(1,212)
Contract liabilities (1)	(5,352)
Other current liabilities	(1,683)
Non-current deferred tax liabilities	(6,762)
Other assets and liabilities, net	1,040

Identifiable net assets acquired	32,317
Goodwill	23,451

Total purchase price	$55,768

(1)
Contract liabilities was recorded under ASC 606 in accordance with ASU No. 2021-08; therefore a reduction in contract liabilities related to the estimated fair values of the acquired contract liabilities was not required.

The following is a summary of preliminary identifiable intangible assets acquired and the related expected lives for the finite-lived
intangible assets (in thousands):

Type	Estimated Life in Years	Fair Value
Developed technology	8	$23,500
In-process technology	N/A	1,500
Customer relationships	15	3,400
Backlog	1	400
Trademark and tradenames	15	4,200

Total identifiable intangible assets acquired		$33,000

Goodwill of $23,451 was recorded for the PSC acquisition, representing the excess of the purchase price over the fair value of the identifiable net assets. Goodwill recognized primarily represents the future revenue and earnings potential and certain other assets which were acquired, but that do not meet the recognition criteria, such as assembled workforce. None of the goodwill is expected to be deductible for income tax purposes.
The Company recognized $1,024 of acquisition and integration related costs that were expensed in the current period. These costs are included in the consolidated statement of operations in the line item entitled “Selling, General and Administrative Expense.”
Compensation Arrangements
In connection with the acquisition, the Company issued 1,720,841 shares of the Company common stock to the seller upon closing of the acquisition, of which 991,446 shares are held by key PSC employees. The shares are subject to a holdback agreement which restricts the transferability of the shares. The Company’s repurchase

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

right lapses in eight equal quarterly installments over the two-year period subsequent to the acquisition date as the seller continues to provide service as an employee, such that at the end of the two-year period following the acquisition date, the shares will be fully transferable, and the Company will no longer have a right to repurchase the shares. Therefore, the shares are accounted for as post-combination compensation expense for services as an employee over the two-year vesting period following the acquisition date. Due to the continuing employment requirement of the shares issued upon closing of the transaction and the earnout shares, the costs associated with the shares are recognized as post-combination compensation expense recognized in selling, general and administrative expense in the consolidated statements of operations and comprehensive loss.
The Company recognized $715 of stock-based compensation during the year ended December 31, 2021 in connection with the holdback agreement shares.
Unaudited Pro Forma Information
The Company’s 2021 consolidated statement of operations includes revenues and operating loss of $6,617 and $3,877, respectively, related to the PSC and ASI acquisitions. The Company’s 2020 consolidated statement of operations includes revenue and operating loss of $2,075 and $936, respectively, related to the Sinclair acquisition.
The unaudited consolidated financial information summarized in the following table gives effect to the 2021 and 2020 acquisitions assuming they occurred on January 1, 2020. These unaudited consolidated pro forma operating results do not assume any impact from revenue, cost or other operating synergies that are expected as a result of the acquisitions. These unaudited consolidated pro forma operating results are presented for illustrative purposes only and are not indicative of the operating results that would have been achieved had the acquisitions occurred on January 1, 2020, nor does the information project results for any future period.

	As Reported	Acquisitions Pro-Forma (Unaudited)	Consolidated Pro-Forma (Unaudited)
2021
Revenues	$62,237	$21,629	$83,866
Net (loss) income	(117,320)	6,377	(110,943)
2020
Revenues	$35,160	$21,525	$56,685
Net (loss) income	(55,005)	6,664	(48,341)

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

5.	FAIR VALUE OF FINANCIAL INSTRUMENTS
As of December 31, 2021 and 2020, the following financial assets and liabilities are measured at fair value on a recurring basis and are categorized using the fair value hierarchy as follows:

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$635,269	$—	$—	$635,269

Total	$635,269	$—	$—	$635,269

Liabilities:
Other non-current liabilities:
Public and Private Warrants (Note 11)	$58,227	$—	$—	$58,227

Total	$58,227	$—	$—	$58,227

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market accounts	$49,869	$—	$—	$49,869

Total	$49,869	$—	$—	$49,869

Liabilities:
Other non-current liabilities:
Warrants-preferred stock (Note 11)	$—	$—	$3,899	$3,899

Total	$—	$—	$3,899	$3,899

The estimated fair value amounts shown above are not necessarily indicative of the amounts that the Company would realize upon disposition, nor do they indicate the Company’s intent or ability to dispose of the financial instrument.
The Company’s warrant liability as of December 31, 2021 includes public and private placement warrants that were originally issued by Vector, but which were transferred to the Company as part of the Closing of the Business Combination (the “Public Warrants” and “Private Warrants”, respectively, or together, the “Public and Private Warrants”). The Public and Private Warrants are recorded on the balance sheet at fair value. The carrying amount is subject to remeasurement at each balance sheet date. With each remeasurement, the carrying amount will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations and comprehensive loss. The Public Warrants are publicly-traded under the symbol “RKLBW”, and the fair value of the Public Warrants at a specific date is determined by the closing price of the Public Warrants as of that date. As such, the Public Warrants are classified within Level 1 of the fair value hierarchy. The Private Warrants are held by a single holder. ASC 820,
Fair Value Measurements,
indicates that the fair value should be determined “from the perspective of a market participant that holds the identical item” and “use the quoted price in an active market held by another party, if that price is available.” As the only market for the transfer of the Private Warrants is the public market, and the terms of the Private Warrants become identical to the terms of the Public Warrants upon such a transfer, the Company has determined that the fair value of the Private Warrants at a specific date is also determined by the closing price of the Company’s Public Warrants and

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

within Level 1 of the fair value hierarchy. The closing price of the Public Warrants was $2.96 and $3.58 as of August 25, 2021 and December 31, 2021, respectively. The fair value of the Public and Private Warrants was $48,149 and $58,227 as of August 25, 2021 and December 31, 2021, respectively.
The preferred stock warrants consisted of warrants to purchase Legacy Rocket Lab Series B, Series C and Series D preferred stock. On July 12, 2021, the holders of the warrants to purchase Legacy Rocket Lab Series C and Series D preferred stock exercised the warrants. In connection with the closing of the Business Combination, the warrants to purchase Legacy Rocket Lab Series B preferred stock were exchanged for warrants to purchase common stock. On September 10, 2021, these common stock warrants were exercised by the holders (see Note 11).
As of December 31, 2020, the fair value of the preferred stock warrants was estimated primarily using a combination of the guideline public company method, an income approach based on discounted estimated future cash flows, the probability-weighted
expected return method and the option pricing method. Under these approaches, the value of the warrants was estimated for various future scenarios and then probability-weighted based on the likelihood of each future scenario. The estimates used in the valuation of the warrants are highly subjective in nature and involve a large degree of uncertainty. The valuation of the warrants is considered to be at Level 3 of the fair value hierarchy due to the need to use assumptions in the valuation that are both significant to the fair value measurement and unobservable.
There were no transfers between fair value measurement levels during the years ended December 31, 2021 and 2020. The change in the warrant liabilities measured at fair value using level three unobservable inputs is as follows for the years ended December 31, 2021 and 2020:

Balance, at January 1, 2020	$1,284
Cost of warrants vesting during the year	198
Change in fair value included in earnings	2,417

Balance, at December 31, 2020	3,899
Cost of warrants vesting during the period	352
Change in fair value included in earnings	5,238
Exercise of warrants to purchase Legacy Rocket Lab Series C and D preferred stock	(6,514)
Exchange of warrants to purchase Legacy Rocket Lab Series B preferred stock to common stock warrants	(2,975)

Balance, at December 31, 2021	$—

As of the December 31, 2020, the fair value of the preferred stock warrants was estimated primarily using a combination of the guideline public company method, an income approach based on discounted estimated future cash flows, the probability-weighted
expected return method and the option pricing method. Under these approaches, the value of the warrants was estimated for various future scenarios and then probability-weighted based on the likelihood of each future scenario. The valuation technique changed as of December 31, 2020, due to the lack of a recent and relevant stock transaction as well as recent developments in the Company’s likely liquidation scenarios. The estimates used the valuation of the warrants are highly subjective in nature and involve a large degree of uncertainty. The valuation of the warrants is considered to be at Level 3 of the fair value hierarchy due to the need to use assumptions in the valuation that are both significant to the fair value measurement and unobservable.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

6.	INVENTORIES
Inventories as of December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Raw materials	$21,517	$14,023
Work in process	24,166	12,112
Finished goods	2,221	—

Total inventories	$47,904	$26,135

7.	PREPAIDS AND OTHER CURRENT ASSETS
Prepaids and other current assets as of December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Prepaid expenses	$14,787	$2,628
Government grant receivables	2,563	5,870
Other current assets	2,104	914

Total prepaids and other current assets	$19,454	$9,412

8.	PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, net, as of December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Buildings and improvements	$25,075	$20,330
Machinery, equipment, vehicles and office furniture	24,848	23,755
Computer equipment, hardware and software	5,617	3,836
Launch site assets	9,611	7,582
Construction in process	22,379	10,177

Property, plant and equipment—gross	87,530	65,680
Less accumulated depreciation and amortization	(22,191)	(15,848)

Property, plant and equipment—net	$65,339	$49,832

Depreciation expense recorded in the consolidated statements of operations and comprehensive loss during the years ended December 31, 2021 and 2020 consisted of the following:

	Years Ended December 31,
	2021	2020
Cost of revenues	$4,608	$4,527
Research and development, net	585	416
Selling, general and administrative	2,337	1,591

Total depreciation expense	$7,530	$6,534

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

9.	GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill
The following table presents the changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2021 and 2020:

	Launch Services	Space Systems	Total
Balance at December 31, 2019	$—	$—	$—
Acquisitions	—	2,895	2,895
Foreign currency translation adjustment	—	238	238

Balance at December 31, 2020	—	3,133	3,133
Acquisitions	—	40,110	40,110
Foreign currency translation adjustment	—	65	65

Balance at December 31, 2021	$—	$43,308	$43,308

Intangible Assets
The components of intangible assets consisted of the following as of December 31, 2021 and 2020:

	December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Developed Technology	$45,066	$(3,039)	$42,027
Capitalized software	3,769	(2,893)	876
Customer relationships	7,163	(458)	6,705
Non-compete	221	(93)	128
Capitalized intellectual property	374	(80)	294
Trademarks and tradenames	5,411	(120)	5,291
Backlog	455	(89)	366
Indefinite-Lived Intangible Assets
In-process Technology	1,800	—	1,800

Total	$64,259	$(6,772)	$57,487

	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Developed technology	$10,090	$(973)	$9,117
Capitalized software	3,541	(2,379)	1,162
Customer relationships	658	(148)	510
Non-compete agreement	219	(37)	182
Capitalized intellectual property	199	(51)	148
Trademarks and tradenames	149	(29)	120
Backlog	55	(55)	—
Indefinite-Lived Intangible Assets
In-process research and development	110	—	110

Total	$15,021	$(3,672)	$11,349

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Amortization expense recorded in the condensed consolidated statements of operations and comprehensive loss during the years ended December 31, 2021 and 2020, respectively consisted of the following:

	Years Ended December 31,
	2021	2020
Cost of revenues	$559	$1,289
Research and development	2,088	6
Selling, general and administrative	674	927

Total amortization expense	$3,321	$2,222

The following table outlines the estimated future amortization expense related to finite-lived
intangible assets held as of December 31, 2021:

2022	$8,118
2023	7,371
2024	7,161
2025	7,066
2026	7,037
Thereafter	18,934

Total	$55,687

10.	LOAN AND SECURITY AGREEMENT
Hercules Capital Secured Term Loan
On June 10, 2021, the Company entered into a $100,000 secured term loan agreement with Hercules Capital, Inc. (the “Hercules Capital Secured Term Loan”) and borrowed the full amount under the secured term loan agreement. The term loan has a maturity date of June 1, 2024 and is secured by substantially all of the assets of the Company. Payments due for the term loan are interest-only until the maturity date with interest payable monthly in arrears. The outstanding principal bears (i) cash interest at the greater of (a) 8.15% or (b) 8.15% plus the prime rate minus 3.25% and (ii) payment-in-kind interest of 1.25% which is accrued and added to the outstanding principal balance. Prepayment of the outstanding principal is permitted under the loan agreement and subject to certain prepayment fees. In connection with the secured term loan, the Company paid an initial facility charge of $1,000 and the Company will be required to pay an end of term charge of $3,250 upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. The Company was in compliance with all debt covenants related to its long-term borrowings as of December 31, 2021. As of December 31, 2021, there was $100,124 outstanding under the Hercules Capital Secured Term Loan, of which $2,827 is classified as current in the Company’s condensed consolidated balance sheets, with the remainder classified as long-term borrowing. As of December 31, 2021, the Company had no availability under the Hercules Capital Secured Term Loan.
In connection with the $100,000 Hercules Capital Secured Term Loan, the Company repaid the $15,000 advance under the
Revolving Line and Term Loan Line and terminated the Loan and Security Agreement (see below).

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Revolving Line and Term Loan Line
On December 23, 2020, the Company entered into a Loan and Security Agreement “(the Loan and Security Agreement”) with Silicon Valley Bank (“SVB”) for a maximum of $35,000 in financing and issued SVB warrants to purchase 121,689 shares of common stock at a price of $1.28 per share (see Note 11). The $
35,000
could be drawn upon utilizing the Revolving Line and Term Loan Line (the “Revolving Line and Term Loan Line”) subject to certain terms and conditions. On May 13, 2021, the Company borrowed $15,000 as a Term Loan advance under its Loan and Security Agreement. On June 10, 2021, the Company repaid the $15,000 as a Term Loan advance under its Loan and Security Agreement upon funding of the Hercules Capital Secured Term Loan and the Revolving Line was closed.

11.	WARRANTS
Equity Classified Common Stock Warrants
During December 2020, in connection with the Loan and Security Agreement (see Note 10), the Company issued warrants to acquire 121,689 shares of common stock at an exercise price of $1.28 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The fair value of these warrants was $496 at issuance which was recorded to interest expense upon repayment of the amounts outstanding under the Loan and Security Agreement during the year ended December 31, 2021.
During 2016, the Company issued warrants to acquire 463,710 shares of common stock at an exercise price of approximately $0.09 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The estimated fair value of these warrants was $23 at issuance, reflected as equity in the consolidated balance sheet as of December 31, 2020 within additional paid-in
capital.
The warrants were classified as equity in accordance with ASC 480,
Distinguishing Liabilities from Equity
, as the agreements provide for the settlement of the instruments in shares of common stock. The warrants were required to be measured at fair value at inception and recorded as a component of equity in the consolidated balance sheets.
On September 10, 2021, all 585,399 warrants were exercised on a net share basis, which resulted in the holders of the warrants receiving 575,840 shares of common stock.
Liability Classified Preferred Stock Warrants
During 2015, the Company issued warrants to acquire 305,981 shares of Legacy Rocket Lab Series B Preferred Stock at an exercise price of approximately $0.20 per share at any given time during a period of ten years beginning on the instrument’s issuance date. The fair value of the warrants was $1,466 as of December 31, 2020. In connection with the Business Combination, these warrants were exchanged for warrants to acquire 305,981 shares of common stock at an exercise price of approximately $0.20 per share. Immediately prior to the exchange, the warrants were adjusted to current fair value of $2,975.
On September 10, 2021, all 305,981 common stock warrants were exercised on a net share basis, which resulted in the holders of the warrants receiving 303,047 shares of common stock.
During 2016, the Company issued warrants to acquire 118,591 shares and 699,388 shares of Legacy Rocket Lab Series C and D Preferred Stock, respectively, at an exercise price of $0.25 and $2.10 per share, respectively, as a sales incentive for entering into a development agreement with a current customer. The warrants vest as

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

certain milestones within the development agreement are achieved and cost associated with the vesting of the warrants is recognized as a reduction in revenues within the condensed consolidated statements of operations and comprehensive loss as the related revenue is recognized. The cost associated with the remeasurement of the vested warrants to fair value is recognized within other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss. As of December 31, 2020, warrants to purchase 86,973 shares of Legacy Rocket Lab Series C Preferred Stock and 512,885 shares of Legacy Rocket Lab Series D Preferred Stock were vested. The fair value of the vested warrants was $2,433 as of December 31, 2020.
On July 12, 2021, all of the warrants to purchase Legacy Rocket Lab Series C and D Preferred Stock were exercised into shares of Legacy Rocket Lab Series C and D Preferred Stock. The fair value of the warrants was $6,514 immediately prior to their exercise. The proceeds of the exercise of the warrants are reflected as equity in the condensed consolidated balance sheet as of December 31, 2021 within additional paid-in
capital.
As of December 31, 2020, and for the period prior to their exchange for common stock warrants or exercise, the above warrants to purchase Legacy Rocket Lab preferred stock were classified as liabilities in accordance with ASC 480,
Distinguishing Liabilities from Equity
, as the agreements provided for net cash settlement upon a change in control, which is outside the control of the Company. The warrants were required to be remeasured to fair value at each reporting period with any changes in fair value recorded within other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss and the fair value reported as a liability in the condensed consolidated balance sheets. Upon the exercise of the warrants to purchase Legacy Rocket Lab Series C and D Preferred Stock and the exchange of the warrants to purchase Legacy Rocket Lab Series C and D Preferred Stock for warrants to purchase common stock, the carrying values of the warrants were reclassified to equity in the condensed consolidated balance sheet as of December 31, 2021 within additional paid-in
capital.
Public and Private Warrants
As part of the closing of the Business Combination, the Company assumed Public Warrants and Private Warrants to purchase up to 10,666,666 shares and 5,600,000 shares of common stock of the Post Combination Company, respectively, which are exercisable at $11.50 per share.
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants became exercisable on September 29, 2021, one year from the closing of the Vector IPO. The Public Warrants will expire five years from the completion of the Business Combination or earlier upon redemption or liquidation.
Redemption of warrants when the price per common share equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Redemption of warrants when the price per common share equals or exceeds $10.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Warrants):

•	in whole and not in part:

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares set forth in the warrant agreement determined based on the redemption date and the fair market value of the common shares;

•
if, and only if, the closing price of the common shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the common shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above under the heading “
Redemption of warrants when the price per common share equals or exceeds $10.00
,” its management will have the option to require any holder that wishes to exercise the Public Warrants do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.
The Private Warrants are identical to the Public Warrants, except that the Private Warrants and the common shares issuable upon the exercise of the Private Warrants were not transferable, assignable or salable until 30 days after the Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above under the heading “
Redemption of warrants when the price per common share equals or exceeds $10.00
,” so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
As of December 31, 2021, the Public and Private Warrants are classified as liabilities in accordance with ASC 815,
Derivatives and Hedging
. The warrants are required to be remeasured to fair value at each reporting period with any changes in fair value recorded within other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss and the fair value reported as a liability in the condensed consolidated balance sheets.
On December 22, 2021, the Company announced it would redeem (the “Redemption”) all of its Public Warrants and Private Warrants for a redemption price of $0.10 per Warrant (the “Redemption Price”). In connection with the Redemption, Public Warrants may be exercised by holders prior to January 31, 2022 either (i) in cash, at an exercise price of $11.50 per share of the Company’s common stock or (ii) on a cashless basis, for 0.2843 shares of common stock per Public Warrant. See Note 22 for more information.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

12.	CAPITALIZATION
Common Stock
The holder of each share of common stock has the right to one vote for each share and is entitled to notice of any stockholders’ meeting and to vote upon certain events.
Redeemable Convertible Preferred Stock
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series
E-1
Preferred Stock together will be referred as “Preferred Stock”.
The dividend rate and issue price of Preferred Stock, par value of $0.0001, as of December 31, 2020 were as follows:

Preferred Stock	Dividend Rate	Issue Price
Series A	$0.01	$0.09
Series B	$0.01	$0.20
Series C	$0.02	$0.37
Series D	$0.19	$3.15
Series E	$0.21	$3.48
Series E-1	$0.21	$3.48
Upon the Closing of the Business Combination, the outstanding shares of Preferred Stock were converted into shares of common stock of the Post Combination Company at the Exchange Ratio of 9.059659.

13.	STOCK-BASED COMPENSATION
Equity Incentive Plans
The Company has a single active equity incentive plan, the Rocket Lab 2021 Stock Option and Incentive Plan (the “2021 Plan”), with the objective of attracting and retaining available employees and directors by providing stock-based and other performance-based compensation. The 2021 Plan provides for the grant of equity awards to officers, employees, directors and other key employees as well as service providers which include incentive stock options, non-qualified
stock options, restricted stock awards, unrestricted stock awards, restricted stock units or any combination of the foregoing any of which may be performance based, as determined by the Company’s Compensation Committee. An aggregate of 59,875,000 shares are reserved for the issuance of awards under the 2021 Plan. The number of shares reserved for issuance under the 2021 Plan automatically increases each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. The Company was authorized to issue up to 60,206,872 shares of common stock as equity awards to participants under the 2021 Plan as of December 31, 2021. There were 57,901,558 shares of common stock available for grant as of December 31, 2021.
Prior to the Business Combination, the Company maintained the Rocket Lab 2013 Stock Option and Grant Plan (the “2013 Plan”). The 2013 Plan was terminated in connection with the consummation of the Business Combination, and accordingly, no shares are available for future issuance under the 2013 Plan following the Closing Date. Upon the consummation of the Business Combination, all outstanding stock options under the

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

2013 Plan, whether vested or unvested, were converted into options to purchase a number of shares of common stock of the Post Combination Company based on the Exchange Ratio, with a corresponding adjustment to the exercise price such that there was no change to the aggregate exercise price for the options. Similarly, upon consummation of the Business Combination, all outstanding restricted stock units under the 2013 Plan, whether vested or unvested, were converted into a number of restricted stock units of the Post Combination Company based on the Exchange Ratio. The 2013 Plan will continue to govern outstanding awards granted thereunder.
Total stock-based compensation recorded in the consolidated statements of operations and comprehensive loss during the years ended December 31, 2021 and 2020 consisted of the following:

	Years Ended December 31,
	2021	2020
Cost of revenues	$10,996	$1,400
Research and development	9,973	1,183
Selling, general and administrative	11,588	1,635

Total stock-based compensation expense	$32,557	$4,218

Options
Options issued to all optionees under the 2013 Plan vest over four years from the date of issuance (or earlier vesting start date, as determined by the board of directors) as follows: 25% on the first anniversary of date of grant and the remaining vest monthly over the remaining vesting term.
The following summarizes the stock option activity of the 2013 Plan for the years ended December 31, 2021 and 2020:

	Options to Purchase Common Stock	Weighted- Average Exercise Price per Share	Weighted- Average Grant Date Fair Value per Share	Weighted- Average Remaining Contract Life (In Years)	Aggregate Intrinsic Value
Outstanding — at January 1, 2020	27,263,775	$0.97	$0.50	7.95	$11,941
Granted	90,597	1.41	0.78
Exercised	(2,771,051)	0.36		3.21	2,565
Forfeited	(1,508,243)	1.26
Expired	(986,352)	1.05

Outstanding — at December 31, 2020	22,088,726	$1.03	$0.53	7.12	$85,853
Granted	—	—	—	—	—
Exercised	(3,708,786)	1.00	0.51	4.32	41,822
Forfeited	(857,579)	1.21	0.60	0.01	9,131
Expired	(177,033)	1.16	0.31	—	1,969

Outstanding — at December 31, 2021	17,345,328	$1.03	$0.54	6.03	$195,111

Options vested and exercisable — at December 31, 2021	15,112,440	$1.01	$0.52	5.90	$170,320
Options vested and exercisable — at December 31, 2020	14,739,214	$0.97	$0.49	6.83	$57,660

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The following
weighted-average
assumptions were used in the Black-Sholes option-pricing model calculation for stock options granted for the years ended December 31, 2021 and 2020:

	2021	2020
Fair value per share of common stock	$—	$1.41
Expected volatility	—%	60.0%
Risk-free interest rate	—%	0.6%
Expected life (years)	—	6.25
Dividend rate	None	None
As of December 31, 2021, total estimated unrecognized stock compensation expense related to unvested options granted under the 2013 Plan was $1,331, which is expected to be recognized over the next 0.8 years.
Performance-based Restricted Stock Units
—During the years ended December 31, 2021 and 2020, the Company granted 6,542,426 and 5,954,309 performance-based restricted stock units, respectively, to certain key employees pursuant to the 2013 Plan and 2021 Plan. Performance-based restricted stock units granted in 2021 and 2020 are subject to both a time-based
service vesting condition and a performance-based vesting condition, both of which must be satisfied before the restricted stock units will be deemed vested. The time-based service vesting condition is generally satisfied over a period of approximately four years as the employees provide service. The performance-based vesting condition is only satisfied upon a sale event (e.g., (i) liquidation of the Company, (ii) sale of all or substantially all of the assets of the Company, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity) or the Company’s initial public offering.
As of December 31, 2020, the Company believed it is not probable that the performance condition for the performance-based restricted stock units will be satisfied as such events which would satisfy the performance condition are generally not deemed probable until the event occurs. Accordingly, the Company did not recognize any stock-based compensation expense during the year ended December 31, 2020, for these awards.
Upon consummation of the Business Combination, it became probable that the performance condition for the performance-based
restricted stock units would be satisfied. Accordingly, the Company recognized $26,987 of stock-based
compensation expense related to these awards during the year ended December 31, 2021. As of December 31, 2021, the total unrecognized compensation expense related to unvested performance-based restricted stock units granted under the 2013 Plan and 2021 Plan was $49,081 and will be recognized upon vesting.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The following summarizes the performance-based restricted stock unit activity of the Plan for the years ended December 31,
2021
and 2020:

	Number of Units	Weighted- Average Grant Date Fair Value
Outstanding — at January 1, 2020	6,818,453	$1.41
Granted	5,954,361	1.25
Forfeited	(941,759)	1.40

Outstanding — at December 31, 2020	11,831,055	1.33
Granted	6,542,426	9.68
Forfeited	(1,426,559)	2.10

Outstanding — at December 31, 2021	16,946,922	$4.49

Units expected to vest — at December 31, 2021	16,946,922	$4.49
Units expected to vest — at December 31, 2020	—	$—
Management Redemption
In connection with the Business Combination, the Company modified 498,177 shares of common stock and vested options to purchase 558,769 shares of common stock held by certain members of management and obtained through stock-based compensation arrangements to provide for cash redemption, which resulted in a change from equity to liability classification for these shares and options. The Company redeemed these shares and options on August 25, 2021 for $10,000. The Company recognized the redemption amount in excess of the amounts previously recognized within additional paid-in capital for these awards as stock-based compensation expense. This resulted in the recognition of $9,642 of compensation expense associated with the redemption and an adjustment of approximately $359 to additional paid-in capital for stock compensation previously recognized related to these awards. In addition, on August 25, 2021, the Company redeemed 2,989,088 shares of common stock held by management for $30,000 as an adjustment to additional paid-in
capital.
2021 Employee Stock Purchase Plan
In August 2021, the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) was approved to reserve 9,980,000 shares of common stock for issuance for awards in accordance with the terms of the 2021 ESPP. In addition, the number of shares reserved for issuance will ultimately increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 9,980,000 shares of common stock, (ii) 1% of the number of shares of common stock outstanding as of the close of business on the immediately preceding December 31 or (iii) the number of common stock shares as determined by the Board. The purpose of the 2021 ESPP is to enable eligible employees to use payroll deductions to purchase shares of common stock and thereby acquire an interest in the Company. Eligible employees are offered shares through a 12-month offering period, which consists of two consecutive
6-month
purchase periods. Employees may purchase a limited amount of shares of our stock at a discount of up to 15% of the lesser of the fair market value at the beginning of the offering period or the end of each
6-month
purchase period. No shares were issued under the 2021 ESPP during the year ended December 31, 2021. As of December 31, 2021, 9,980,000 shares remain available for issuance under the 2021 ESPP. Total ESPP stock-based compensation recorded in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021 was $338.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

14.	EMPLOYEE BENEFITS
Defined Contribution Plans
The Company’s 401(k) Savings and Retirement Plan covers any eligible employee on the active payroll of the Company. The Company’s contributions were approximately $441 and $277 during the years ended December 31, 2021 and 2020, respectively. The Company’s contributions consist of matching contributions, and non-elective contributions on behalf of employees.

15.	LEASES
The Company has operating leases for properties, vehicles and equipment. The Company’s leases have remaining lease terms of one year to nineteen years, some of which include options to extend the lease term for up to one year, and some of which include options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.
Supplemental balance sheet information
related
to leases as of December 31, were as follows:

		December 31,
Liabilities	Presentation	2021	2020
Current:
Operating lease liabilities	Other current liabilities	$2,383	$1,670
Non-current:
Operating lease liabilities	Non-current lease liabilities	28,302	27,299

Total lease liabilities		$30,685	$28,969

The components of lease expense were as follows during the years ended December 31:

	Years Ended December 31,
	2021	2020
Operating lease costs	$3,356	$2,552

Finance lease costs:
Amortization of right-of-use assets	$—	$583
Interest on lease liabilities	—	95

Total finance lease costs	$—	$678

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Supplemental cash flow information related to leases is as follows for the years ended December 31:
Cash paid for amounts included in the measurement of lease liabilities:

	Years Ended December 31,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$3,051	$2,080
Operating cash flows from finance leases	—	95
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,916	$2,410
The weighted average remaining lease term related to operating leases was 10.6 years and 12.1 years as of December 31, 2021 and 2020, respectively. The weighted average discount rate related to operating leases was 4.8% and 5.5% as of December 31, 2021 and 2020, respectively.
The following is a schedule of the future minimum operating lease payments by year as of December 31:

Operating Leases
2022	$3,799
2023	4,076
2024	3,984
2025	3,728
2026	3,790
Thereafter	21,636

Total lease payments	41,013
Less imputed interest	(10,328)

Total	$30,685

16.	COMMITMENTS AND CONTINGENCIES
Litigation and Claims
The Company is, and from time to time may be, a party to claims and legal proceedings generally incidental to its business that are principally covered under contracts with its customers and insurance policies. In the opinion of management, there are no legal matters or claims likely to have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Other Commitments
The Company has commitments under its lease obligations (Note 15).
Contingencies
The Company records a contingent liability when it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.
On May 23, 2016, the Company entered into a launch services agreement with a customer to provide three commercial dedicated launches which would deliver the customer’s payloads over the period of 2017 through 2020. Per the terms of the agreement, each dedicated launch shall have a firm fixed price below current launch vehicle costs. During the year ended December 31, 2018, the Company determined that it was probable that the costs to provide the services as stipulated by the launch services agreement would exceed the fixed firm price of each launch. As such, the Company recorded a provision for contract loss for these three dedicated launches. During the year ended December 31, 2020, one of the three launches occurred. On April 21, 2021, the launch services agreement was amended, resulting in one additional launch and the potential for price increases on the second and third launches dependent on the customer’s desired payload configuration. The provision for contract losses outstanding as of December 31, 2021, which primarily is related to the remaining three remaining launches, was $4,803.

17.	INCOME TAXES
The components of the pretax loss from domestic and foreign operations for the years ended December 31, 2021 and 2020 were as follows:

	Years Ended December 31,
	2021	2020
US loss before income taxes	$(132,585)	$(56,439)
Foreign income before income taxes	7,745	1,901

Pretax loss from operations	$(124,840)	$(54,538)

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 is as follows:

	Years Ended December 31,
	2021	2020
Current:
Federal	$—	—
State	2	—
Foreign	2,377	1,410

Total	2,379	1,410

Deferred:
Federal	(5,957)	—
State	(339)	—
Foreign	(3,603)	(943)

Total	(9,899)	(943)

(Benefit) provision for income taxes	$(7,520)	$467

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	Years Ended December 31,
	2021		2020
Federal statutory rate	$(26,216)	21.00%	$(11,453)	21.00%
Adjustments for tax effects of:
Permanent differences and other	(477)	0.38%	634	(1.16)%
Warrants	2,421	(1.94)%	200	(0.37)%
Stock-based compensation	(2,399)	1.92%	(203)	0.37%
Increase in valuation allowance	19,151	(15.34)%	11,289	(20.70)%

(Benefit) provision for income taxes	$(7,520)	6.02%	$467	(0.86)%

The significant components of the Company’s deferred tax assets and liabilities were as follows as of December 31, 2021 and 2020:

	December 31,
	2021	2020
Deferred tax assets:
Accrued expenses	$2,105	$1,969
Inventories	409	353
Deferred revenue	14,160	5,503
Lease liability	7,244	7,426
Stock options	7,950	2,082
Warrants	—	519
Interest expense	1,075	—
Net operating losses	41,688	30,264
Tax credits	898	923
Other	—	4

Total deferred tax assets	75,529	49,043
Valuation allowance	(58,235)	(39,084)

Total deferred tax assets, net	17,294	9,959

Deferred tax liabilities:
Right of use asset	(6,723)	(6,954)
Depreciation and amortization	(5,160)	—
Other	(18)	—
Unrealized gain	—	(757)

Total deferred tax liabilities	(11,901)	(7,711)

Net deferred tax assets	$5,393	$2,248

The realization of deferred tax assets may be dependent on the Company’s ability to generate sufficient income in future years in the associated jurisdiction to which the deferred tax assets relate. A valuation allowance against the net deferred tax assets has been recorded at December 31, 2021 and 2020, in the amount of $58,235 and $39,084, respectively, as realization of the deferred tax assets is uncertain.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial performance. Based on the review of all positive and negative evidence, including a three-year cumulative pre-tax book loss, it was concluded that a full valuation allowance should be recorded against all U.S. deferred tax assets at December 31, 2021 and 2020. In the event that the Company were to determine that it would be able to realize all or part of its U.S. deferred tax assets in the future, it would decrease the valuation allowance and recognize a corresponding tax benefit in the period in which it made such a determination.
The Company acquired Planetary Systems Corporation in a plan of reorganization under IRC Section 368 on November 15, 2021. Under ASC 805-740, the Company recorded deferred tax liabilities of $6,762 related to developed technology, customer lists, backlog, trademarks and trade name and fixed assets as part of the business combination. As a result of recording the deferred tax liabilities, the Company’s valuation allowance decreased by $6,296. While the adjustment is a result of the plan of reorganization, ASC 805-740-30-3 requires the reduction in the valuation allowance to be recognized as a benefit in the income statement, and not as a component of acquisition accounting.
As of December 31, 2021 and 2020, the Company had unrecognized tax benefits of $835 and $800 related to net operating losses incurred in prior years, respectively, of which $667 and $632 will affect the effective tax rate if recognized when the Company no longer has a valuation allowance offsetting its deferred tax assets, respectively.
The reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits for the years ended December 31 is as follows:

	2021	2020
Balance at beginning of year	$800	$800
Increase related to current year tax position	35	—

Balance at end of year	$835	$800

The Company believes it is reasonably possible it will not reduce its unrecognized tax benefits within the next year.
Due to the net operating loss (“NOL”) carryforwards, the U.S. federal and state returns are open to examination by the Internal Revenue Service and state jurisdictions for all years beginning with the year ended March 31, 2016. Our foreign subsidiaries are generally subject to examination within four years from the end of the tax year during which the tax return was filed. The years subject to audit may be extended if the entity substantially understates corporate income tax. The Company is not currently under examination by the IRS, foreign or state and local tax authorities.
The Company recognizes interest and penalties related to uncertain tax positions as a component of the income tax provision. As of December 31, 2021 and 2020, there were no accrued interest and penalties.
At December 31, 2021 and 2020, the Company had federal NOL carryforwards of approximately $195,305 and $143,712, respectively, which is comprised of definite and indefinite NOLs. The Company had definite federal NOL carryforwards of approximately $57,135 as of December 31, 2021 and 2020, which begin to expire in varying amounts beginning in 2034. Federal NOLs generated after 2017 of approximately $138,170 and $86,577 as of December 31, 2021 and 2020, respectively will carryforward indefinitely and are available to offset

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

up to 80% of future taxable income each year. The Company also had state NOL carryforwards of approximately $19,587 and $10,769 as of December 31, 2021 and 2020, respectively, available to reduce future taxable income, if any. If not realized, the state NOLs will begin to expire in varying amounts beginning in 2035. Utilization of the NOL carryforwards may become subject to annual limitations due to ownership changes that could occur in the future as provided by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state and foreign provisions. These ownership changes may limit the amount of the NOL and tax credit carryforwards that can be utilized annually to offset future taxable income. The Company has engaged outside consultants to perform a Section 382 analysis, which, as of December 31, 2021, has not been completed. If a Section 382 ownership change has occurred, then the carrying amount of any tax attribute carryforwards may be restricted or eliminated. If eliminated, the related asset would be removed from the deferred tax assets with a corresponding reduction in the valuation allowance.
The Company does not record U.S. income taxes on the undistributed earnings of its foreign subsidiaries based upon the Company’s intention to permanently reinvest undistributed earnings to ensure sufficient working capital and further expansion of existing operations outside the United States. In the event the Company is required to repatriate funds from outside of the United States, such repatriation would be subject to local laws, customs and tax consequences.
The Jobs Act subjects a U.S. shareholder to tax on global intangible low-taxed income (“GILTI”) earned by certain foreign subsidiaries. The Company has elected to account for GILTI in the year the tax is incurred in accordance with the FASB Staff Q&A, Topic 740, No. 5, Accounting for Global Intangible Low-Taxed Income, which states that an entity can make an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years or to provide for the tax expense related to GILTI in the year the tax is incurred as a period expense.
The Jobs Act amended the Internal Revenue Code (the “Code”), effective for amounts paid or incurred in tax years beginning after December 31, 2021, to eliminate the immediate expensing of research and experimental expenditures (“R&E”) and require taxpayers to charge their R&E expenditures and software development costs (collectively, R&E expenditures) to a capital account. Capitalized costs are required to be amortized over five years (15 years for expenditures attributable to foreign research). Additionally, we may claim the R&E credit only for costs that are eligible to be treated as R&E expenditures under the Code, it is expected that any amounts treated as qualified research expenditures for purposes of the R&E credit also will be capitalized under Code. Generally, we would expect both the amount of our net operating losses and R&E credits generated to decrease compared to tax years 2021 and prior over the next 5 years. Due to our full federal valuation allowance, we anticipate these changes to be immaterial.
On March 27, 2020, The CARES Act was signed into law in response to the economic challenges facing U.S. businesses. The CARES Act provides sweeping tax changes in response to the
COVID-19
pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act.
On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

18.	NET LOSS PER SHARE
Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during each period. While outstanding, each series of Preferred Stock was considered to be a participating security. Therefore, the Company applies the two-class
method in calculating its net loss per share for periods when the Company generates net income. Net losses are not allocated to the Preferred Stockholders, as they were not contractually obligated to share in the Company’s losses.
Diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common and dilutive common equivalent shares outstanding for the period using the treasury-stock method or the as-converted method, or two-class method for participating securities, whichever is more dilutive. Potentially dilutive shares are comprised of Preferred Stock, Preferred Stock warrants, common stock warrants, restricted stock units, stock options, and Earnout Shares issuable upon the achievement of the Stock Price Target (see Note 1). For the years ended December 31, 2021 and 2020, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss and potentially dilutive shares being anti-dilutive.
The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for the years ended December 31:

	Years Ended December 31,
	2021	2020
Numerator
Net loss attributable to common shareholders-basic and diluted	$(117,320)	$(55,005)
Denominator
Weighted average common shares outstanding-basic and diluted	209,895,135	75,414,888
Net loss per share attributable to common stockholders-basic and diluted	$(0.56)	$(0.73)
The following equity shares were excluded from the calculation of diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive
for the years ended December 31, 2021 and 2020:

	December 31,
	2021	2020
Legacy Rocket Lab preferred stock	—	283,843,764
Legacy Rocket Lab preferred stock warrants	—	1,123,959
Legacy Rocket Lab common stock warrants	—	585,399
Stock options and restricted stock units	34,292,250	22,088,726
Public and Private Warrants	16,264,516	—

19.	SEGMENTS
The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

as the source of the Company’s reportable segments. The Company manages its business primarily based upon two operating segments, Launch Services and Space Systems. Each of these operating segments represents a reportable segment. Launch Services provides launch services to customer on a dedicated mission or ride share basis. Space Systems is comprised of space engineering, program management, spacecraft components, spacecraft manufacturing and mission operations. Although many of the Company’s contracts with customers contain elements of Space Systems and Launch Services, each reporting segment is managed separately to better align with customer’s needs and the Company’s growth plans. The accounting policies of the various segments are the same as those described in Note 2. The Company evaluates the performance of its reportable segments based on gross profit. For contracts with customers that contain both Space Systems and Launch Services elements, revenues for each reporting segment are generally allocated based upon the overall costs incurred for each of the reporting segments in comparison to total overall costs of the contract. The following table shows information by reportable segment for the years ended December 31, 2021 and 2020:

	Years Ended December 31,
	2021		2020
	Launch Services	Space Systems	Launch Services	Space Systems
Revenues	$38,971	$23,266	$33,085	$2,075
Cost of revenues	53,827	10,303	45,872	1,105

Gross profit (loss)	$(14,856)	$12,963	$(12,787)	$970

Management does not regularly review either reporting segment’s total assets or operating expenses. This is because in general, the Company’s long-lived
assets, facilities, and equipment are shared by each reporting segment.

20.	CONCENTRATION OF CREDIT RISK, SIGNIFICANT CUSTOMERS AND GEOGRAPHIC INFORMATION
Concentration of Credit Risk and Significant Customers
The Company is subject to concentration of credit risk with respect to its cash, cash equivalents and accounts receivable. The Company maintains bank accounts in the United States and New Zealand and attempts to minimize by maintaining its cash, cash equivalents with major high credit quality financial institutions. From time to time cash balances held may exceed limits federally insured by the Federal Deposit Insurance Corporation. The Company has not experienced losses in such accounts and believes it is not exposed to any significant credit risk associated with these accounts.
The services provided by Rocket Lab are to U.S. Government and commercial customers. The Company has a significant concentration of credit risk associated with its accounts receivables that is solely based on the good faith and credit of the U.S. Government. We extend differing levels of credit to commercial customers, do not require collateral deposits, and, when necessary, maintain reserves for potential credit losses based upon the expected collectability of accounts receivable. We manage credit risk related to our customers by following credit approval processes, establishing credit limits, performing periodic evaluations of credit worthiness and applying other credit risk monitoring procedures.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

As of December 31, 2021 and 2020, the Company’s customers that accounted for 10% or more of the total accounts receivable, net, were as follows:

	December 31,
	2021	2020
U.S. commercial customer A	18%	62%
U.S. commercial customer B	*	13%
International customer C	*	12%
Commercial customer G	23%	*

*	Accounts receivable was less than 10%
For the years ended December 31, 2021 and 2020, the Company’s customers that accounted for 10% or more of the total revenue were as follows:

	December 31,
	2021	2020
U.S. government customer D	*	21%
International customer E	*	18%
U.S. commercial customer F	*	15%
Commercial customer G	40%	14%
Commercial customer H	16%	*

*	Revenue was less than 10%
Geographic Information
The Company’s consolidated net revenues by geographic area based on customer billing location are as follows for the years ended December 31, 2021 and 2020:

	2021		2020
	Amount	% of total revenues	Amount	% of total revenues
United States	$45,750	74%	$25,881	74%
Japan	769	1%	6,498	18%
Germany	9,770	16%	—	—%
Rest of world	5,948	9%	2,781	8%

Total	$62,237	100%	$35,160	100%

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

Long-lived assets, which consists of property, plant and equipment, net, leased right-of-use assets, intangible assets, net and goodwill, by geographic area are as follows as of December 31:

	December 31,
	2021		2020
	Amount	% of Long- Lived Assets	Amount	% of Long- Lived Assets
United States	$148,248	76%	$34,303	38%
New Zealand	45,050	23%	43,323	47%
Canada	1,260	1%	13,590	15%

Total	$194,558	100%	$91,216	100%

21.	RELATED PARTY TRANSACTIONS
There are three members of our board of directors that are affiliated with three separate entities that are invested in our common stock, two of which individually hold greater than 5% beneficial ownership. Each entity was granted one seat on our board which is filled by a partner of the affiliated entity. On September 14, 2018 and through subsequent closings, Rocket Lab sold an aggregate of 39,575,426 shares of its Series E convertible preferred stock for an aggregate purchase price of $137,739. In connection with this transaction, these entities acquired 3,028,345 of Series E convertible preferred stock for $10,539 and Rocket Lab entered into certain Amended and Restated Investors’ Rights Agreement, Amended and Restated Voting Agreement, and Amended and Restated First Refusal and Co-Sale Agreement with each of the purchasers of Rocket Lab’s Series E convertible preferred stock, and certain other Rocket Lab stockholders (collectively, the “Investor Agreements”). Such Investor Agreements were subsequently amended and restated in connection with Rocket Lab’s Series
E-1
convertible preferred stock financing on May 18, 2020 whereby Rocket Lab sold an aggregate of 5,890,047 shares of its Series E-1 convertible preferred stock for an aggregate purchase price of $20,500. These entities with an affiliated director purchased 1,292,931 shares of Series E-1 convertible preferred stock for $4,499. In connection with the Business Combination, all of the convertible preferred stock was converted into shares of common stock.
As of December 31, 2020 and 2021, there are no amounts due to or from related parties.

22.	SUBSEQUENT EVENTS
Acquisition of SolAero
On January 18, 2022, the Company closed on the acquisition (the “SolAero Acquisition”) of SolAero Holdings, Inc. (“SolAero”) pursuant to an Agreement and Plan of Merger (the “SolAero Merger Agreement”), dated as of December 10, 2021, by and among the Company, Supernova Acquisition Corp. (“SolAero Merger Sub”), SolAero, and Fortis Advisors LLC as stockholder representative, which provides for, among other things, the merger of SolAero Merger Sub with and into SolAero, with SolAero being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company. Pursuant to the terms of the SolAero Merger Agreement, all of the issued and outstanding shares of SolAero were cancelled in exchange for aggregate consideration of $80,000 in cash (the “SolAero Merger Consideration”). In addition, $3,600 of the SolAero Merger Consideration was placed into escrow by the Company in order to secure recovery of any Adjustment Amount (as defined in the SolAero Merger Agreement) and as security against indemnity claims. In connection with the SolAero Acquisition, the Company entered into customary employment or consulting agreements with certain key employees of SolAero.

ROCKET LAB USA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(In thousands, except share and per share data)

The Company has not yet completed the initial purchase price allocation for this acquisition, including obtaining all of the information required for the valuation of the acquired intangible assets, goodwill, assets and liabilities assumed, due to the timing of the close of the transaction.
Warrant Redemption
On December 22, 2021, the Company announced the Redemption of all of its Public Warrants and Private Warrants for a redemption. On January 20, 2022, the Company extended the redemption date of its public warrants to January 31, 2022. In connection with the Redemption, Public Warrants were to be exercised by holders prior to January 31, 2022 either (i) in cash, at an exercise price of $11.50 per share of the Company’s common stock or (ii) on a cashless basis, for 0.2843 shares of common stock per Private Warrant and Public Warrant.
Subsequent to December 31, 2021 and prior to the conclusion of the redemption notice period on January 31, 2022, an aggregate of 10,383,077 Public Warrants were exercised on a cashless basis in exchange for the issuance of 2,951,781 shares and 10,969 Public Warrants were exercised for an aggregate of 10,969 shares of Company common stock at an exercise price of $11.50 per share, for aggregate cash proceeds to the Company of $126. At the conclusion of the redemption notice period on January 31, 2022, the remaining 270,470 Public Warrants issued and outstanding were redeemed at a price of $0.10 per warrant for aggregate cash payment from the Company of $27. On January 31, 2022, the Public Warrants were delisted from Nasdaq. In addition, subsequent to December 31, 2021, the 5,600,000 Private Warrants were exercised on a cashless basis for an aggregate of 1,592,080 shares of the Company’s common stock.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount*
SEC registration fee		$90,524.45	**
Legal fees and expenses			*
Accounting fees and expenses			*
Printing, transfer agent and miscellaneous fees			*

Total	$		*

*	Estimates not presently known.
**	Previously paid.
Item 14. Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Rocket Lab’s Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability: (i) for any breach of a director’s duty of loyalty to Rocket Lab or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws of Rocket Lab provide that: (i) Rocket Lab is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) Rocket Lab may indemnify its other employees and agents as set forth in the DGCL; (iii) Rocket Lab is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
Rocket Lab has also entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of Rocket Lab for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between Rocket Lab and each of its directors and executive officers may be sufficiently broad to permit indemnification of Rocket Lab’s directors and executive officers for liabilities arising under the Securities Act. Rocket Lab carries liability insurance for its directors and officers. Certain of Rocket Lab’s directors will also indemnified by their employers with regard to service on our Board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Rocket Lab pursuant to the foregoing provisions, Rocket Lab has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15. Recent Sales of Unregistered Securities.
On November 30, 2021, we acquired Planetary Systems Corporation (“PSC”) pursuant to the terms of an agreement and plan of merger (the “PSC Merger Agreement”). Pursuant to the terms of the PSC Merger

Agreement, we issued 1,720,841 shares common stock to former shareholders of PSC, and may issue up to 956,023 additional shares of our common stock subject to a performance based earn-out
under the terms of the PSC Merger Agreement. The common stock consideration issued under the PSC Merger Agreement (including any additional shares that may be issued upon the satisfaction of the performance based earn-out)
were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, as a transaction by an issuer not involving a public offering.
On September 10, 2021, we issued 878,887 shares of common stock to SVB Financial Group upon exercise of warrants for Rocket Lab common stock originally issued on March 23, 2015, March 24, 2016, and December 23, 2020 with SVB on a cashless basis as provided for in the terms of the respective warrant agreements. The issuance of shares of common stock upon the cashless exercise of the SVB Financial Group warrants were not registered under the Securities Act, in reliance on the exemption for registration provided by Section 3(a)(9) of the Securities Act.
On March 1, 2021, concurrently with the execution of the Merger Agreement, we entered into the Subscription Agreements with the PIPE Financing, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such PIPE Investors, immediately prior to the Closing, an aggregate of 46,700,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467,000,000. The securities that may be issued in connection with the Subscription Agreements were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and are being registered pursuant to this prospectus.
On September 29, 2020, we consummated our initial public offering of 30,000,000 Vector units consisting of one Class A ordinary shares and one-third
of one redeemable warrant. On October 20, 2020, in connection with underwriters’ election to partially exercise their option to purchase additional units, we sold an additional 2,000,000 units, at a price of $10.00 per unit, generating total gross proceeds of $320,000,000. Deutsche Bank Securities Inc. and BofA Securities, Inc. acted as the joint book-running managers for our initial public offering. The securities sold in the offering were registered under the Securities Act on registration statements on Form
S-1
(No.
333-248665).
The registration statements became effective on September 24, 2020.
Simultaneously with the consummation of the initial public offering, and the exercise of the over-allotment option, we consummated a private placement of 5,600,000 private placement warrants to our Sponsor at a price of $1.50 per private placement warrant, generating total proceeds of $8,400,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Of the gross proceeds received from the initial public offering including the partial exercise of the option to purchase additional units, and the sale of the private placement warrants, $320,000,000 was placed in the Trust Account.
We paid a total of $6,400,000 in underwriting discounts and commissions and $652,382 for other offering costs related to the initial public offering. In addition, the underwriters agreed to defer $11,200,000 in underwriting discounts and commissions which were paid upon the consummation of the Business Combination.

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of March 1, 2021, by and among Vector Acquisition Corporation, Rocket Lab USA, Inc. and Prestige Merger Sub, Inc., as amended by Amendment No. 1 thereto, dated May 7, 2021, and Amendment No. 2 thereto, dated June 25, 2021 (incorporated by reference to Annex A to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

2.2+	Agreement and Plan of Merger, by and among Rocket Lab USA, Inc., Supernova Acquisition Corp., SolAero Holdings, Inc., and Fortis Advisors LLC as stockholder representative, dated as of December 10, 2021 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on December 13, 2021).

3.1	Certificate of Incorporation of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

3.2	Bylaws of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

4.1	Warrant Agreement between Vector Acquisition Corporation and Continental Stock Transfer & Trust Company, dated September 24, 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

4.2	Amendment to Warrant Agreement, dated as of August 25, 2021 between Rocket Lab USA, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the registration statement on Form S-1 filed by Vector Acquisition Corporation on September 18, 2020).

5.1	Opinion of Goodwin Procter LLP. (incorporated by reference to Exhibit 5.1 to the Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Rocket Lab USA, Inc. on October 1, 2021).

10.1‡	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.2	Second Amended and Restated Registration Rights Agreement, dated as of August 25, 2021, by and among Rocket Lab USA, Inc. (formerly known as Vector Acquisition Delaware Corporation), Vector Acquisition Partners, L.P. and certain other parties thereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.3‡	Letter Agreement , dated as of September 24, 2020, among Vector Acquisition Corporation, Vector Acquisition Partners, L.P. and the company’s officers and directors (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Vector Acquisition Corporation on September 30, 2020).

10.4‡	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex H to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.5‡	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.6	Sponsor Letter Agreement, dated as of March 1, 2021, between Vector Acquisition Corporation and Vector Acquisition Partners, L.P. (incorporated by referenced to Exhibit 10.2 to the Current Report on Form 8-K filed by Vector Acquisition Corporation on March 1, 2021).

10.7‡	Employment Agreement, dated August 12, 2014, between Rocket Lab Limited and Peter Beck (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

Exhibit No.	Description

10.8‡	Employee Offer Letter, dated March 8, 2018, between Rocket Lab USA, Inc. and Adam Spice (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.9‡	Employment Agreement, dated September 9, 2013, between Rocket Lab Limited and Shaun O’Donnell, as updated on August 21, 2014 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.10‡	Second Amended and Restated 2013 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.10 to the Form 8-K filed by Rocket Lab USA, Inc. on August 31, 2021).

10.11	Deed of Lease between Rocket Lab Limited and Kawatiri Properties Ltd., dated March 8, 2018, for the premises located at 25 Levene Place, Mount Wellington, Auckland 1060, New Zealand (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.12	Standard Industrial Lease between Rocket Lab USA, Inc. and Douglas Park Associates III, LLC, dated October 4, 2019, for the premises located at 3881 McGowen Street, Long Beach, CA 90808 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.13	Amended and Restated Deed of Lease of Rural Land between Rocket Lab Limited and the Proprietors of Tawapata South, dated November 15, 2019, for the premises located at Onenui Station, Mahia 4198, New Zealand (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.14††	Launch Site Access and Operations Support Agreement for LC-2 between Rocket Lab USA, Inc. and the Virginia Commercial Space Flight Authority, dated September 28, 2018, for the premises located at Mid-Atlantic Regional Spaceport, NASA Wallops Flight Facility, Wallops Island, VA (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.15	Deed of Lease between Rocket Lab Limited and Class One Services Ltd., dated November 15, 2019, for the premises located at 387 Coalfields Road, Kopuku 2471, New Zealand (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.16	Loan and Security Agreement, dated as of June 10, 2021, by and among Rocket Lab USA, Inc., Rocket Lab Global Services, LLC, and Hercules Capital, Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by Vector Acquisition Corporation on June 25, 2021).

10.17‡	Management Redemption Agreement, dated as of June 17, 2021 by and between Rocket Lab USA, Inc., Peter Beck, Adam Spice, and Shaun O’Donnell (incorporated by reference to Annex L to the proxy statement/prospectus filed by Vector Acquisition Corporation on July 21, 2021).

10.18+	Membership Interest Purchase Agreement with ASI Aerospace LLC dated October 12, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 12, 2021).

10.19+	Agreement and Plan of Merger, by and among Rocket Lab USA, Inc., Platinum Merger Sub, Inc., Planetary Systems Corporation, and Michael Whalen as shareholder representative, dated November 15, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 15, 2021).

10.20‡	Rocket Lab USA, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 9, 2021).

10.21‡	Form of Restricted Stock Unit Award Agreement for Employees (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 9, 2021).

Exhibit No.	Description

10.22‡	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on November 9, 2021).

10.23‡	Form of Restricted Stock Award Agreement for Employees (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on November 9, 2021).

10.24‡	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on November 9, 2021).

10.25‡	Form of Non-Qualified Stock Option Agreement for Employees (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed on November 9, 2021).

10.26‡	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on November 9, 2021).

10.27‡	Rocket Lab USA, Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.27 of the Company’s Form 10-K filed on March 24, 2022).

10.28‡*	Employment Agreement, dated April 11, 2022, between Rocket Lab USA, Inc. and Arjun Kampani.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K filed on March 24, 2022).

23.1*	Consent of Deloitte Touche LLP.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1). (incorporated by reference to Exhibit 23.3 to the Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Rocket Lab USA, Inc. on October 1, 2021).

24	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-1 filed by Rocket Lab USA, Inc. on September 24, 2021).

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101).

*	Filed herewith
+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv).
‡	Management contract or compensatory plan or arrangement.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Rocket Lab USA, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 29th day of April, 2022.

ROCKET LAB USA, INC.
By:	/s/ Peter Beck
Name:	Peter Beck
Title:	President, Chief Executive Officer and
Chairman
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Peter Beck Peter Beck	President, Chief Executive Officer and Chairman ( Principal Executive Officer )	April 29, 2022

/s/ Adam Spice Adam Spice	Chief Financial Officer ( Principal Financial Officer and Accounting Officer )	April 29, 2022

* David Cowan	Director	April 29, 2022

* Michael Griffin	Director	April 29, 2022

* Matthew Ocko	Director	April 29, 2022

* Jon Olson	Director	April 29, 2022

* Merline Saintil	Director	April 29, 2022

* Alex Slusky	Director	April 29, 2022

* Sven Strohband	Director	April 29, 2022

*By: /s/ Peter Beck Peter Beck As Attorney-in-Fact